                                                                    EXHIBIT 10.3

                               4/97 SENIOR SECURED
                                CREDIT AGREEMENT


                           dated as of April 14, 1997
                                  by and among

                         AMERIQUEST MORTGAGE CORPORATION
                                 (to be renamed
                          LONG BEACH MORTGAGE COMPANY)

                                       and

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                            as Agent and as a Lender,

                                       and

                       the other Lender(s) parties hereto

                                LIST OF DOCUMENTS
                                       for
                         AMERIQUEST MORTGAGE CORPORATION
                                 (TO BE RENAMED
                          LONG BEACH MORTGAGE COMPANY)
                                 (THE "COMPANY")

                4/97 $200 MILLION SENIOR SECURED CREDIT FACILITY

              TEXAS COMMERCE BANK NATIONAL ASSOCIATION, AS A LENDER
             AND AS THE AGENT, AND THE OTHER LENDER(S) PARTY THERETO


                                 APRIL 14, 1997

         1.                4/97 Senior Secured Credit Agreement with
         EXHIBITS:
         Exhibit A-1       -        Senior Credit Notes form
         Exhibit A-2       -        Swing Line Note form
         Exhibit B         -        Requests for Borrowing forms with Submission List forms
         Exhibit C         -        Form of Subordination Agreement
         Exhibit D         -        List of the Company's Subsidiaries
         Exhibit E         -        Form of Officer's Certificate as to compliance or noncompliance with certain financial covenants
         Exhibit F         -        Form of Assignment and Assumption Agreement
         Exhibit G         -        Form of Interest Rate Selection Confirmation
         Exhibit H         -        Opinions to be included in required opinion of the Company's legal counsel

         and SCHEDULES:
         Schedule LC                -       the Lenders' Committed Sums and Subline Funding Limits
         Schedule UG-SSF            -       Company Underwriting Guidelines for Subprime Single-
                                            family Mortgage Loans
         Schedule QI                -       List of Qualified Investors
         Schedule FS                -       the Lenders' Funding Share fractions
         Schedule 7.1(b)            -       List of debts to be excluded from the subordination required by SECTION 7.1(B)
         Schedule 8.4               -       Summary of material adverse changes and material
                                            unrealized losses since the Statement Date
         Schedule 8.15                      -        the Company's Plans
         Schedule 10.1                      -        List of Contingent Liabilities

         Schedule 10.4(g)(6)        -       List of permitted existing unsecured Debt

         2.                4/97 Senior Credit Notes to:
                  (a)      Texas Commerce ($45 million)
                  (b)      Guaranty Federal Bank, F.S.B. ($40 million)
                  (c)      Bank United ($35 million)
                  (d)      The First National Bank of Boston ($30 million)
                  (e)      Comerica Bank - California ($25 million)
                  (f)      The Bank of New York ($25 million)

         3.       Swing Line Note to TCB ($45,000,000)

         4.       Guaranty of Long Beach Financial Corporation

         5.       4/97 Custody Agreement between the Company and Texas Commerce

         6.       Financing Statements filed in California

         7.       Credit Agreement Section 4.1(a)(xv) Officer's Certificate

         8.       Company's initial Compliance Certificate

         9.       Company's Secretary's Certificate with authorizing resolutions, incumbency certificate, and by-laws

         10.      Long Beach Financial's (Guarantor's) Secretary's Certificate with authorizing resolutions, incumbency certificate and by-laws.

         11.      Delaware Certificate of Existence and Good Standing with Certificate of
Incorporation -- Company

         12.      Delaware Certificate of Existence and Good Standing with Certificate of
Incorporation -- Long Beach Financial (Guarantor)

         13.      Certificates of Good Standing
                  (a)      Company
                           (i)      California
                           (ii)     Other states in which Company does business

                  (b)      Guarantor
                           (i)      California
                           (ii)     Other states in which Guarantor does business

         14. UCC search report, Long Beach Mortgage Company, debtor, filings in the California Secretary of State's office

         15. UCC search report, Long Beach Mortgage Financial, debtor, filings in the California Secretary of State's office

         16.      Errors and Omissions Insurance Policy

                                TABLE OF CONTENTS

Preamble .................................................................................................  1

Recitals .................................................................................................  1

Agreements................................................................................................  2

1.  DEFINITIONS...........................................................................................  2
           1.1      Defined Terms.........................................................................  2
           1.2      Definitions of General Application....................................................  2
           1.3      Definitions for Interest Calculations................................................. 33
           1.4      Other Definitional Provisions......................................................... 39

2.  THE LENDERS' COMMITMENTS.............................................................................. 40
           2.1      The Lenders' Commitments to Lend...................................................... 40
           2.2      Expiration or Termination of the Commitments.......................................... 40
           2.3      Advances Outstanding May Not Exceed Limits............................................ 40
           2.4      Advances May Be Used Only for Specific Purposes....................................... 41
           2.5      Swing Line Commitment................................................................. 41
           2.6      Swing Line Borrowings................................................................. 41

3.  GENERAL BORROWING PROCEDURES.......................................................................... 42
           3.1      Requests for Borrowings............................................................... 42
           3.2      Initial Funding of Advances under the Swing Line; Refinancing of Swing
           Line Advances.................................................................................. 42
           3.3      Requests for Borrowing Due by 4 PM.................................................... 43
           3.4      Submission List(s) and New Collateral Papers (If Any) Due by 12:30 PM
           or 4 PM on the Day of a Requested Borrowing.................................................... 44
           3.5      If a Request for Borrowing or New Collateral Papers are Received Late;
           Waiver of Claim for Any Late Funding........................................................... 45

4.  THE SENIOR CREDIT LINE NOTES.......................................................................... 45

5.  INTEREST, PRINCIPAL AND FEES PAYMENTS................................................................. 45
           5.1      Interest.............................................................................. 45
           5.2      Interest Rates........................................................................ 46
           5.3      Rate of Return Maintenance Covenant................................................... 49
           5.4      Chief Credit Officer's Certificate Conclusive......................................... 50
           5.5      Principal............................................................................. 50
           5.6      Commitment Fee........................................................................ 52

           5.7      Agent's Fee........................................................................... 52
           5.8      Prepayments........................................................................... 52
           5.9      Payments.............................................................................. 52
           5.10     Pro Rata Distribution of Payments..................................................... 53
           5.11     Chapter 15 Inapplicable............................................................... 54

6.  COLLATERAL............................................................................................ 54
           6.1      Grant of Security Interest............................................................ 54
           6.2      Further Assurances Concerning Collateral.............................................. 58
           6.3      Delivery of Additional Collateral or Mandatory Prepayment............................. 58
           6.4      Mortgaging of Real Property Collateral................................................ 59
           6.5      Collection and Servicing Rights....................................................... 60
           6.7      Right of Redemption From Pledge....................................................... 62
           6.8      Return of Collateral at End of Commitment............................................. 63

7.  CONDITIONS PRECEDENT.................................................................................. 63
           7.1      Initial Advance....................................................................... 63
           7.2      Each Advance.......................................................................... 65

8.  REPRESENTATIONS....................................................................................... 66
           8.1      Organization; Good Standing; Subsidiaries............................................. 66
           8.2      Authorization and Enforceability...................................................... 67
           8.3      Approvals............................................................................. 67
           8.4      Financial Condition................................................................... 67
           8.5      Litigation............................................................................ 68
           8.6      Licensing............................................................................. 68
           8.7      Compliance with Laws.................................................................. 68
           8.8      Regulation U.......................................................................... 68
           8.9      Investment Company Act................................................................ 68
           8.10     Public Utility Holding Company Act.................................................... 68
           8.11     Payment of Taxes...................................................................... 69
           8.12     Agreements............................................................................ 69
           8.13     Title to Properties................................................................... 69
           8.14     The Company's Address................................................................. 70
           8.15     ERISA................................................................................. 70
           8.16     Special Representations Concerning Collateral......................................... 70
           8.17     Survival.............................................................................. 74

9.  AFFIRMATIVE COVENANTS................................................................................. 74
           9.1      Pay Senior Credit Notes............................................................... 74
           9.2      Financial Statements.................................................................. 74
           9.3      Financial Statements Will be Accurate................................................. 76

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
           9.4      Other Reports......................................................................... 76
           9.5      Maintain Existence and Statuses; Conduct of Business.................................. 77
           9.6      Hedge Investments in Mortgage Loans................................................... 78
           9.7      Compliance with Applicable Laws....................................................... 78
           9.8      Inspection of Properties and Books; Protection of Proprietary Information............. 78
           9.9      Notice of Suits, Etc. and Notice and Approval of Proposed Servicing Transfers......... 78
           9.10     Payment of Taxes, etc................................................................. 79
           9.11     Insurance............................................................................. 79
           9.12     Subordination of Certain Indebtedness................................................. 80
           9.13     Payment and Performance of Other Loan Obligations..................................... 80
           9.14     Maintain Priority and Perfection of Lender's Lien..................................... 80
           9.15     Use of Proceeds of Advances........................................................... 80
           9.16     Promptly Correct Escrow Imbalances.................................................... 80
           9.17     Special Affirmative Covenants Concerning Collateral................................... 80

10.  NEGATIVE COVENANTS................................................................................... 83
           10.1     Contingent Liabilities................................................................ 83
           10.2     Merger; Sale of Assets; Acquisitions.................................................. 83
           10.3     Deferral of Subordinated Debt......................................................... 83
           10.4     Limitations on Debt................................................................... 83
           10.5     The Company's Debt to Tangible Net Worth Ratio........................................ 85
           10.6     The Company's Minimum Tangible Net Worth.............................................. 85
           10.7     Advances to Affiliates................................................................ 85
           10.8     Serviced Loans Portfolio Delinquencies Level.......................................... 85
           10.9     Special Negative Covenants Concerning Collateral and Underwriting Guidelines.......... 85

11.  DEFAULTS AND REMEDIES................................................................................ 86
           11.1     Events of Default..................................................................... 86
           11.2     Release of Guaranty................................................................... 90
           11.3     Cure or Waiver........................................................................ 90
           11.4     Remedies.............................................................................. 90
           11.5     Application of Proceeds............................................................... 93
           11.6     Agent Appointed Attorney-in-Fact...................................................... 94
           11.7     Right of Setoff....................................................................... 94

12.  REIMBURSEMENT OF EXPENSES; INDEMNITY................................................................. 94

13.  RELATIONSHIPS AMONG THE AGENT AND THE LENDERS........................................................ 96
           13.1     Agent's Duties........................................................................ 96

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
          13.2     Actions Requiring All Lenders' Consent...............................................  96
          13.3     Actions Requiring Majority Lenders' Consent..........................................  97
          13.4     Agent's Discretionary Actions........................................................  98
          13.5     Lenders' Cooperation.................................................................  99
          13.6     Lenders' Sharing Arrangement.........................................................  99
          13.7     Lenders' Acknowledgment..............................................................  99
          13.8     Agent's Representations to Lenders................................................... 100
          13.9     Agent's Duty of Care, Express Negligence Waiver and Release.......................... 100
          13.10    Calculations of Shares of Principal and Other Sums................................... 101
          13.11    Qualifications of the Agent.......................................................... 101
          13.12    Resignation of the Agent............................................................. 101
          13.13    Removal of the Agent................................................................. 101
          13.14    Effective Date of Resignation or Removal............................................. 102
          13.15    Successor Agent...................................................................... 102
          13.16    Merger of the Agent.................................................................. 102
          13.17    Participation; Assignment............................................................ 102
          13.18    The Agent and the Lenders are the only Beneficiaries of this Section................. 104

14.  NOTICES............................................................................................ 104

15.  MISCELLANEOUS...................................................................................... 107
          15.1     Terms Binding Upon Successors; Survival of Representations........................... 107
          15.2     Items to Be Satisfactory to the Agent or the Custodian............................... 107
          15.3     Usury Not Intended; Credit or Refund of Any Excess Payments.......................... 107
          15.4     No Waiver............................................................................ 108
          15.5     Counterpart Execution; Amendments.................................................... 109
          15.6     Governing Law, Jurisdiction and Venue................................................ 109
          15.7     General Purpose of Loan.............................................................. 109
          15.8     Waiver of Jury Trial................................................................. 109
          15.9     Relationship of the Parties.......................................................... 110
          15.10    Notice Pursuant to Tex. Bus. & Comm. Code Section 26.02.............................. 110

                             INDEX OF DEFINED TERMS

"4/97  Credit Agreement" .................................................     1
"ABR Floating Rate" ......................................................    33
"Acceleration Date" ......................................................    21
"Adjusted LIBOR Fixed Rate" ..............................................    33
"Adjusted LIBOR Floating Rate" ...........................................    33
"Advance" ................................................................     2
"Affiliate" ..............................................................     2
"Agent's Fee" ............................................................ 3, 52
"Agent" ..................................................................     3
"Aggregate Committed Sum" ................................................     3
"Agreement" ..............................................................     3
"Alternate Base Rate" ....................................................    34
"Applicable ABR Margin" ..................................................    34
"Applicable LIBOR/BAR Margin" ............................................    35
"Balance Adjusted Rate" ..................................................    35
"BAR Floating Rate Tranche" ..............................................    36
"Basic Papers" ...........................................................     3
"Book Collateral Value" ..................................................     6
"Borrowing Base" .........................................................     3
"Borrowing" ..............................................................     3
"Bridged Loan" ...........................................................     3
"Business Day" ...........................................................     5
"Ceiling Rate" ...........................................................    36
"Central Elements" .......................................................     5
"Change of Control" ......................................................     5
"Chapter One" ............................................................    36
"Collateral Value" .......................................................     6
"Collateral" .............................................................     5
"Commitment Fee" ......................................................... 8, 52
"Commitments Cancellation Date" ..........................................    31
"Commitment" .............................................................     8
"Committed Sum" ..........................................................     8
"Company Underwriting Guidelines" ........................................     8
"Company" ................................................................     8
"Credit Line" ............................................................     8
"Custodian's Fees" .......................................................     9
"Custodian" ..............................................................     9
"Custodian's Certification" ..............................................     5
"Custody Agreement" ......................................................     9
"Customer" ...............................................................     9

"Debt Collateral" .......................................................     10
"Debtor Laws" ...........................................................     10
"Debt" ..................................................................      9
"Default" ...............................................................     10
"Disqualifying Event" ...................................................     10
"Effective Date" ........................................................     13
"Eligible Assignee" .....................................................    103
"Eligible Collateral" ...................................................     13
"Eligible P&I Advances Collateral" ......................................     14
"Eligible Receivables Collateral" .......................................     16
"Eligible Servicing Advances Collateral" ................................     15
"Eligible Subprime Single-family Collateral" ............................     13
"Enforcement Advance" ...................................................     16
"Enforcement Receivable" ................................................     16
"ERISA" .................................................................     17
"Eurodollar Reserve Requirements" .......................................     36
"Event of Default" ......................................................     17
"Facilities Papers" .....................................................     17
"Facilities" ............................................................     17
"Facility" ..............................................................     17
"Federal Funds Effective Rate" ..........................................     36
"FHA" ...................................................................     17
"FHLMC" .................................................................     17
"FICA" ..................................................................     17
"File" ..................................................................     17
"Financial Statements" ..................................................     68
"Fixed Rate Interest Period" ............................................     37
"Fixed Rate Tranche" ....................................................     37
"Fixed Rate" ............................................................     36
"Floating Rate Tranche" .................................................     37
"Floating Rate" .........................................................     37
"FNMA" ..................................................................     17
"Follow-Up Notice of Custodian's Receipt" ...............................     17
"Free Adjusted Balances" ................................................     37
"Funding Share ..........................................................     17
"GAAP Net Worth" ........................................................     30
"GAAP Net Worth" ........................................................     18
"GAAP" ..................................................................     18
"GNMA" ..................................................................     18
"Governmental Authority" ................................................     18
"Guarantor" .............................................................     18
"Guaranty" ..............................................................     18

"Hazard Insurance Policy" ...............................................     19
"Holdback Mortgage Loan" ................................................     18
"HUD" ...................................................................     19
"In Default" ............................................................     19
"Indemnified Liabilities" ...............................................     95
"Indemnified Parties" ...................................................     95
"Insurance Proceeds .....................................................     19
"Interest Rate Option" ..................................................     38
"Interest Rate Selection Confirmation" ..................................     46
"Internal Revenue Code" .................................................     19
"Law" ...................................................................     19
"Legal Requirement" .....................................................     19
"Lender" ................................................................     19
"LIBOR Business Day" ....................................................     38
"LIBOR" .................................................................     38
"Lien" ..................................................................     20
"Line Limit" ............................................................     20
"Line" ..................................................................     20
"Loan Modification" .....................................................     20
"Loan Papers" ...........................................................     20
"Loan" ..................................................................     20
"Long Beach Financial" ..................................................     20
"Majority Lenders" ......................................................     20
"Margin Stock" ..........................................................     20
"Market Value" ..........................................................     21
"Maturity Date ..........................................................     21
"MBS" ...................................................................     21
"Mortgage Assignment" ...................................................     21
"Mortgage Loan" .........................................................     21
"Mortgage Note" .........................................................     21
"Mortgage" ..............................................................     21
"Mortgagor Bankruptcy Loss" .............................................     21
"Multiemployer Plan" ....................................................     21
"Note Payment Account" ..................................................     21
"Notice of Custodian's Receipt" .........................................     22
"Notices" ...............................................................    104
"Notice" ................................................................     22
"Obligations" ...........................................................     22
"Officer's Certificate" .................................................     22
"Operating Subsidiaries" ................................................     22
"P&I Advances Borrowing Base" ...........................................      3
"P&I Advances Collateral Value" .........................................      7

"P&I Advances Sublimit" ..................................................    28
"P&I Advances Subline" ...................................................    28
"P&I Advance" ............................................................    23
"P&I Receivable" .........................................................    14
"P&ISubline Advances" ....................................................    28
"Past Due Rate" ..........................................................    38
"Person" .................................................................    23
"Plan" ...................................................................    23
"Pledged Loans Curtailment Report" .......................................    24
"Pledged Loan" ...........................................................    23
"Pledged to the Agent" ...................................................    24
"Prime Rate" .............................................................    38
"Principal Balance" ......................................................    24
"Pro Rata" ...............................................................    24
"Property" ...............................................................    25
"PUHC Act" ...............................................................    25
"Purchase Commitment" ....................................................    25
"Qualified Investor" .....................................................    25
"Receivables Collateral Value" ...........................................     7
"Receivables Collateral" .................................................     6
"Receivables Sublimit" ...................................................    28
"Receivables Subline" ....................................................    28
"Recoveries Advances" ....................................................    28
"Recoveries Borrowing Base" ..............................................     3
"Redemption Amount" ......................................................    25
"Regulation Q" ...........................................................    25
"Regulation U" ...........................................................    25
"Regulation X" ...........................................................    25
"Reimbursement Rights" ...................................................    56
"Relevant 1994 UCC Amendments" ...........................................    62
"Repurchased Defaulted Mortgage" .........................................    26
"Request for Borrowing" ..................................................    26
"Reuters Screen LIBO Page" ...............................................    38
"Security Instruments" ...................................................    26
"SEC" ....................................................................    26
"Senior Credit Notes" ....................................................    26
"Serviced Loans" .........................................................    26
"Servicer" ...............................................................    26
"Servicing Advances Borrowing Base" ......................................     3
"Servicing Advances Collateral Value" ....................................     7
"Servicing Advances Sublimit" ............................................    28
"Servicing Advances Subline" .............................................    28

"Servicing Advance" ......................................................    26
"Servicing Agreement" ....................................................    26
"Servicing Claim" ........................................................    27
"Servicing Subline Advances" .............................................    28
"Single-family" ..........................................................    27
"Stated Rate" ............................................................    39
"Statement Date" .........................................................    27
"Structured Securities" ..................................................    27
"Sublimit" ...............................................................    27
"Subline Funding Limit" ..................................................    27
"Sublines" ...............................................................    27
"Submission List" ........................................................    28
"Subordinated Debt" ......................................................    28
"Subordination Agreement" ................................................    29
"Subprime Single-family Collateral Value" ................................     6
"Subprime Single-family Collateral" ......................................     6
"Subprime Single-family Sublimit" ........................................    27
"Subprime Single-family Warehouse Advances" ..............................    27
"Subprime Single-family Warehouse Borrowing Base" ........................     3
"Subprime Single-family Warehouse Subline" ...............................    27
"Subprime" ...............................................................    29
"Subsidiary" .............................................................    29
"Supplemental Papers" ....................................................    29
"Swing Line Advances" ....................................................    29
"Swing Line Borrowing Due Date" ..........................................    30
"Swing Line Limit" .......................................................    30
"Swing Line Note" ........................................................    42
"Swing Line" .............................................................    29
"T&I Advance" ............................................................    30
"T&I Receivable" .........................................................    15
"Tangible Net Worth" .....................................................    30
"Taxes" ..................................................................    31
"Termination Date" .......................................................    31
"Texas Commerce Balances" ................................................    39
"Texas Commerce" .........................................................     1
"Texas Credit Code" ......................................................    36
"Townhouse or Condo Mortgage Loan" .......................................    31
"UCC" ....................................................................    31
"Uncovered Loan" .........................................................    31
"Uncovered Mortgage Loans Sublimit" ......................................    32
"Uncovered Warehousing Subline" ..........................................    27
"Uncovered Warehousing" ..................................................    32

"Underwriter's Excuse Proviso" ...........................................    88
"VA" .....................................................................    32
"Wet Warehousing Sublimit" ...............................................    32
"Wet Warehousing" ........................................................    32
"Whole Loans" ............................................................    32

                      4/97 SENIOR SECURED CREDIT AGREEMENT


                                    PREAMBLE

         This 4/97 Senior Secured Credit Agreement (the "4/97 CREDIT AGREEMENT" and as it may be supplemented, amended or restated, the "CURRENT CREDIT AGREEMENT" or, within itself, this "AGREEMENT"), whose effective date (the "EFFECTIVE DATE") is April 14, 1997, among AMERIQUEST MORTGAGE CORPORATION (the "COMPANY"), a Delaware corporation that will be renamed "Long Beach Mortgage Company" with its principal office at 1100 Town & Country Road, Suite 900, Orange, California 92668, TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TEXAS COMMERCE"), a national banking association acting herein as a Lender and agent for the Lenders and Eligible Assignees (in that capacity, Texas Commerce is called the "AGENT"), and such other Lenders as may from time to time be party to this Agreement;

                              W I T N E S S E T H :

                                    Recitals

         The Company has asked the Lenders and the Agent to establish a $200 million senior, secured, revolving line of credit with revolving sublines for
(i) warehousing the Company's subprime, 1- to 4-family residential, first mortgage loans, (ii) financing principal and interest advances receivables made in respect of the Company's servicing portfolio, (iii) financing the Company's fundings of recoverable advances made to preserve, restore and protect property securing Company-serviced first and junior mortgage loans that are in default, in foreclosure or have been foreclosed by the Company, enforce remedies in respect of them, manage and liquidate property acquired through their foreclosure or similar proceedings and maintain property insurance and keep taxes current on such property and (iv) financing the Company's acquisition and collection of, or other realizations on, defaulted serviced mortgage loans, and the Lenders and the Agent have agreed to do so on the terms and subject to the conditions of this Agreement.

         In addition, Texas Commerce has agreed to provide a separate revolving swing line of credit to initially and temporarily finance the Company's borrowings pending their funding by all of the Lenders pursuant to this Agreement.

         The Lenders' and Agent's agreement to establish and continue the credit line and its sublines, and Texas Commerce's agreement to establish and continue the swing line, are each made upon and subject to the terms and conditions of this Agreement. If there is any conflict or inconsistency between any of the terms or provisions of this Agreement and any of the other Facilities Papers, this Agreement shall govern and control. If there is any conflict between any provision of this Agreement and any later supplement, amendment, restatement or replacement of it, then the latter shall govern and control.

                                   AGREEMENTS

         In consideration of the premises, the mutual agreements stated below and other good and valuable consideration paid by each party to each other party to this Agreement, the receipt and sufficiency of which each hereby acknowledges, the parties hereby agree as follows.

                                 1. DEFINITIONS

         1.1 Defined Terms. Except where otherwise specifically stated, capitalized terms used in this Agreement and the other Facilities Papers have the meanings assigned to them below or elsewhere in this Agreement.

         1.2 Definitions of General Application. The terms defined in this Section are generally applicable. For convenience of reference, defined terms relating only to the calculation and payment of interest are defined in SECTION 1.3.

         "4/97 CREDIT AGREEMENT" is defined in this Agreement's preamble.

         "ACCELERATION DATE" is defined in the definition of "MATURITY DATE".

         "ADVANCE" means a disbursement by the Lenders under the Loan -- including initial disbursements, readvances of funds previously advanced to the Company and repaid to the Lenders and protective advances made without any requirement for any Request for Borrowing -- and is a correlative of "BORROWING": a Borrowing from the Lenders' and the Agent's point of view. Where the name of a Subline prefaces "ADVANCE", then it means an Advance under that Subline. Where the term "Swing Line" prefaces "ADVANCE", then it means an Advance by Texas Commerce under the Swing Line.

         "AFFILIATE" means and includes, with respect to a specified Person, any other Person:

         (a) that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the specified Person (in this definition only, the term "CONTROL" means having the power to set or direct management policies, directly or indirectly);

         (b) that is a director, trustee, partner, member or officer of the specified Person or serves in a similar capacity in respect of the specified Person;

         (c) of which the specified Person is a director, trustee, partner, member or officer or with respect to which the specified Person serves in a similar capacity and over whom the specified Person, either alone or together with one or more other Persons similarly situated, has

Control;

         (d) that, directly or indirectly through one or more intermediaries, is the beneficial owner of ten percent (10%) or more of any class of equity securities -- which does not include any Structured Securities -- of the specified Person; or

         (e) of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities of the specified Person.

         "AGENT" is defined in this Agreement's preamble.

         "AGENT'S FEE" is defined in SECTION 5.7.

         "AGGREGATE COMMITTED SUM" means, on any day, the lesser of (a) Two Hundred Million Dollars ($200,000,000) and (b) the aggregate of the Lenders' individual Committed Sums for that day as stated in the definition of "Committed Sum" below.

         "AGREEMENT" is defined in this Agreement's preamble.

         "BASIC PAPERS" means all of the Loan Papers that must be delivered to the Custodian -- in the case of Bridged Loans, on or before the fifth (5th) Business Day after the related Advance -- in order for any particular item of Debt Collateral to be Eligible Collateral and have Collateral Value. The Custody Agreement lists the Basic Papers for each such category of Collateral, and reference is here made to the Custody Agreement for those listings.

         "BOOK COLLATERAL VALUE" is defined in the definition of "Collateral Value", under its bulleted subhead "Subprime Single-family Collateral Value".

         "BORROWING" is a correlative of "Advance": an Advance from the Company's point of view. Where the name of a Subline prefaces "Borrowing", then it means a Borrowing under that Subline. Where the term "Swing Line" prefaces Borrowing, then it means a Borrowing from Texas Commerce under the Swing Line.

         "BORROWING BASE" means, the "SUBPRIME SINGLE-FAMILY WAREHOUSE BORROWING BASE" for the Subprime Single-family Warehouse Subline, the "P&I ADVANCES BORROWING BASE" for the P&I Advances Subline, the "SERVICING ADVANCES BORROWING BASE" for the Servicing Advances Subline and the "RECOVERIES BORROWING BASE" for the Recoveries Subline and those terms mean, respectively and on any day, the respective sums of the Collateral Values of all Eligible Subprime Single-family Collateral, Eligible P&I Advances Collateral, Eligible Servicing Advances Collateral and Eligible Recoveries Collateral then Pledged to the Agent.

         "BRIDGED LOAN" means a Pledged Loan acquired and owned by the Company:

         (a) that would qualify without exception as Eligible Subprime Single-family Collateral except that some or all of its Basic Papers have not been fully executed, organized or delivered to the Custodian so as to satisfy all requirements to permit the Company to borrow against it pursuant to this Agreement without restriction;

         (b) that the Company reasonably expects to fully qualify as Eligible Collateral when the original Basic Papers have been executed and delivered;

         (c) as to which the Company actually and reasonably expects that such full qualification can and will be achieved on or before five (5) Business Days after an Advance against such item of Collateral is requested and made under this Agreement (and the Company hereby agrees to take such steps as are reasonably necessary to ensure it achieves full qualification as Eligible Collateral); and

         (d) for which the Company has delivered to the Agent a copy of a dated summary schedule (by telecopy on or before the date of the related Advance) duly executed by an authorized Company officer and in form acceptable to the Agent,
(1) listing the Bridged Loans being Pledged to the Agent (i) by Company loan number and showing for each (ii) the Customer name, (iii) the loan date (or, if it has not yet closed, its scheduled closing date), (iv) the loan amount, (v) the loan interest rate and (vi)whether or not it has been closed, (2) certifying that, for each such Bridged Loan, the Basic Papers have been executed and delivered by all appropriate Persons and such Bridged Loan has been originated, closed, funded and (if applicable) sold and assigned to the Company -- or, in the case of each Bridged Loan listed as not yet having been closed, that it will have been originated, closed, funded and (if applicable) acquired by the Company before or when the proceeds of the Wet Warehousing Advance requested to fund such Bridged Loan are disbursed from the closing escrow -- and (3) certifying that the complete file as to such item of Collateral, including the Basic Papers, is in the possession of its closer, the Company or the Company's Servicer for such Pledged Loan, or that such file has been shipped to the Custodian (submission to the Agent of each summary schedule shall be deemed to constitute a certification by the officer executing it as stated in CLAUSES (2) and (3) above, whether or not such certifications are actually recited in such summary schedule).

Each Bridged Loan that satisfies the foregoing requirements shall be an Eligible Mortgage Loan subject to the condition subsequent of physical delivery of its Mortgage Note, Mortgage and all other Mortgage Loan Documents to the Custodian within five (5) Business Days after funding of the related Borrowing. Each Bridged Loan against which the Company requests an Advance shall be irrevocably deemed Pledged to the Agent and shall automatically become pledged Collateral effective on the date of the related Request for Borrowing, and the Company shall take all steps necessary or appropriate to cause the pledge to the Agent and the delivery of such Bridged Loan and its Basic Papers to the Custodian to be completed, perfected and continued in all respects, including causing the original promissory note evidencing such pledged Collateral to be physically delivered to the Agent or to its designated bailee (usually, the Custodian) within five (5) Business

Days after the funding of the Advance and, if requested by the Agent, to give written notice to any Person in possession of the Basic Papers for such Collateral of the Agent's security interest in it and its security. Upon delivery to the Custodian of the original Basic Papers relative to a Bridged Loan and the Custodian's issuance of its Custodian's Certification as to such Bridged Loan in accordance with SECTION 7.2(B), such Collateral shall no longer be subject to this Agreement's limitations applicable to Bridged Loans.

         "BUSINESS DAY" means any day excluding Saturday, Sunday, any day on which any Lender is required or permitted to be closed and any day that is a legal holiday under the laws of the State of Texas or the State of California and, with regard to Fixed Rate Borrowings, a day when there is interbank trading of U.S. dollar deposits in London between banks.

         "CENTRAL ELEMENTS" means and includes the value of any Collateral; the prospects for repayment of each portion of the Loan, both principal and interest, when due; the validity or enforceability of this Agreement, any Senior Credit Note or other Facilities Papers and, as to any Person referred to in any reference to the Central Elements, such Person's property, business operations, financial condition and ability to fulfill its obligations under this Agreement or any other Facilities Papers, each taken as a whole, and such Person's prospects of continuing in business as a going concern.

         "CUSTODIAN'S CERTIFICATION" means a certification by the Custodian in the form of the relevant exhibit to the Custody Agreement that the Custodian has received and holds all of the Basic Papers for a particular item or items of Collateral identified in the certification.

         "CHANGE OF CONTROL" in respect of the Company means and includes:

         - a sale of substantially all of the Company's assets to any Person or related group of Persons.

         - without the Agent's prior written consent, any merger or consolidation of the Company with or into another Person with the effect that Long Beach Financial holds less than one hundred percent (100%) of the total voting power entitled to vote in the election of directors, managers or trustees of the survivor of such merger or consolidation.

         - the occurrence of any other event after which Long Beach Financial no longer owns one hundred percent (100%) of the total voting power entitled to vote in the election of the Company's directors.

         - the Company's own liquidation or dissolution.

         "COLLATERAL" is any or all collateral (as the context requires) for the Obligations, consisting of:

         - the "SUBPRIME SINGLE-FAMILY COLLATERAL", which means pledged Subprime Single-family Mortgage Loans, their security, their related Loan Papers and the right to recover under the related Hazard Insurance Policies.

         - the "P&I ADVANCES COLLATERAL", which means pledged claims and receivables arising out of or produced by the Company's P&I Advances made pursuant to a right or obligation as Servicer of the related Mortgage Loans to make such P&I Advances, all related insurance or guaranties and their related papers.

         - the "SERVICING ADVANCES COLLATERAL", which means pledged claims and receivables arising out of or produced by the Company's Servicing Advances made pursuant to a right or obligation as Servicer of the related Mortgage Loans to make such Servicing Advances, all related insurance or guaranties and their related papers.

         - the "RECOVERIES COLLATERAL", which means Mortgage Loans other than Eligible Subprime Single-family Mortgage Loans and claims and receivables in respect of delinquent or foreclosed Mortgage Loans, that are owned by the Company and Pledged to the Agent.

         "COLLATERAL VALUE" means the value of Eligible Collateral for purposes of this Agreement. Collateral (i) that is not duly Pledged to the Agent, (ii) in which the Agent does not have a first and prior perfected Lien (except that in the case of Bridged Loans Pledged to the Agent for five (5) or less Business Days, the fact that the Agent does not have possession, directly or through the Custodian, of the Basic Papers therefor shall not affect such Bridged Loans' Collateral Value) or (iii) that is not Eligible Collateral because it does not satisfy in all material respects one or more of the conditions to eligibility stated for it in this Agreement, shall have zero Collateral Value, and Collateral that at one time satisfied all conditions for eligibility but for which a Disqualifying Event has occurred shall have zero Collateral Value from the date of that Disqualifying Event unless and until the Company has cured all applicable Disqualifying Events or the Agent has waived them in writing; provided that the reduction for any reason of the Collateral Value of any Collateral that is Pledged to the Agent shall not itself affect or impair the Agent's security interest in that Collateral. Collateral Values of the various types of eligible Collateral, duly Pledged to the Agent with the Agent having Lien priority and perfection as aforesaid and as to which no such uncured or unwaived Disqualifying Event has occurred shall be determined as follows:

         - The "SUBPRIME SINGLE-FAMILY COLLATERAL VALUE" on any day of any pledged Subprime Single-family Mortgage Loan (whether or not a Bridged Loan or an Uncovered Loan) shall be its "BOOK COLLATERAL VALUE", which is ninety-eight percent (98%) of the least of:

           (i) such Pledged Loan's Principal Balance on that day;

           (ii) for a Company-originated Pledged Loan, the loan amount at origination less discount points received by the Company, as stated on the Pledged Loan's HUD-1 Settlement Statement, or for a Company-purchased Pledged Loan, the net cash amount the Company paid for it (without regard, however, to any servicing release premium paid by the Company); or

           (iii) the purchase price that the investor will pay for such Pledged Loan as provided for in the Purchase Commitment covering it;

provided that if the Agent shall elect to mark it to market, such Pledged Loan's Subprime Single-family Collateral Value for that day shall be the lesser of (i) its Book Collateral Value or (ii) ninety-five percent (95%) of its Market Value on that day.

           - The "P&I ADVANCES COLLATERAL VALUE" on any day for any pledged Eligible P&I Advances Collateral shall be ninety-five percent (95%) of the amount of the Company's Servicing Claim for P&I Advances.

           - The "SERVICING ADVANCES COLLATERAL VALUE" on any day for any pledged Eligible Servicing Advances Collateral shall be the percentage stated below for the following categories of Eligible Servicing Advances Collateral:

           - eighty-five percent (85%) of the amount of the Company's Servicing Claim for T&I Advances.

           - eighty-five percent (85%) of the amount of the Company's Servicing Claim for P&I Advances that have not been (or that the Company believes will not be) collected on or before thirty-three (33) days after their respective funding dates.

           - the lesser of (i) eighty-five percent (85%) of the amount of the Company's Servicing Claim for Enforcement Advances or (ii) twenty percent (20%) of the current appraised value -- or written price opinion of value issued by a local real estate broker selected reasonably and in good faith by the Company -- of the real estate securing the Single-family Residential Mortgage Loans in respect of which such Enforcement Advances were made, except that the applicable limit under this CLAUSE (II) shall be sixty-five percent (65%) of such appraised value or broker's price opinion of value for Enforcement Advances made to buy out a senior Lien on Property covered by a Serviced Loan to protect that Serviced Loan from being potentially cut off and extinguished by foreclosure of the senior Lien purchased.

         - The "RECOVERIES COLLATERAL VALUE" on any day for a Single-family Residential Mortgage Loan owned by the Company and Pledged to the Agent that was either (1) originated or purchased by the Company but either (i) was not subsequently sold to an investor, or (ii) was sold to an investor but was subsequently repurchased by the Company due to underwriting errors, delinquencies or breach of representations or warranties made in connection with such sale or (2) purchased by the Company out of a pool of Serviced Loans, or from a Whole Loan investor for whose Mortgage Loans the Company is a Servicer, pursuant to the Company's (or an Affiliate's) obligation or election as Servicer to do so, shall be seventy-five percent (75%) of the lesser of:

         (i) such Pledged Loan's Principal Balance; or

         (ii) the net cash amount paid for such Pledged Loan by the Company (without regard, however, to any servicing release premium paid by the Company);

provided, that if the Agent shall elect to mark such Pledged Loan to market, whichever of the Market Value of the Pledged Loan itself or of the real estate securing it the Agent shall determine is the better measure of its Market Value. Each determination by the Agent of Collateral Value (and of each element of each such determination, including Market Value) may be computed using any reasonable averaging, interpolation and attribution method and, absent manifest error, shall be conclusive and binding. The Recoveries Collateral Value of any other Recoveries Collateral shall be seventy-five percent (75%) of its Market Value as determined by the Agent.

         "COMMITTED SUM" means, for any day, the maximum amount a Lender is committed on that day to lend to the Company (or for its account) on a revolving credit basis pursuant to this Agreement, on its terms and subject to its conditions. From the Effective Date of this Agreement until the Termination Date or such other date (if any) when all or any of them is changed by operation of the provisions of any agreement or Legal Requirement, the Committed Sums for the Lenders are as set forth on SCHEDULE LC, as it may be amended and restated from time to time.

         "COMMITMENT" means, for each Lender, its commitment under SECTION 2.1 to fund its Funding Share of Advances under the Credit Line and its Sublines, limited (i) in the aggregate, to such Lender's Committed Sum and (ii) for each Subline, to such Lender's Subline Funding Limit. Such term also includes Texas Commerce's Commitment under SECTION 2.5 to fund the Swing Line, limited to the Swing Line Limit, upon and subject to the terms of this Agreement.

         "COMMITMENT FEE" is defined in SECTION 5.6.

         "COMMITMENTS CANCELLATION DATE" is defined in the definition of "Termination Date".

         "COMPANY" is defined in this Agreement's preamble.

         "COMPANY UNDERWRITING GUIDELINES" means the Company's Loan underwriting guidelines for Subprime Single-family Mortgage Loans from time to time in effect as summarily described in the Company's "Non-Conforming Ratesheets", current examples of which are reproduced as SCHEDULE UG-SSF.

         "CREDIT LINE" means the revolving line of credit established by this Agreement and governed by it and the other Facilities Papers, and its Sublines. Borrowings under the Credit Line are available only as Borrowings under its Sublines.

         "CUSTODIAN" means Texas Commerce, as Custodian under the Custody Agreement, or any successor custodian under the Custody Agreement.

         "CUSTODIAN'S FEES" is defined in the Custody Agreement.

         "CUSTODY AGREEMENT" means the Custody Agreement dated as of April 14, 1997 between the Company and Texas Commerce, as Custodian, as it may hereafter be supplemented, amended or restated from time to time.

         "CUSTOMER" means and includes each maker of a Mortgage Note and each cosigner, guarantor, endorser, surety and assumptor thereof, whether or not such Person has personal liability for its payment in whole or in part.

         "DEBT" means, with respect to any Person, on any day, the sum of the following (without duplication):

         (a) all of that Person's debt or other obligations which, in accordance with GAAP, should be included in determining total liabilities as shown on the liabilities side of that Person's balance sheet for that day;

         (b) all of that Person's debt or other obligations for borrowed money or for the deferred purchase price of property or services, except that non-recourse Structured Securities Debt shall be excluded;

         (c) all of any other Person's debt or other obligations for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable -- contingently or otherwise -- to pay or advance money or property as guarantor, surety, endorser or otherwise (excluding the subject Person's contingent liability as endorser of negotiable instruments for collection in the ordinary course of business), or which such Person has agreed to purchase or otherwise acquire; and

         (d) all debt for borrowed money or for the deferred purchase price of property or services secured by a Lien on any property owned or being purchased by that Person (even though that Person has not assumed or otherwise become liable for the payment of such debt) to the extent that such debt would not be otherwise counted as a liability for purposes of determining that Person's net worth and to the extent that such debt is less than or equal to the net book value of such property;

provided that, for purposes of this Agreement, there shall be excluded from the calculation of Debt for that day, such Person's obligations to pay to another Person any sums collected and held by the subject Person (as loan servicer, escrow agent or collection agent or in a similar capacity) for the account of such other Person.

         "DEBT COLLATERAL" means Subprime Single-family Collateral.

         "DEBTOR LAWS" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization and similar laws from time to time in effect that affect the rights of creditors generally.

         "DEFAULT" means the occurrence of any event or existence of any condition that, but for the giving of notice, the lapse of time or both, would constitute an Event of Default.

         "DISQUALIFYING EVENT" means any of the following events, after the occurrence of which (i) for so long as the material effects of such event shall continue and shall not have been waived or declared cured in writing by the Agent and (ii) except to the extent otherwise specified in this definition, the Collateral Value of the affected Collateral shall be zero for Borrowing Base purposes:

                                (any Collateral)

         - any event occurs, or is discovered to have occurred, after which the affected Collateral fails to satisfy every element of whichever of the following definitions is most applicable to such Collateral: Eligible Subprime Single-family Collateral, Eligible P&I Advances Collateral, Eligible Servicing Advances Collateral or Eligible Recoveries Collateral.

         - in respect of any item of Collateral, for any reason whatsoever any of the Company's special representations concerning Collateral set forth in
SECTION 8.16 applicable to that type of Collateral shall become untrue, or shall be discovered to be untrue, in any respect that is material to the value or collectibility of that item of Collateral, considered either by itself or together with other items of Collateral.

                 (Pledged Subprime Single-family Mortgage Loans)

         - Any Pledged Loan shipped to an investor shall not be paid for or returned to the Custodian or the Agent (whichever shipped it) on or before forty-five (45) days after it is shipped.

         - five (5) Business Days shall have elapsed after an Advance shall have been funded against the Collateral Value of a Bridged Loan without all of the Bridged Loan's Basic Papers having been received by the Custodian.

         - The Company shall have failed to both (i) obtain and (ii) confirm in writing to the Agent that it has obtained, replacement Purchase Commitment coverage for any Uncovered Loan on or before thirty (30) days after the later of the day it was first Pledged to the Agent or the day its original Purchase Commitment coverage terminated.

         - any Basic Paper for any Pledged Loan returned to the Company or its designee for correction, collection or other action shall not be returned to the Agent or the Custodian (whichever shipped it) on or before ten (10) days after it is so returned.

         - on any day that is not one of the first or last five (5) Business Days of a calendar month, the sum of the Collateral Values of all pledged Subprime Single-family Loans that are Bridged Loans shall exceed an amount equal to twenty percent (20%) of the Subprime Single-family Sublimit on that day -- in which event the aggregate Collateral Value for that day of all Subprime Single-family Mortgage Loans that are Bridged Loans shall be the amount that is equal to twenty percent (20%) of such Sublimit.

         - on any day that is one of the first or last five (5) Business Days of a calendar month, the sum of the Collateral Values of all pledged Subprime Single-family Loans that are Bridged Loans shall exceed an amount equal to thirty-five percent (35%) of the Subprime Single-family Sublimit on that day -- in which event the aggregate Collateral Value for that day of all Subprime Single-family Mortgage Loans that are Bridged Loans shall be the amount that is equal to thirty-five percent (35%) of such Sublimit.

         - on any day, the sum of the Collateral Values of all pledged Subprime Single-family Loans that are Uncovered Loans shall exceed an amount equal to thirty percent (30%) of the Subprime Single-family Sublimit on that day -- in which event the aggregate Collateral Value for that day of all Subprime Single-family Mortgage Loans that are Uncovered Loans shall be the amount that is equal to thirty percent (30%) of such Sublimit.

         - any Subprime Single-family Mortgage Loan shall be In Default.

         - on any day, the sum of the Collateral Values of all Subprime Single-family Loans that have been Pledged to the Agent for more than one hundred twenty (120) days but less than one hundred eighty-one (181) days shall exceed an amount equal to five percent (5%) of the Subprime Single-family Sublimit on that day -- in which event the aggregate Collateral Value for that day of all Subprime Single-family Mortgage Loans Pledged to the Agent between 120 and 181 days shall be the amount that is equal to five percent (5%) of such Sublimit.

         - any Subprime Single-family Mortgage Loan shall have been Pledged to the Agent for more than one hundred eighty (180) days.

                            (P&I Advances Collateral)

         - the Company's claim under any P&I Receivable is rejected, repudiated, stayed, held back or disputed by the trustee or holder of a related Structured Security or serviced Whole Loan (or anyone claiming by, through or under any of them) or attached, garnisheed or sequestered by any court of competent jurisdiction, or the Company learns of any grounds for any such rejection, repudiation, stay, holdback, dispute, attachment, garnishment or sequestration; provided, that if such a claim is actually so rejected in part but is also confirmed in part, then the P&I Advances Collateral Value of that P&I Receivable shall thenceforth be ninety-five percent (95%) of the portion of the claim so confirmed (instead of zero).

         - the Company shall default in the performance of any of its obligations under the Servicing Agreement related to any P&I Advances Collateral if such default continues beyond any period of grace provided under the Servicing Agreement, if the effect of such default is to cause -- or to permit the Person for whom the Company performs servicing under such Servicing Agreement (or a trustee or custodian on behalf of such Person) to cause -- the Company's right to collect all or any material part of its P&I Advances Collateral under such Servicing Agreement to be materially diminished, delayed or impaired;

                         (Servicing Advances Collateral)

         - the Company's claim under any T&I Receivable, any P&I Receivable that is Servicing Advances Collateral or any Enforcement Receivable is rejected, repudiated, stayed, held back or disputed by the trustee or holder of a related Structured Security or serviced Whole Loan (or anyone claiming by, through or under any of them) or attached, garnisheed or sequestered by any court of competent jurisdiction, or the Company learns of any grounds for any such rejection, repudiation, stay, holdback, dispute, attachment, garnishment or sequestration; provided that if such a claim is actually so rejected in part but is also confirmed in part, then the Servicing Advances Collateral Value of that T&I Receivable, P&I Receivable or Enforcement Receivable shall thenceforth be eighty-five percent (85%) of the portion of the claim so confirmed (instead of zero).

         - the Company shall default in the performance of any of its obligations under the Servicing Agreement related to any T&I Receivable, P&I Receivable that is Servicing Advances Collateral or Enforcement Receivable if such default continues beyond any period of grace provided under the Servicing Agreement, if the effect of such default is to cause -- or to permit the Person for whom the Company performs servicing under such Servicing Agreement (or a trustee or custodian on behalf of such Person) to cause -- the Company's right to collect all or any material part of its Enforcement Receivables, P&I Receivables or T&I Receivables under such Servicing Agreement to be materially diminished, delayed or impaired;

         - on any day, the sum of the Collateral Values of all pledged T&I Receivables that have been Pledged to the Agent for more than one hundred eighty
(180) days shall exceed an amount equal to fifty percent (50%) of the Servicing Advances Sublimit on that day -- in which event the aggregate Collateral Value for that day of all pledged T&I Receivables that have been

Pledged to the Agent for more than one hundred eighty (180) days shall be the amount that is equal to fifty percent (50%) of such Sublimit.

         - it shall become reasonably apparent to the Company that the prospects for collection of any T&I Receivable, any P&I Receivable that is Servicing Advances Collateral or any Enforcement Receivable are materially impaired;

         - the Agent reasonably determines that the prospects for payment of any T&I Receivable, any P&I Receivable that is Servicing Advances Collateral or any Enforcement Receivable are materially impaired, gives the Company written notice of that determination and the bases for it and the Company is unable to furnish the Agent, on or before fifteen (15) days after such notice, evidence reasonably sufficient to convince the Agent that such prospects are not materially impaired.

         - any T&I Receivable shall have been Pledged to the Agent for more than three hundred sixty (360) days plus such extension(s), if any, as the Agent may approve on a case-by-case basis.

                             (Recoveries Collateral)

         - it shall become reasonably apparent to the Company that the prospects for collection of any Recoveries Collateral are materially impaired.

         - the Agent reasonably determines that the prospects for payment of any Recoveries Collateral are materially impaired, gives the Company written notice of that determination and the bases for it and the Company is unable to furnish the Agent, on or before fifteen (15) days after such notice, evidence reasonably sufficient to convince the Agent that such prospects are not materially impaired.

         "EFFECTIVE DATE" is defined in this Agreement's preamble.

         "ELIGIBLE ASSIGNEE" is defined in SECTION 13.17(b).

         "ELIGIBLE COLLATERAL" means Collateral that is Pledged to the Agent, eligible to be borrowed against under this Agreement and has Collateral Value, as determined pursuant to this definition. Each item of Collateral that fails or ceases to qualify as Eligible Collateral for any reason shall automatically have zero Collateral Value from and after the date when the first Disqualifying Event occurs and for so long as it remains disqualified pursuant to the above definition of "Disqualifying Event". The several categories of Eligible Collateral are as follows:

         "ELIGIBLE SUBPRIME SINGLE-FAMILY COLLATERAL" means an amortizing Single-family Mortgage Loan (whether or not its payment schedule includes any balloon payment) with an original term to its stated maturity of thirty (30) years or less and that satisfies all applicable requirements of this Agreement for a Subprime Single-family Mortgage Loan. It must be secured by a first priority Lien on its related real estate. It may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term. Even though it has been Pledged to the Agent and is therefore Collateral, no Single-family Mortgage Loan shall be an Eligible Subprime Single-family Mortgage Loan:

- unless and until the Custodian has issued its Custodian's Certification concerning it;

- that does not satisfy the Company Underwriting Guidelines for a Subprime Single-family Mortgage Loan in all material respects;

- whose security is a mobile home or a cooperative apartment, or that would not qualify for purchase by FNMA even if (or despite the fact that) such Mortgage Loan's credit quality is "A" because its security is a manufactured home that does not satisfy FNMA's acceptable collateral standards;

- that contains or is otherwise subject to any contractual restriction or prohibition on the free transferability of such Mortgage Loan, all Liens securing it and all related rights (other than Legal Requirements requiring notification to is obligor(s) of any transfer of it or of its servicing or administration), either absolutely or as security;

- whose Mortgage Note date is earlier than one hundred twenty (120) days before such Mortgage Loan is first Pledged to the Agent (whether or not it is subsequently released and thereafter repledged);

- whose related real estate is not covered by a Hazard Insurance Policy; or

- that is a Holdback Mortgage Loan for which the amount of the loan proceeds held back exceeds Ten Thousand Dollars ($10,000) unless the Agent has specifically determined, on a case-by-case basis, to permit a higher holdback amount for that Holdback Mortgage Loan.

         "ELIGIBLE P&I ADVANCES COLLATERAL" means an account or general intangible (a "P&I RECEIVABLE") owned by the Company whose holder has a Servicing Claim produced by the Company's making a P&I Advance:

- that, at inception, the Company has no actual knowledge will not be collected on or before thirty-three (33) days after the day that the Company makes the related (producing) P&I Advance;

- that the debtor(s) under the related Mortgage(s) are already obligated to pay to (or to the order of) the holder of that Mortgage Loan (or its servicer) when the related (producing) P&I

Advance is made;

- for which the Company has the indefeasible right under the applicable Servicing Agreement to reimburse itself as provided in the definition of "P&I Advance" out of sums thereafter collected from such debtor(s) or realized from the security for the related Mortgage Loan;

- with respect to which there is no bona fide pending claim against the Company for any credit, allowance or adjustment;

- that the Company believes is enforceable without offset, bona fide counterclaim or bona fide defense;

- for the full recoverability of which the Company has no reasonable basis for doubt; and

- in which the Agent (as a Lender and as agent for the other Lenders) has been granted (pursuant to SECTION 6.1 or otherwise) and continues to hold a readily enforceable, first priority perfected Lien.

         "ELIGIBLE SERVICING ADVANCES COLLATERAL" means an account or general intangible owned by the Company whose holder has a Servicing Claim:

- produced by the Company's making a T&I Advance (an account or general intangible so produced being herein called a "T&I RECEIVABLE"):

- for which the Company has the indefeasible right under the applicable Servicing Agreement to reimburse itself as provided in the definition of "T&I Advance" out of sums thereafter collected from such debtor(s) or realized from the security for the related Serviced Loan;

- with respect to which there is no bona fide pending claim against the Company for any credit, allowance or adjustment;

- that is enforceable without offset, bona fide counterclaim or bona fide defense;

- for the full recoverability of which there is no reasonable basis for doubt;
  and

- in which the Agent has been granted (pursuant to SECTION 3.1 or otherwise) and continues to hold a readily enforceable, first priority perfected Lien;

- produced by the Company's making a P&I Advance and that would qualify as Eligible P&I Advance Collateral except that the Company believes that such P&I Receivable will not be collected on or before thirty-three (33) days after the funding date of the related (producing) P&I Advance; or

- produced by the Company's funding an Enforcement Advance (such an account or general intangible being herein call an "ENFORCEMENT RECEIVABLE"):

- for which the Company has the indefeasible right under the applicable Servicing Agreement to reimburse itself as provided in the definition of "Enforcement Advance" out of sums thereafter collected from such debtor(s) or realized from the security for the related Serviced Loan;

- with respect to which there is no bona fide pending claim against the Company for any credit, allowance or adjustment;

- that is enforceable without offset, bona fide counterclaim or bona fide defense;

- for the full recoverability of which there is no reasonable basis for doubt;
  and

- in which the Agent has been granted (pursuant to SECTION 3.1 or otherwise) and continues to hold a readily enforceable, first priority perfected Lien.

         "ELIGIBLE RECOVERIES COLLATERAL" means and includes (i) Single-family Mortgage Loans and recovery rights (including rights to proceeds of disposition of the Mortgage Loans themselves or property realized through foreclosure or conveyances in lieu of foreclosure of Mortgage Loans) and reimbursement claim receivables for delinquent or foreclosed Single-family Mortgage Loans that were either (1) originated or purchased by the Company but either (i) was not subsequently sold to an investor, or (ii) was sold to an investor but was subsequently repurchased by the Company due to underwriting errors, delinquencies or breach of representations or warranties made in connection with such sale or (2) purchased by the Company out of a pool of Serviced Loans, or from a Whole Loan investor for whose Mortgage Loans the Company is a Servicer, pursuant to the Company's (or an Affiliate's) obligation or election as Servicer to do so, and which Mortgage Loans the Company is actively engaged in liquidating through foreclosure and sale of foreclosure realizations or sale or other disposition of such Mortgage Loans themselves, and (ii) such unmarketable Single-family Mortgage Loans and other mortgage banking-related Collateral, if any, as the Agent shall from time to time approve to be Eligible Recoveries Collateral.

         "ENFORCEMENT ADVANCE" means a cash advance that is both (1) made by the Company pursuant to the Company's contractual obligation or right under the relevant Servicing Agreement to make such advance to pay customary, reasonable and necessary out-of-pocket costs and expenses incurred to (i) preserve, restore and protect the real estate securing a Serviced Loan, (ii) enforce liens, rights and remedies, including judicial or nonjudicial note and mortgage enforcement proceedings and foreclosures, in respect of a Serviced Loan or (iii) manage and liquidate properties acquired through a Serviced Loan's foreclosure or similar proceedings and (2) fully recoverable by the Company out of sums that are both required and expected to be paid to the Company in the ordinary course of its servicing of the Serviced Loans under such Servicing Agreement, on a first priority of (reimbursement) payment basis (i.e., before any payment from or on account of those sums to or for the account of the holder(s) of the relevant Structured Securities or whole Serviced Loans or to any other Person).

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any successor statute, as amended from time to time, and all rules and regulations promulgated under it.

         "EVENT OF DEFAULT" means the occurrence of any of the conditions or events described or referred to in SECTION 11.

         "FACILITIES" means the credit facilities provided for in this Agreement, and in its singular form, "FACILITY", means either (i) the Two Hundred Million Dollars ($200,000,000) senior secured revolving line of credit provided for herein, including its Subprime Single-family Warehouse Subline, its P&I Advances Subline, its Servicing Advances Subline, its Recoveries Subline and the Swing Line or (ii) such line of credit, one of such sublines or the Swing Line, whichever the context requires.

         "FACILITIES PAPERS" means and includes this Agreement, the Senior Credit Line Notes (including the Swing Line Note), the Guaranty, the Custody Agreement and all security agreements, financing statements and other papers now or hereafter executed evidencing, securing or otherwise relating to the Facilities, and any renewal, extension, rearrangement, increase, supplement, modification or restatement of any of them.

         "FHA" means the Federal Housing Administration and any successor.

         "FHLMC" means the Federal Home Loan Mortgage Corporation and any successor.

         "FICA" means the Federal Insurance Contributions Act.

         "FILE" means a file in the possession of the Custodian or its designee (other than the Company or a Company Affiliate) containing all of the Basic Papers for the relevant type of Collateral.

         "FINANCIAL STATEMENTS" is defined in SECTION 8.4.

         "FNMA" means the Federal National Mortgage Association and any successor.

         "FOLLOW-UP NOTICE OF CUSTODIAN'S RECEIPT" means an instrument substantially in the form of the relevant exhibit (named that) to the Custody Agreement.

         "FUNDING SHARE" means, for each Lender, that proportion of each Advance under a particular Facility that bears the same ratio to the total amount of the Advances under that Facility as the portion of that Lender's Committed Sum applicable to that Facility bears to the aggregate Committed Sums of all Lenders for that Facility.

         "GAAP" means, for any day, generally accepted accounting principles, applied on a consistent basis, stated in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, or in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by another entity or entities as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances for that day. The requirement that such principles be applied on a consistent basis means that the accounting principles observed in a current period shall be comparable in all material respects to those applied in an earlier period, with the exception of changes in application to which the Company's independent certified public accountants have agreed and which changes and their effects are summarized in the subject company's financial statements following such changes. If (a) during the term of this Agreement any change(s) in such principles occur(s) which materially changes the meaning or effect of any provision of this Agreement and (b) the Company or the Majority Lenders regard such change(s) as adverse to their respective interests, then upon written notice by the Company to the Agent, the parties to this Agreement shall negotiate promptly and in good faith a supplement or amendment to this Agreement to achieve as nearly as possible preservation and continuity of the business substance of this Agreement in light of such change; provided that neither the Agent nor any of the Lenders shall be obligated to commence, continue or conclude any such negotiation or to execute any such supplement or amendment after any Default has occurred (other than a Default caused by such change) and before it has been cured or after any Event of Default has occurred (other than an Event of Default caused by such change) which the Agent has not declared in writing to have been cured or waived.

         "GAAP NET WORTH" has the meaning set forth in the definition of "TANGIBLE NET WORTH".

         "GNMA" means the Government National Mortgage Association and any successor.

         "GOVERNMENTAL AUTHORITY" means any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal.

         "GUARANTOR" means Long Beach Financial.

         "GUARANTY" means the Guarantor's written, absolute and irrevocable guaranty to the Lenders and the Agent of payment of the Obligations, in form and substance satisfactory to the

Guarantor and the Agent, duly executed and delivered by the Guarantor to the Agent.

         "HOLDBACK MORTGAGE LOAN" means a Mortgage Loan that is Eligible Subprime Single-family Collateral but as to which the Company (or its originator, if it was not originated by the Company) has either not funded a portion of its proceeds or has funded such a portion in escrow, with the disbursement of such portion conditioned upon the satisfaction of the requirements of a written agreement specifying one or more conditions relating to the completion, repair or refurbishment of property covered by the Mortgage.

         "HUD" mean the U.S. Department of Housing and Urban Development or any successor.

         "HAZARD INSURANCE POLICY" means, with respect to each Pledged Loan, the policy of fire and extended coverage insurance (and federal flood insurance, if the related real estate is located in a federally-designated special flood area) required by SECTION 9.17(b) of this Agreement to be maintained for the related real estate's improvements and which may be a blanket mortgage impairment policy maintained by such Pledged Loan's Servicer in accordance with the terms and conditions of said SECTION 9.17(b).

         "IN DEFAULT" means, on any day, more than one Mortgage Note payment or escrow payment default has occurred on a Mortgage Loan, or another material default has occurred, including the pendency of foreclosure proceedings or the pendency of a case in bankruptcy for any Customer under such Mortgage Loan.

         "INDEMNIFIED LIABILITIES" is defined in SECTION 12.5.

         "INDEMNIFIED PARTIES" is defined in SECTION 12.5.

         "INSURANCE PROCEEDS" means proceeds paid by any insurer pursuant to any insurance policy or contract.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986 or any subsequent federal income tax law or laws, as amended from time to time.

         "LAW" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including any of the foregoing which relate to environmental standards or controls, energy regulations and occupational safety and health standards or controls) of any (domestic or foreign) arbitrator, court or other Governmental Authority.

         "LEGAL REQUIREMENT" means any law, statute, ordinance, decree, ruling, requirement, order, judgment, rule or regulation (or interpretation of any of them) of any Governmental Authority, and the terms of any license, permit, consent or approval issued by any Governmental

Authority.

         "LENDER" means Texas Commerce, Guaranty Federal Bank, F.S.B., Bank United, The First National Bank of Boston, Comerica Bank-California, The Bank of New York, and such other Persons, if any, as from time to time with the consent of the other parties to this Agreement shall be a party to this Agreement as a lender.

         "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "LINE" means a line of credit under this Agreement: the Credit Line or the Swing Line.

         "LINE LIMIT" means the maximum principal amount that the Company may borrow and have outstanding under the relevant Line.

         "LOAN" means the loan under this Agreement -- the sum of all Advances under every Subline of the Warehouse Line and under the Swing Line outstanding from time to time -- all of which shall be treated and considered as one loan.

         "LOAN MODIFICATION" means, with respect to a Mortgage Loan, a change in the terms of such Mortgage Loan or the valuation of the property covered by the relevant Mortgage ordered by a bankruptcy court in a case filed under Chapter 7, 11 or 13 of the federal Bankruptcy Code.

         "LOAN PAPERS" means the Mortgage Note and all of the other papers related to the establishment of a Pledged Loan and the creation, perfection and maintenance of its lien and lien priority for a particular item of Debt Collateral, including its Basic Papers and its Supplemental Papers and including any papers securing, guaranteeing or otherwise related to or delivered in connection with any Pledged Loan, in a form acceptable to the Agent (including any guaranties, lien priority agreements, security agreements, mortgages, deeds of trust, collateral assignments of the Company's interest in underlying obligations or security, subordination agreements, negative pledge agreements, loan agreements and title, mortgage, pool and casualty insurance policies), as any such Loan Paper may be supplemented, amended, restated or replaced from time to time.

         "LONG BEACH FINANCIAL" means Long Beach Financial Corporation, a Delaware corporation.

         "MAJORITY LENDERS" means, for any day, the holders of Senior Credit Line Notes evidencing sixty-six and two-thirds percent (66-2/3%) or more of (a) the Aggregate Committed Sum if on that day the Lenders are committed to lend under this Agreement or (b) the aggregate principal amount of the Loan outstanding if on or before that day the Lenders' Commitments have expired or have been terminated and have not been reinstated.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MARKET VALUE" of (i) any Mortgage Loan means, on any day, the average of the prices obtained from three (3) brokerage firms reasonably selected by the Agent as the bid price offered for its mandatory delivery within thirty (30) days, or if the Agent, using its customary methods, systems and procedures, is unable to obtain such bid prices, then its Market Value shall be what the Agent reasonably determines its market value to be or (ii) any other property means, on any day, what the Agent reasonably determines its market value to be (or to have been) on that day.

         "MATURITY DATE" means March 31, 1999, or the earlier date (the "ACCELERATION DATE"), if any, to which maturity of the Senior Credit Line Notes is accelerated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

         "MBS" means a mortgage-backed security based on and backed by, or represented by, a pool that includes Serviced Loans, and includes a mortgage pass-through certificate.

         "MORTGAGE" means a mortgage, deed of trust, deed to secure debt, security deed or other mortgage instrument or similar evidence of lien legally effective in the U.S. jurisdiction where the real property is located to create and constitute a valid and enforceable Lien, subject only to Permitted Encumbrances, on the fee simple or long term ground leasehold estate in improved real property.

         "MORTGAGE ASSIGNMENT" means an assignment of a Mortgage, in form sufficient under the laws of the U.S. jurisdiction where the real property covered by the Mortgage is located to give notice to the world of the assignment of the Mortgage, perfect the assignment and establish its priority relative to other transactions in respect of the Mortgage assigned.

         "MORTGAGE LOAN" means any loan evidenced by a Mortgage Note.

         "MORTGAGE NOTE" means a promissory note secured by a Mortgage.

         "MORTGAGOR BANKRUPTCY LOSS" means, with respect to a Mortgage Loan, the present value (as determined in accordance with industry standards) of the amount by which a Loan Modification has reduced the remaining scheduled monthly payments of such Mortgage Loan.

         "MULTIEMPLOYER PLAN" means any "multiemployer plan", as defined in
Section 4001(a)(3) of ERISA, which is maintained for employees of the Company or any Subsidiary of either.

         "NOTE PAYMENT ACCOUNT" means the Company's non-interest bearing demand checking account no. 0010-2672087 to be maintained with Texas Commerce and to be used for
(a) the Agent's deposits of proceeds of Advances made by the Lenders to the Company, including any Swing Line Advances funded by Texas Commerce, and payments constituting the proceeds of principal from any Collateral (other than regular principal and interest payments on the Debt Collateral); (b) the Agent's deposits of principal and interest payments for the repayment of Advances received from the Company or for the Company's account and (c) only if and when
(i) no Default has occurred unless it has been either cured by the Company or waived in writing by the Agent and (ii) no Event of Default has occurred unless the Agent has declared in writing that it has been cured or waived, the Company's withdrawal of proceeds of Advances for the purposes permitted under this Agreement and the Agent's transfer from the Note Payment Account to the Company's own account (or to a controlled disbursement account maintained by the Company with the Agent) of proceeds of sales or other dispositions of released Collateral in excess of the Advance(s) borrowed and then outstanding against such released Collateral. The Note Payment Account is (and shall continuously be) part of the Collateral for the Obligations. The Note Payment Account shall be subject to setoff by the Agent for Pro Rata distribution to the Lenders. The Company shall not have any right to directly withdraw funds from the Note Payment Account, but instead such funds may be withdrawn or paid out only against the order of an authorized officer of the Agent, although under the circumstances described in CLAUSE (c) of the first sentence of this definition and subject to the conditions specified in that clause, the Agent shall use diligent and reasonable efforts to cause Advances and excess Collateral proceeds that are received as therein described and that are deposited to the Note Payment Account before 3:00 PM on a Business Day to be transferred to an account on which the Company does have withdrawal order authority on that same Business Day.

         "NOTICE OF CUSTODIAN'S RECEIPT" means a certification by the Custodian in the relevant form of the "Notice of Custodian's Receipt" exhibit to the current Custody Agreement that the Custodian has received from (or on behalf of) the Company and holds, as custodian, Files for all of the Collateral described in the Submission List(s) attached to the Notice of Custodian's Receipt. The Custodian will not issue a Notice of Custodian's Receipt for any Bridged Loan until the Custodian receives the Basic Papers for it (and it has therefore ceased to be a Bridged Loan).

         "NOTICE" means a written notice given in accordance with SECTION 14.

         "OBLIGATIONS" means all of the Company's present and future debt, obligations and liabilities under or related to this Agreement, any Senior Credit Note or any of the other Facilities Papers, whether for principal, interest, premium, fees, costs, attorneys' fees or other obligation or liability, and whether absolute or contingent, and all renewals, extensions, modifications and increases of any of them.

         "OFFICER'S CERTIFICATE" means a certificate executed on behalf of the Company or another relevant Person by its (or if it is a partnership, its general partner's) Board of Director's Chairman, President, Chief Financial Officer, Treasurer, any of its Senior Vice Presidents, its

Controller or such other officer as shall be acceptable to the Agent.

         "OPERATING SUBSIDIARIES" means all Subsidiaries of the Company other than single-purpose Subsidiaries whose only business is to issue Structured Securities or hold passive investments.

         "PERMITTED ENCUMBRANCES" means in respect of the real property securing a Pledged Loan or any real estate that is direct Collateral under this Agreement
(i) the lien of current but nondelinquent real property taxes and assessments and (ii) covenants, conditions and restrictions, rights of way, easements and other matters to which like properties are commonly subject that do not prohibit or materially interfere with the use of the property as it is currently being used; provided that any encumbrance not permitted pursuant to the standards of any relevant Purchase Commitment to which the subject Pledged Loan is dedicated (or which the Company has directly or indirectly represented to the Agent covers the Pledged Loan) shall not be a Permitted Encumbrance.

         "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, registered limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations -- whether or not legal entities -- and governments and agencies and political subdivisions of them.

         "P&I ADVANCE" means a cash monthly payment that is both (1) made by the Company as Servicer to (or to a trustee for the account of) the holders of MBSs or whole Serviced Loans in an amount equal to the sum of the monthly payments (excluding any principal prepayments) due on the Serviced Loans in the preceding month but not received by the close of business on its last day -- or, where so provided under the applicable Servicing Agreement, due on or before the first day of the current month but not received by the date that the monthly payment, if received, is required to be remitted to (or to a trustee for the account of) such MBS's or whole Serviced Loan's holder -- with the interest portion of the payment adjusted to the mortgage loan rate less the relevant servicing fee rate and trustee fee rate (if applicable) for that same pool -- and (2) fully recoverable by the Company from Serviced Loan recoveries paid to the Company on either a first priority of (reimbursement) payment basis (or second in right of payment only to the right of full repayment to the Company of any outstanding T&I Advances and Enforcement Advances in respect of that pool but in all events before any payment from or on account of those Serviced Loan recoveries to or for the account of the holder(s) of the relevant MBSs or whole Serviced Loans or to or for the account of any other Person).

         "P&I ADVANCES SUBLIMIT" is defined in the definition of "Sublines", under its subhead "P&I Advances Subline".

         "P&I RECEIVABLE" is defined in the definition of "ELIGIBLE COLLATERAL".

         "PLAN" means an employee pension benefit plan of a type described in
Section 3(2) of ERISA and which is subject to Title IV of ERISA in respect of which the Company is an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGED LOAN" means a pledged Mortgage Loan.

         "PLEDGED LOANS CURTAILMENT REPORT" means a written report from the Company to the Agent reflecting principal payments and prepayments made on Pledged Loans (separately categorized by either Warehouse Subline or Recoveries Subline) in the preceding month and their resulting new Principal Balances.

         "PLEDGED TO THE AGENT" means mortgaged or pledged to the Agent, as (i) mortgagee and secured party for itself as a Lender and (ii) agent, bailee, mortgagee and secured party for the other Lenders (whichever of such terms are applicable to the relevant type or types of Collateral referred to).

         "PRINCIPAL BALANCE" means, for any day, the advanced and unpaid principal balance of a Pledged Loan on that day. If a Pledged Loan is listed in the most current Pledged Loans Curtailment Report, then for purposes of this Agreement, the Principal Balance for that Pledged Loan (absent manifest error) shall be its principal balance as shown in that Pledged Loans Curtailment Report.

         "PRO RATA" means in accordance with the Lenders' respective ownership interests in the Loan. On any day, the Lenders will each own that portion of the Loan, both principal and accrued interest, and a corresponding undivided interest in all Collateral and all rights to Collateral proceeds equal to that Lender's ownership interest in the Loan, that bears the same ratio to the entire advanced and unpaid principal of the Loan then outstanding as that Lender's Committed Sum bears to the Aggregate Committed Sum, subject to this adjustment: if at any time or times, any Lender fails to fund any of its Funding Share(s) of any Advance and one or more of the other Lenders funds it (electively in accordance with the provisions of SECTION 2.1), then:

         (a) the respective ownership interests of both (i) the Lender that failed or refused to fund its Funding Share(s) and (ii) the Lender (or Lenders) that funded such Funding Share(s), shall be proportionately decreased and increased, respectively, to the same extent as if their respective Committed Sums were changed in direct proportion to the unreimbursed balance outstanding from time to time thereafter of the amount so funded;

         (b) the non-funding Lender's share of all future distributions of any payments and prepayments on the Senior Credit Line Notes shall be paid -- pro rata among them in accordance with their respective unrecovered balances of such non-funding Lender's Funding Share(s) -- to the Lender(s) that so funded such non-funding Lender's Funding Share(s) until all such funding Lender(s) have been fully repaid the amount so funded; and

         (c) such adjustment shall remain in effect until such time as the Lender(s) that funded such Funding Share(s) have been so fully repaid.

If no other Lender funds the share of the Lender who fails to fund its Funding Share(s) of any Advance, then the Pro Rata ownership interest in the Loan of the Lenders shall be changed, in that case so that each Lender's Pro Rata ownership interest in the Loan is equal to the ratio of that Lender's aggregate outstanding Advances to the aggregate outstanding Advances for all Lenders. Notwithstanding the change in the Lenders' Pro Rata ownership interests in the Loan due to any Lender's failure to fund its Funding Share(s) of any Advance(s), such failure to fund shall not diminish any Lender's Funding Share(s) of subsequent Advances.

         "PROPERTY" means any interest of a Person in any kind of property, whether real, personal or mixed, tangible or intangible, including the Collateral.

         "PUHC ACT" means the Public Utility Holding Company Act of 1935, as amended.

         "PURCHASE COMMITMENT" means a written commitment held by the Company from a Qualified Investor to buy Collateral and that specifies the type or item(s) of Collateral, a purchase date or purchase deadline date and a purchase price (or a formula from which the purchase price can be determined).

         "QUALIFIED INVESTOR" means GNMA, FNMA, FHLMC and any of the Persons listed on SCHEDULE QI, as it may be supplemented or amended from time to time by agreement of the Company and the Agent; provided that if the Agent shall give written notice to the Company of the Agent's (or the Majority Lenders') reasonable disapproval of any Qualified Investor(s) named in the notice, the investor(s) named shall no longer be Qualified Investor(s) from and after the time when the Agent sends that notice to the Company.

         "RECOVERIES ADVANCES" is defined in the definition of "Sublines", under its bulleted subhead "Recoveries Subline".

         "RECOVERIES SUBLIMIT" is defined in the definition of "Sublines", under its bulleted subhead "Recoveries Subline".

         "REDEMPTION AMOUNT" means an amount equal to the then-current Collateral Value of any item of Collateral to be redeemed, but not less than the amount of the outstanding Advance made with respect to the Collateral being redeemed, as determined by the Agent.

         "REGULATION Q" means Part 217 of Title 12 of the Code of Federal Regulations, or any other regulation when promulgated to replace the prior Regulation Q and having substantially the same function.

         "REGULATION U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation when promulgated to replace the prior Regulation U and having substantially the same function.

         "REGULATION X" means Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation when promulgated to replace the prior Regulation X and having substantially the same function.

         "REIMBURSEMENT RIGHTS" is defined in SECTION 6.1(d).

         "REPURCHASED DEFAULTED MORTGAGE" means a defaulted Single-family Mortgage repurchased by the Company from an investor or out of a pool of Mortgage Loans pursuant to the Company's contractual obligation or election as seller or Servicer to do so.

         "REQUEST FOR BORROWING" means a request for a Borrowing in the form of EXHIBIT B (or in another form approved by the Agent) appropriate to the type of Borrowing being requested, duly completed, with all required attachments and signed by the Company.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECURITY INSTRUMENTS" means any and all papers now or hereafter executed and delivered by the Company or any other Person as security for the Obligations, or otherwise in connection with them, as those papers may be supplemented, amended, restated or replaced from time to time.

         "SENIOR CREDIT NOTES" means (a) promissory notes dated the date of this Agreement, each to be in substantially the form attached as EXHIBIT A-1, executed and delivered by the Company, payable to the order of a Lender and in a face principal amount equal to that Lender's Committed Sum, and that shall evidence the Company's obligation to repay to the order of that note's Lender-payee all Advances funded by that Lender and outstanding from time to time, plus accrued interest on that principal, and (b) all renewals, modifications, extensions, increases and rearrangements of such promissory notes and all substitutions or replacements for them or any of them. The Swing Line
Note is a Senior Credit Note.

         "SERVICED LOANS" means all Mortgage Loans serviced or required to be serviced by the Company under any Servicing Agreement, irrespective of whether the actual servicing is done by another Person (a subservicer) retained by the Company for that purpose.

         "SERVICER" means either (i) a Person (a subservicer) retained by the Company to service the relevant Mortgage Loans under a Servicing Agreement or
(ii) the Company if the Company itself services the relevant Mortgage Loans.

         "SERVICING AGREEMENT" means, with respect to any Person, the arrangement -- whether or not in writing -- pursuant to which that Person acts as servicer of Mortgage Loans, whether owned by that Person or by others.

         "SERVICING ADVANCE" means a P&I Advance, a T&I Advance, an Enforcement Advance or whatever combination of them the context requires.

         "SERVICING ADVANCES SUBLIMIT" is defined in the definition of "Sublines", under its bulleted subhead "Servicing Advances Subline".

         "SERVICING CLAIM" means an enforceable and liquidated money claim of the Company against (i) the trustee of MBSs backed by Serviced Loans, or the holder of serviced Whole Loans, in respect of which the Company made the related Servicing Advance(s), (ii) such Serviced Loans' Customers and their accounts,
(iii) an insurer of such Serviced Loans or (iv) another identified Person, for reimbursement of the relevant type(s) of Servicing Advance(s) made by the Company pursuant to its obligation or right as Servicer to do so under a Servicing Agreement.

         "SINGLE-FAMILY" is a preface that means that a Mortgage Loan is secured by a Mortgage covering real property improved by a one-, two-, three- or four-family residence.

         "STATEMENT DATE" means February 14, 1997, the date of the Company's pro forma financial statements upon which the Agent and the Lenders are relying in entering into this Agreement.

         "STATEMENT DATE FINANCIAL STATEMENTS" is defined in SECTION 8.4.

         "STRUCTURED SECURITIES" means collateralized mortgage obligations and other MBSs.

         "SUBLIMIT" means the Subprime Single-family Sublimit, the P&I Advances Sublimit, the Servicing Advances Sublimit, the Recoveries Sublimit, or whatever combination of them the context requires.

         "SUBLINE FUNDING LIMIT" means the maximum amount that a Lender is committed to lend under a Subline.

         "SUBLINES" means the four (4) subdivisions of the Credit Line, consisting of:

         - the "SUBPRIME SINGLE-FAMILY WAREHOUSE SUBLINE" of up to one hundred percent (100%) of the Aggregate Committed Sum (the "SUBPRIME SINGLE-FAMILY SUBLIMIT") of principal that may borrowed (as "SUBPRIME SINGLE-FAMILY WAREHOUSE ADVANCES") by the Company and outstanding from time to time -- with a Wet Warehousing Sublimit to finance Subprime Single-family Mortgage Loans that are Bridged Loans and an Uncovered Warehousing Sublimit (the

"UNCOVERED WAREHOUSING SUBLINE") to finance Subprime Single-family Mortgage Loans that have become Uncovered Loans -- to acquire and accumulate Eligible Subprime Single-family Mortgage Loans to hold pending their transfers and assignments from time to time either (i) as Whole Loans sold for cash to investors or (ii) as pools of Mortgage Loans sold to issuers of Structured Securities to be based on and backed by those Mortgage Loans in exchange for proceeds of the sale of those Structured Securities to investors, with the sale proceeds in each case to be paid to the Agent for concurrent deposit in the Note Payment Account and to be applied toward repayment to the Lenders of such Advances, with any remaining balance (in the absence of a Default or Event of Default) to be transferred by the Agent to the Company's own account with the Agent.

         - the "P&I ADVANCES SUBLINE" of up to seven and one-half percent (7 1/2%) of the Aggregate Committed Sum (the "P&I ADVANCES SUBLIMIT") of principal that may be borrowed by the Company (as "P&I SUBLINE ADVANCES") and outstanding from time to time to finance P&I Receivables produced by the Company's P&I Advances.

         - the "SERVICING ADVANCES SUBLINE" of up to five percent (5%) of the Aggregate Committed Sum (the "SERVICING ADVANCES SUBLIMIT") of principal that may be borrowed by the Company (as "SERVICING SUBLINE ADVANCES") and outstanding from time to time to finance receivables produced by the Company's cash advances made from time to time pursuant to its obligation to do so as Servicer of first and junior lien Single-family Mortgage Loans to pay:

                  - T&I Advances;

                  - P&I Advances that the Company believes will not be collected on or before thirty-three (33) days after their respective funding dates; and

                  - Enforcement Advances.

         - the "RECOVERIES SUBLINE" of up to two and one-half percent (2 1/2%) -- provided, that from and after the last day of the Company's fiscal quarter as of which date the Company's Tangible Net Worth first exceeds Fifty Million Dollars ($50,000,000), the applicable percentage factor shall be five percent (5%) -- of the Aggregate Committed Sum (the "RECOVERIES SUBLIMIT") of principal that may be borrowed (as "RECOVERIES ADVANCES") by the Company and outstanding from time to time to finance (a) Single-family Mortgage Loans (1) originated or purchased by the Company but either (i) were not subsequently sold to an investor, or (ii) were sold to an investor but was subsequently repurchased by the Company due to underwriting errors, delinquencies or breach of representations or warranties made in connection with such sale or (2) purchased by the Company out of a pool of Serviced Loans, or from a Whole Loan investor for whose Mortgage Loans the Company is a Servicer, pursuant to the Company's (or an Affiliate's) obligation or election as Servicer to do so, and (b) such unmarketable Single-family Mortgage Loans and other mortgage banking-related Collateral owned by the Company as shall be approved by the Agent on a case-by-case basis.

         "SUBMISSION LIST" means a listing and description in the form of the appropriate attachment to EXHIBIT B of Collateral Pledged to the Agent -- and, for Debt Collateral, whose Basic Papers are being sent to the Custodian -- by or on behalf of the Company pursuant to this Agreement.

         "SUBORDINATED DEBT" means Debt of the Company to any Person (i) the papers evidencing, securing, governing or otherwise related to which Debt impose covenants and conditions on the debtor under them that are no more restrictive or onerous than the covenants and conditions imposed on the Company by this Agreement and (ii) that is subordinated to the Obligations pursuant to a currently effective and irrevocable Subordination Agreement, including standstill and blockage provisions, approved by the Agent.

         "SUBORDINATION AGREEMENT" means a written subordination agreement in the form of EXHIBIT C or in other form and substance satisfactory to and approved by the Agent that subordinates (x) all present and future debts and obligations owing by the Company to the Person signing the Subordination Agreement to (y) the Obligations under this Agreement and the other Facilities Papers, in both right of payment and lien priority.

         "SUBPRIME" is a preface that means a Single-family Mortgage Loan is not eligible for purchase by GNMA, FNMA or FHLMC or for inclusion in a pool of Mortgage Loans that form the base or backing for MBS(s) eligible for issuance or guarantee by GNMA, FNMA or FHLMC; provided that nothing in this Agreement shall be construed as prohibiting the Company from pledging and borrowing hereunder against any Single-family Mortgage Loans that is eligible for GNMA, FNMA or FHLMC purchase or for inclusion in a GNMA, FNMA or FHLMC pool.

         "SUBPRIME SINGLE-FAMILY WAREHOUSE ADVANCES" is defined in the definition of "Sublines", under its bulleted subhead "Subprime Single-family Subline".

         "SUBPRIME SINGLE-FAMILY SUBLIMIT" is defined in the definition of "Sublines", under its bulleted subhead "Subprime Single-family Subline".

         "SUBSIDIARY" means any corporation, association or other business entity (including a trust) in which any Person (directly or through one or more other Subsidiaries or other types of intermediaries), owns or controls:

         (a) more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of its directors, managers or trustees; or

         (b) more than ninety percent (90%) of the total assets and more than ninety percent (90%) of the total equity through the ownership of capital stock (which may be non-voting) or a similar device or indicia of equity ownership.

         "SUPPLEMENTAL PAPERS" means the Loan Papers for a particular item of Debt Collateral other than its Basic Papers.

         "SWING LINE" means the short term revolving credit facility provided for in SECTION 2.6 under which the Company may borrow (as "SWING LINE ADVANCES") from Texas Commerce to bridge the Company's daily borrowing requirements under the Credit Line.

         "SWING LINE BORROWING DUE DATE" for each Swing Line Borrowing means the fifth (5th) Business Day, or such other Business Day, whether before or after such fifth (5th) Business Day, as Texas Commerce in its sole discretion shall elect, following the Business Day when Texas Commerce funds such Borrowing under the Swing Line; provided that Texas Commerce agrees not to exercise such discretion to choose a due date in a manner that would materially affect the Company's ability to borrow under this Agreement unless a Default has occurred that has not been cured by the Company or declared in writing by the Agent to have been waived or any Event of Default has occurred that the Agent has not declared in writing to have been cured or waived.

         "SWING LINE LIMIT" means Forty-five Million Dollars ($45,000,000), the maximum principal that may be borrowed and outstanding from time to time under the Swing Line.

         "SWING LINE NOTE" is defined in SECTION 2.6(e). The Swing Line Note evidences and shall evidence the Company's obligation to repay to the order of Texas Commerce the principal of all Borrowings funded under the Swing Line and outstanding from time to time, plus accrued interest on that principal.

         "T&I ADVANCE" means a cash advance that is both (1) made by the Company pursuant to the Company's contractual obligation or right under the relevant Servicing Agreement to make such advance to pay taxes, assessment or maintenance fees or maintain hazard and flood insurance on the real estate securing Serviced Loans and (2) fully recoverable by the Company out of sums that are both required and expected to be paid to the Company in the ordinary course of its servicing of the Serviced Loans under such Servicing Agreement, on a first priority of (reimbursement) payment basis (i.e., before any payment from or on account of those sums to or for the account of the holder(s) of the relevant Structured Securities or whole Serviced Loans or to any other Person).

         "T&I RECEIVABLE" is defined in the definition of "ELIGIBLE COLLATERAL".

         "TANGIBLE NET WORTH" means with respect to any Person on any day:

         (a) the excess of that Person's total assets over total liabilities on that day, each being determined in accordance with GAAP consistent with the accounting principles applied in the preparation of the Financial Statements referred to in SECTION 8.4 (herein called "GAAP NET WORTH");

minus (b)         loans or advances to Affiliates made in compliance with
SECTION 10.7 to the extent that the same exceed One Million Dollars ($1,000,000), other than loans and advances to the Guarantor made pursuant to (and subject to the limit specified in) SECTION 10.7(b);

minus (c)         net deferred tax assets (i.e., the excess, if any, of deferred tax assets over deferred tax liabilities and valuation allowances);

minus (d)         advances to shareholders or officers, investments in
Affiliates (exclusive of investments in Subsidiaries), capitalized excess service fees, all other intangible assets and all other assets that would be deemed by HUD to be unacceptable for the purpose of calculating adjusted net worth in accordance with its requirements in effect as of such day, as such requirements appear in the "Audit Guide for Audit of Approved Non-supervised Mortgagees";

plus (e)          (i) loan loss reserves, (ii) reserves to hedge against the effect on that Person's earnings caused by periodic caps on that Person's investments in ARM Securities and (iii) that portion of Subordinated Debt that is not due within one (1) year of that day;

plus (f)          net unrealized holding losses, if any, (and minus net
unrealized holding gains, if any) for available-for-sale debt securities and equity securities owned (including those classified as current assets) that are required by FASB 115 to be reported as a net amount in a separate component of shareholders' equity until realized.

         "TAXES" means taxes, levies, deductions, imposts, charges or withholdings, excluding, in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it, under the laws of any applicable Governmental Authority.

         "TEXAS COMMERCE" is defined in this Agreement's preamble.

         "TERMINATION DATE" means the earlier of (i) March 31, 1999, or (ii) the date (if any) when the Lenders' Commitment to fund Advances under this Agreement is terminated pursuant to this Agreement or by operation of law (the "COMMITMENTS CANCELLATION DATE").

         "TOWNHOUSE OR CONDO MORTGAGE LOAN" means a Mortgage Loan secured by real property improved with a single townhouse or secured by a single condominium unit and its related undivided interest in common elements of the condominium regime.

         "UCC" means the Uniform Commercial Code or similar laws of the applicable jurisdiction, as amended from time to time.

         "UNCOVERED LOAN" means a Pledged Loan acquired and owned by the
Company:

         (a) that would qualify without exception as Eligible Subprime Single-family Collateral except that, for any reason, it is not covered by a Purchase Commitment;

         (b) which the Company actually and reasonably expects will be covered by a Purchase Commitment on or before thirty (30) days after the day when such Mortgage Loan is Pledged to the Agent (and the Company hereby agrees to take such steps as are reasonably necessary to ensure that such Pledged Loan becomes so covered within such time period); and

Each Uncovered Loan that satisfies the foregoing requirements shall be an Eligible Mortgage Loan subject to the condition subsequent of the Company's obtaining Purchase Commitment coverage of it on or before thirty (30) day after the day when it was Pledged to the Agent. Each Pledged Loan that for any reason is not at any time covered by a Purchase Commitment shall continue to be Pledged to the Agent notwithstanding such lack of coverage, and the Company shall take all steps necessary or appropriate to either (i) obtain Purchase Commitment coverage for it and furnish proof thereof to the Agent or (ii) redeem it pursuant to the provisions of SECTION 6.7, on or before thirty (30) days after the day such Mortgage Loan is Pledged to the Agent (or, if such a Pledged Loan loses its Purchase Commitment coverage after it is Pledged to the Agent, on or before thirty (30) days after the day when it so loses its Purchase Commitment Coverage.) Upon delivery to the Agent of proof of Purchase Commitment coverage for any Uncovered Loan, such Pledged Loan shall no longer be subject to this Agreement's limitations applicable to Uncovered Loans.

         "UNCOVERED MORTGAGE LOANS SUBLIMIT" means the maximum amount of principal that may be borrowed and outstanding on any day before the Termination Date to finance Eligible Uncovered Subprime Single-family Collateral, being thirty percent (30%) of the Subprime Single-family Sublimit.

         "UNCOVERED WAREHOUSING" means lending to finance Uncovered Loans.

         "UNCOVERED WAREHOUSING SUBLINE" is defined in the definition of "Sublines" under its bulleted subhead "Subprime Single-family Warehouse Subline".

         "UNDERWRITER'S EXCUSE PROVISO" is defined in SECTION 11.1(f)(4).

         "VA" means the Department of Veterans Affairs and any successor.

         "WET WAREHOUSING" means lending to finance Bridged Loans.

         "WET WAREHOUSING SUBLIMIT" means the maximum amount of principal that may be borrowed and outstanding on any day before the Termination Date to finance Bridged Loans, being:

         - thirty-five percent (35%) of the Subprime Single-family Sublimit during either (i) the last five (5) Business Days or (ii) the first five (5) Business Days of such calendar month.

         - twenty percent (20%) of the Subprime Single-family Sublimit on every other day.

         "WHOLE LOANS" means Mortgage Loans that are sold or intended to be sold to investors as whole loans, instead of being part of a pool from which Structured Securities are to be created and sold.

         1.3 Definitions for Interest Calculations. For convenience of reference, definitions used in provisions relating to calculation and payment of interest are grouped together in this Section.

         "ABR FLOATING RATE" means, with respect to each ABR Floating Rate Tranche, a rate per annum that on any day is equal to the lesser of:

         (a) the sum of (i) the Alternate Base Rate for that day plus (ii) the Applicable ABR Margin for each class of Borrowing within that tranche; and

         (b) the Ceiling Rate for that day.

The ABR Floating Rate shall be computed on the basis of a calendar year applied for the actual number of days that the relevant Borrowing is outstanding and bears interest at the ABR Floating Rate (i.e., on the 365/365 -- 366/366 in a leap year -- day basis). Each determination by the Agent of the ABR Floating Rate may be computed using any reasonable method and, absent manifest error, shall be conclusive and binding.

         "ADJUSTED LIBOR FIXED RATE" means, with respect to each Fixed Rate Interest Period, a rate per annum equal to the lesser of:

         (a) the sum of (i) the quotient of (x) LIBOR for the LIBOR Business Day that is two (2) LIBOR Business Days before the first day of that Fixed Rate Interest Period divided by (y) 1.00 minus the Eurodollar Reserve Requirement for such Fixed Rate Interest Period, plus (ii) the Applicable LIBOR/BAR Margin for each class of Borrowing within the relevant tranche, rounded upwards, if necessary, to the nearest one-eighth percent (1/8%); and

         (b) the Ceiling Rate for that day.

Each Adjusted LIBOR Fixed Rate shall be computed on the basis of a year of three hundred sixty (360) days applied for the actual number of days in the relevant Fixed Rate Interest Period (i.e., on the 365/360 -- 366/360 in a leap year -- day basis). Each determination by the Agent of an Adjusted LIBOR Fixed Rate may be computed using any reasonable method and, absent manifest error, shall be conclusive and binding.

         "ADJUSTED LIBOR FLOATING RATE" means, with respect to each LIBOR Floating Rate Tranche, a rate per annum that on any day is equal to the lesser of:

         (a) the sum of (i) the quotient of (x) LIBOR for that day divided by
(y) 1.00 minus the Eurodollar Reserve Requirement for one (1) day loans, plus
(ii) the Applicable LIBOR/BAR Margin for each class of Borrowing within the relevant tranche, rounded upwards, if necessary, to the nearest one-eight percent (1/8%); and

         (b) the Ceiling Rate for that day.

Each Adjusted LIBOR Floating Rate shall be computed on the basis of a year of three hundred sixty (360) days applied for the actual number of days that the relevant Borrowing is outstanding and bears interest at an Adjusted LIBOR Floating Rate (i.e., on the 365/360 -- 366/360 in a leap year -- day basis). Each determination by the Agent of an Adjusted LIBOR Floating Rate may be computed using any reasonable method and, absent manifest error, shall be conclusive and binding.

         "ALTERNATE BASE RATE" means a rate per annum that on any day is equal to the lesser of:

         (a) the sum of (i) the greater of (x) the Prime Rate in effect on such day and (y) the Federal Funds Effective Rate in effect for such day plus one-half percent (1/2%), plus (ii) the Applicable ABR Margin for the relevant class of Borrowing, rounded upwards, if necessary, to the nearest one-eighth percent (1/8%); and

         (b) the Ceiling Rate for that day.

Any change in the Alternate Base Rate due to (a) a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate or (b) a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate. Each determination by the Agent of the Alternate Base Rate may be computed using any reasonable method and, absent manifest error, shall be conclusive and binding. If for any reason the Agent shall have reasonably determined that it is unable to ascertain the Federal Funds Effective Rate for any day, including the Agent's inability or failure to obtain sufficient bids or publications in accordance with these terms, the Alternate Base Rate shall be the lesser of (x) the Prime Rate plus the applicable ABR Margin and (y) the Ceiling Rate, until the circumstances giving rise to that inability no longer exist.

         "APPLICABLE ABR MARGIN" (for Swing Line Borrowings as well as for Borrowings funded by the Lenders in accordance with their Funding Shares) means:

         - for outstanding Subprime Single-family Warehouse Advances that are not also Wet Warehousing Advances, plus three-eighths percent (+3/8%).

         - for outstanding Subprime Single-family Warehouse Advances that are also Wet Warehousing Advances, plus five-eighths percent (+5/8%).

         - for outstanding Uncovered Warehousing Advances that are not also Wet Warehousing Advances, plus one-half percent (+1/2%).

         - for outstanding Uncovered Warehousing Advances that are also Wet Warehousing Advances, plus three-fourths percent (+3/4%).

         - for outstanding P&I Advances Subline Advances, plus seven-eighths percent (+7/8%).

         - for outstanding Servicing Advances, plus seven-eighths percent
(+7/8%).

         - for outstanding Recoveries Subline Advances, plus one percent (+1%).

         "APPLICABLE LIBOR/BAR MARGIN" (for Swing Line Borrowings as well as for Borrowings funded by the Lenders in accordance with their Funding Shares) means:

         - for outstanding Subprime Single-family Warehouse Advances that are not also Wet Warehousing Advances, plus one and three-eighths percent (+13/8%).

         - for outstanding Subprime Single-family Warehouse Advances that are also Wet Warehousing Advances, plus one and five-eighths percent (+15/8%).

         - for outstanding Uncovered Warehousing Advances that are not also Wet Warehousing Advances, plus one and one-half percent (+1 1/2%).

         - for outstanding Uncovered Warehousing Advances that are also Wet Warehousing Advances, plus one and three-fourths percent (+1 3/4%).

         - for outstanding P&I Advances Subline Advances, plus one and seven-eighths percent (+17/8%).

         - for outstanding Servicing Advances, plus one and seven-eighths percent (+17/8%).

         - for outstanding Recoveries Subline Advances, plus two percent (+2%).

         "BALANCE ADJUSTED RATE" means, with respect to each BAR Floating Rate Tranche, a rate per annum that on any day is equal to the lesser of:

         - the Applicable LIBOR/BAR Margin for each class of Borrowing within that tranche; and

         - the Ceiling Rate for that day.

Each Balance Adjusted Rate shall be computed on the basis of a year of three hundred sixty (360) days applied for the actual number of days that the relevant Borrowing is outstanding and bears interest at the Balance Adjusted Rate (i.e., on the 365/360 -- 366/360 in a leap year -- day basis). Each determination by the Agent of a Balance Adjusted Rate may be computed using any reasonable method and, absent manifest error, shall be conclusive and binding.

         "BAR FLOATING RATE TRANCHE" means each portion of the principal balance of the Loan bearing interest at any time at the Balance Adjusted Rate.

         "CEILING RATE" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter One ("CHAPTER ONE") of Title 79, Texas Revised Civil Statutes, 1925, as amended (the "TEXAS CREDIT CODE") establishes the Ceiling Rate, the Ceiling Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day. Any Lender may from time to time, as to current and future balances, implement any other ceiling under Chapter One by notice to the Company, if and to the extent permitted by, Chapter One.

         "EURODOLLAR RESERVE REQUIREMENTS" means for the time that each LIBOR Floating Rate Tranche is outstanding and for the Fixed Rate Interest Period for each Fixed Rate Tranche, respectively, the stated maximum rate (expressed as a decimal fraction) for all reserves required to be maintained during that time or period (including basic, supplemental, marginal and emergency reserves) against "eurocurrency liabilities", as defined in Regulation D, all as specified by any Governmental Authority, including those imposed under Regulation D. Each determination of Eurodollar Reserve Requirements by the Agent may be computed using any reasonable method and, absent manifest error, shall be conclusive and binding.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for that day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent. If for any reason the Agent shall determine (and its determination shall be conclusive absent manifest error) that it is unable to ascertain for any reason -- including the Agent's inability or failure to obtain sufficient quotations in accordance with the immediately preceding sentence -- the Federal Funds Effective Rate for any day, then for each such day that such circumstances exist, the Federal Funds Effective Rate shall be deemed to be equal to the Prime Rate for that day minus one percent (-1%). Any rate of interest based on the Federal Funds Effective Rate shall be (a) computed on the basis of a 360-day year applied for the actual number of days for which the principal amount to which it applies is outstanding and bears interest in accordance with this Agreement at such rate of interest based on the Federal Funds Effective Rate (i.e., on the 365/360 -- 366/360 in a leap year -- day basis) and (b) adjusted as of the effective date of each change in the Federal Funds Effective Rate.

         "FIXED RATE" means an Adjusted LIBOR Fixed Rate duly elected by the Company to apply to any portion of the principal balance of the Loan for a specified Fixed Rate Interest Period in accordance with SECTION 5.2.

         "FIXED RATE INTEREST PERIOD" means, with respect to a Fixed Rate Tranche, a period of from two (2) days to sixty (60) days commencing:

         - on the date of such Fixed Rate Tranche's initial establishment by the Company's election made in accordance with SECTION 5.2, or

         - on the last day of the immediately preceding Fixed Rate Interest Period in the case of a rollover to a successive Fixed Rate Interest Period,

and ending from two (2) days to sixty (60) days thereafter, as validly elected by the Company in accordance with SECTION 5.2; provided that (i) any Fixed Rate Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless that day is in a different calendar month, in which case the Fixed Rate Interest Period shall instead end on the last Business Day before the non-Business Day when it would otherwise end and (ii) no Fixed Rate Interest Period shall ever extend beyond the Maturity Date.

         "FIXED RATE TRANCHE" means each portion of the principal balance of the Loan bearing interest at any time at a Fixed Rate.

         "FLOATING RATE" means either the ABR Floating Rate that applies, or any Adjusted LIBOR Floating Rate or the Balance Adjusted Rate duly elected by the Company to apply, to any portion of the principal balance of the Loan in accordance with SECTION 5.2, as the context requires.

         "FLOATING RATE TRANCHE" means each portion of the Loan bearing interest at any time at a Floating Rate.

         "FREE ADJUSTED BALANCES" means, for any calendar month, that month's daily average of all collected balances in all demand deposit accounts maintained by the Company (or maintained by the Company's Affiliates at the Company's request) with Texas Commerce during that month (although neither the Company nor any of its Affiliates shall have any obligation whatsoever to maintain any deposits with Texas Commerce) less amounts required and applied (or to be applied) (a) to satisfy reserve and deposit insurance requirements allocable to that month and
(b) to compensate Texas Commerce for (i) services rendered to the Company or any of its Affiliates for that month if and to the extent, if any, that such services are not separately billed and paid for, or (ii) any agreed reductions in interest, fees and/or other normal banking charges other than interest and fees that are part of the Obligations to Texas Commerce, with each element calculated in accordance with Texas Commerce's system of allocating reserve and deposit insurance requirements, charges for services and reductions in other normal banking charges, and as that system may be changed from time to time without notice.

         "INTEREST RATE OPTION" means whichever of the ABR Floating Rate, an Adjusted LIBOR Fixed Rate or the Balance Adjusted Rate the Company has validly selected to apply to a portion of the outstanding principal of the Loan, or for Loan principal for which the Company has not validly made any other interest rate selection, the Adjusted LIBOR Floating Rate.

         "INTEREST RATE SELECTION CONFIRMATION" is defined in SECTION 5.2.

         "LIBOR" means, for each day, the rate of interest per annum which is equal to the arithmetic mean of the rates appearing on the Reuters Screen LIBO Page as of 11:00 AM London time for that day for the offering by such institutions as are named therein to prime banks in the interbank dollar market in London, England of:

         - where the term is used in respect of a LIBOR Floating Rate, one (1) month United States dollar deposits of One Million Dollar ($1,000,000); or

         - where the term is used in respect of a Fixed Rate, deposits each for a term and in an amount that are fairly comparable, respectively, to the term of the relevant Fixed Rate Period and the amount of the relevant Fixed Rate Tranche.

The Agent's determination of LIBOR for each day shall be conclusive and binding, absent manifest error. For purposes of this Agreement and all Senior Credit Line Notes and other Facilities Papers, LIBOR shall fluctuate upward and downward automatically and concurrently with day-to-day changes in such arithmetic mean, and in the amount of the change.

         "LIBOR BUSINESS DAY" means any Business Day when there is interbank trading of U.S. dollar deposits in London between banks.

         "PAST DUE RATE" means, on any day, a rate per annum equal to the lesser of (i) the Prime Rate for that day plus two percent (+2%) per annum or (ii) the Ceiling Rate for that day.

         "PRIME RATE" means, on any day, the prime rate for that day as announced by Texas Commerce. The Prime Rate is a reference rate and does not necessarily represent Texas Commerce's best or lowest rate or a favored rate, and Texas Commerce disclaims any statement, representation or warranty to the contrary. Any rate of interest based on the Prime Rate shall be adjusted as of the effective date of each change in the Prime Rate. Should any issue ever arise in any forum or under any circumstances as to the amount of the Prime Rate for any then-current or past day, a certificate of Texas Commerce's chief credit officer stating the Prime Rate for that day shall conclusively establish what the Prime Rate was for that day, absent manifest error.

         "REUTERS SCREEN LIBO PAGE" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service or such other internationally recognized service as the Agent shall select from time to time, or such other page, if any, as shall replace the LIBO page on any such selected service for the purpose of displaying London interbank offered rates of major banks.

         "STATED RATE" means:

         - for each tranche of each Borrowing outstanding on any day, the Interest Rate Option selected (or deemed selected pursuant to SECTION 5.2(A)) for (i) that tranche, (ii) that day and (iii) Advances of that type (Subprime Single-family Warehouse Advances, P&I Subline Advances, Servicing Subline Advances or Recoveries Advances), computed in accordance with the provisions of this Agreement;

         - for each such Borrowing as a whole, the weighted average of the Interest Rate Options applicable to each of its constituent tranches; and

         - for the Loan as a whole, the weighted average of the Stated Rates applicable to each outstanding Borrowing;

provided that if on any day the applicable rate for any such tranche, any such Borrowing as a whole or the Loan as a whole shall exceed the relevant Ceiling Rate for that day, then the Stated Rate therefor shall be reset to equal the Ceiling Rate on that day and shall be set to equal the Ceiling Rate for each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid balance of that tranche, that Borrowing or the Loan (as applicable) equals the total amount of interest that would have accrued on it if there were no Ceiling Rate.

         "TEXAS COMMERCE BALANCES" means, for any calendar month, the average aggregate outstanding principal balances of the Senior Credit Notes (including the Swing Line Note) held by Texas Commerce.

         1.4 Other Definitional Provisions.

                  (a) Accounting terms not otherwise defined shall have the meanings given them under GAAP.

                  (b) Defined terms may be used in the singular or the plural, as the context requires.

                  (c) Except where otherwise specified, all times of day used in the Facilities Papers are local times in Houston, Texas.

                  (d) Wherever the word "including" or a similar word is used in the Facilities Papers, it shall be read as if it were written, "including by way of example but without in any way limiting the generality of the foregoing concept or description".

                           2. THE LENDERS' COMMITMENTS

         2.1 The Lenders' Commitments to Lend. Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred that the Agent has not declared in writing to have been cured or waived (or, if one has occurred and not been so declared cured or waived, if all of the Lenders, in their sole discretion and with or without waiving the Default or Event of Default, have elected in writing that lending under this Agreement shall continue nonetheless) the Lenders agree to make revolving credit Advances to the Company under the Sublines before the Termination Date, which the Company may borrow, repay and (having repaid) reborrow in aggregate principal amounts outstanding on any day of up to the respective Sublimits and, in the aggregate, up to the Aggregate Committed Sum, for that day. The Lenders' respective Commitments and their respective Subline Funding Limits for each Subline are set forth on SCHEDULE LC in effect for that day, as it may have been amended or restated pursuant to this Agreement. The fractions to be applied to determine the respective Funding Shares of the Lenders that are parties to this Agreement on the Effective Date are the fractions of each Advance set forth opposite the Lenders' respective names on SCHEDULE FS in effect for that day, as it may have been amended or restated pursuant to this Agreement. Upon the joinder of additional Lender(s), if any, the parties agree to approve in writing revised and updated versions of SCHEDULES LC and FS. Each Lender shall be obligated to fund only that Lender's own Funding Share(s) of any Advance requested, and no Lender shall be obligated to the Company or any other Lender to fund a greater share of any Advance. No Lender shall be excused from funding its applicable Funding Share(s) of any Advance merely because any other Lender has failed or refused to fund its relevant Funding Share(s) of that or any other Advance. If any Lender fails to fund its Funding Share(s) of any Advance under any Facility, the other Lenders who are willing to do so shall have the right (but no obligation) to do so in the proportion that the Commitment of each bears to the sum of the Commitments of all Lenders that have funded (or are funding) their own Funding Shares of that Advance and that are willing to fund part of the Funding Share(s) of such Lender that so failed to fund, and regardless of whether the other Lenders fund the Funding Share(s) of the Lender who has failed to fund, the respective ownership interests of the Lenders in the Loan shall be adjusted as provided in the definition of "PRO RATA". All Advances under this Agreement shall constitute a single debt and all of the Collateral shall be security for all of the Senior Credit Line Notes and the Obligations.

         2.2 Expiration or Termination of the Commitments. Unless extended in writing or terminated earlier in accordance with this Agreement, the Lenders' Commitments to lend under this Agreement and the other Facilities Papers (including Texas Commerce's Swing Line Commitment) shall automatically expire at the close of business on the Termination Date, without any requirement for notice or any other action by the Agent, any of the Lenders or any other Person.

         2.3 Advances Outstanding May Not Exceed Limits. On any day, the aggregate amount of Advances outstanding under (i) the Loan shall in no event exceed the Aggregate Committed Sum for that day or (ii) any Subline shall in no event exceed either (x) the Subline Limit for that Subline or (y) that Subline's Borrowing Base for that day. If any such excess shall exist on any day and for any reason, the Company shall immediately repay it.

         2.4 Advances May Be Used Only for Specific Purposes. The Company may use Advances proceeds (including Swing Line Advances proceeds) only for the stated purpose(s) for which they were requested and may request Advances only for the following purposes:

         - Subprime Single-family Warehouse Advances shall be used solely to fund or acquire Eligible Subprime Single-family Collateral concurrently Pledged to the Agent.

         - P&I Advances Subline Advances shall be used solely to finance the Company's cash advances that produce Eligible P&I Advances Collateral concurrently Pledged to the Agent. The Company shall request P&I Advances Subline Advances fundings to be made -- and shall accept fundings of Advances to produce P&I Advance Receivables -- only on or after the Business Day that the related P&I Advance is made by the Company, and in any event not before the twelfth (12th) day of any calendar month (except that the Company may request and accept the initial P&I Advances Subline Advances funding to finance its P&I Advances that are outstanding on the date of that initial funding).

         - Servicing Advances Subline Advances shall be used solely to finance the Company's cash advances made on or before the date of the requested Borrowing and that produce Eligible T&I Advances Collateral or Eligible Enforcement Advances Collateral Pledged to the Agent by the Company on or before the date of the Borrowing.

         - Recoveries Subline Advances shall be used solely to finance (a) Single-family Mortgage Loans (1) originated or purchased by the Company but either (i) was not subsequently sold to an investor, or (ii) was sold to an investor but was subsequently repurchased by the Company due to underwriting errors, delinquencies or breach of representations or warranties made in connection with such sale or (2) purchased by the Company out of a pool of Serviced Loans, or from a Whole Loan investor for whose Mortgage Loans the Company is a Servicer, pursuant to the Company's (or an Affiliate's) obligation or election as Servicer to do so, each of which Mortgage Loans is Pledged to the Agent, or to finance such unmarketable Single-family Mortgage Loans and other mortgage banking-related Collateral as shall be approved by the Agent on a case-by-case basis and as shall be Pledged to the Agent.

         2.5 Swing Line Commitment. In addition to its Commitment under SECTION 2.1, Texas Commerce agrees to fund revolving credit Swing Line Advances to the Company in principal amounts which do not on any day exceed the Swing Line Limit for the purpose of initially funding requested Borrowings under the Sublines.

         2.6 Swing Line Borrowings. The Company shall have the right to borrow and reborrow under the Swing Line:

                  (a) only if the Swing Line Borrowing fully qualifies in all respects for funding as an ordinary Borrowing under this Agreement;

                  (b) provided that no Default has occurred that has not been cured before it has become an Event of Default, and no Event of Default has occurred that the Agent has not declared in writing to have been waived or cured;

                  (c) so long as the Swing Line Limit is not exceeded;

                  (d) provided that the Request for Borrowing against which the Swing Line Borrowing is to be funded is received by Texas Commerce by no later than 4:00 PM on the Business Day such Borrowing is to be funded; and

                  (e) provided that neither the Company nor Texas Commerce is aware of any reason why the Borrowing requested by the Request for Borrowing against which the Swing Line Borrowing is to be funded cannot or will not be fully funded by the Lenders on the fifth (5th) Business Day (or such other Business Day as shall be designated by Texas Commerce) following the Business Day on which the Request for Borrowing is received by Texas Commerce.

All Swing Line Borrowings shall be evidenced by the "SWING LINE NOTE" of the Company dated the date of this Agreement, payable to the order of Texas Commerce and in the form attached as EXHIBIT A-2 and shall bear interest from the date funded until the date repaid (and accrued interest on them shall be due and payable) at the same rate(s) and on the same days as would be applicable if such Swing Line Borrowings had been funded by the Lenders, instead of having been funded by Texas Commerce alone as Swing Line Borrowings.

                         3. GENERAL BORROWING PROCEDURES

         3.1 Requests for Borrowings. Each Request for Borrowing shall constitute a request for both (1) a Swing Line Borrowing to be funded by Texas Commerce on the Business Day on which the Agent receives the Request for Borrowing before 4:00 PM (Requests for Advance received by the Agent after 4:00 PM shall be deemed received when Texas Commerce opens for commercial banking business on the next succeeding Business Day) and (2) the Borrowing actually requested by the text of the Request for Borrowing to be funded by the Lenders on the Swing Line Borrowing Due Date for that Swing Line Borrowing and to refinance that Swing Line Borrowing.

         3.2 Initial Funding of Advances under the Swing Line; Refinancing of Swing Line Advances. Texas Commerce shall fund each Borrowing requested by a Request for Borrowing by making a Swing Line Advance on the same Business Day the Borrowing is requested if the requirements of SECTION 2.6 are satisfied (Texas Commerce shall have no obligation to fund that Borrowing as a Swing Line Advance if and to the extent that such requirements are not satisfied, although it shall be funded on the next succeeding Business Day either (if Texas Commerce so elects) as a Swing Line Advance or (otherwise) as a regular Advance by the Lenders, if and to the extent that all conditions to its funding are then satisfied -- to the extent that satisfaction of any of the conditions to funding a requested Borrowing as a Swing Line Advance is within the Agent's control, the Agent agrees to use reasonable efforts to cause them to be satisfied). Each Swing Line Borrowing shall be repaid on its Swing Line Borrowing Due Date by the Agent's paying over to Texas Commerce out of the Note Payment Account, and Texas Commerce's applying against such Swing Line Borrowing, an amount equal to the proceeds of the Borrowings funded by all of the Lenders on that day against the same Request for Borrowing that was initially funded by such Swing Line Advance. If at the time such Swing Line Advance was funded, Texas Commerce reasonably believed that no Default or Event of Default had occurred and was then continuing and that all of the other conditions set forth in SECTION 2.6 for such Swing Line Advance were satisfied in all material respects, the other Lenders shall be unconditionally and irrevocably obligated to timely fund their respective Funding Shares of the Advance that was so initially funded as a Swing Line Advance, to repay to Texas Commerce (and thereby refinance) on the relevant Swing Line Borrowing Due Date all of that Swing Line Advance except only Texas Commerce's Funding Share of it, irrespective of whether in the meantime any Default or Event of Default has occurred or been discovered, and irrespective of whether in the meantime some or all of the Lenders' Commitments have lapsed, expired or been canceled, rescinded, terminated with or without cause, waived, released or excused for any reason whatsoever, so that (i) the principal of the Swing Line is paid down by the required amount on each Swing Line Borrowing Due Date -- all accrued interest on Swing Line Borrowings shall be due and payable by the Company to the Agent (for distribution from the Note Payment Account to Texas Commerce) on the later of (x) the fifteenth (15th) day of the next month (with the first interest payment due May 15, 1997) or (y) two (2) Business Days after the Agent bills the Company for such accrued interest, (ii) all Swing Line Borrowings are converted to Borrowings from the Lenders under the applicable Subline(s) and (iii) those Borrowings are evidenced by the Senior

Credit Notes other than the Swing Line Note.

         3.3 Requests for Borrowing Due by 4 PM. A separate Request for Borrowing shall be made for each Borrowing, which, when appropriately completed and with appropriate schedules attached, may include requests for Advances under one or more Sublines and/or Wet Warehousing Advances. On each Business Day that
(i) the Agent shall have received a Request for Borrowing before 4:00 PM and
(ii) if additional Collateral is required to support the Borrowing as discussed in SECTION 3.4, the Agent shall have received the Submission List(s), and the Custodian shall have received the Basic Papers for any items of new Debt Collateral, required by the terms of SECTION 3.4 -- the Agent shall fund the requested Borrowing as a Swing Line Advance, and shall thereafter give notice to each Lender of that requested Borrowing and that Lender's Funding Share(s) of the requested Advance before 2:00 PM on the Swing Line Borrowing Due Date for that Swing Line Advance, and each Lender shall cause its Funding Share(s) thereof to be transferred to the Agent within two (2) hours after receiving such notice from the Agent or by 4:00 PM, whichever is later, so that the Agent receives it in good collected Houston funds on that same Business Day, and the Agent shall deposit those shares of the Advance into the Note Payment Account when received and shall repay the related Swing Line Advance from the Note Payment Account (or, if a Lender other than Texas Commerce advises the Agent by telephone and confirms the advice by telecopy that the Lender has placed all of its Funding Share(s) on the federal funds wire to the Agent, the Agent shall continue to keep the Swing Line Advance outstanding to the extent of that Lender's Funding Share(s) so wired until the Agent has actually received such share -- whereupon the Agent shall deposit such share when received into the Note Payment Account and repay that still-outstanding portion of the Swing Line Advance from the Note Payment Account -- except that the Agent shall have no obligation to continue such portion of any Swing Line Advance outstanding if and to the extent, if any, that doing so would cause the amount funded by the Agent and outstanding under any one or more Sublines to exceed either the Swing Line Limit or the Agent's Subline Funding Limit for any Subline.)

         3.4 Submission List(s) and New Collateral Papers (If Any) Due by 12:30 PM or 4 PM on the Day of a Requested Borrowing. Unless the relevant Borrowing Base(s) (each) already has sufficient Collateral Value to support both (i) the requested Borrowing and (ii) all other outstanding Borrowings under the relevant Subline(s), by 12:30 PM (in order for the requested Borrowing to qualify for funding on that same day by all of the Lenders, whether or not it is actually funded as a Swing Line Advance) or by 4:00 PM (to qualify only for Swing Line funding, if and to the extent that Swing Line funding is available therefor) on the Business Day on which the Company requests that an Advance be funded, the Company shall (1) deliver to the Agent one or more signed Submission Lists describing the additional Collateral then being pledged to the Agent and (2) except for Wet Warehousing Advances, cause to be delivered to the Custodian all of the Basic Papers relating to the items of new Debt Collateral listed in those Submission List(s). If, after giving effect to a requested Advance, the outstanding Advances under any Subline would exceed its Borrowing Base, or if the Agent or the Custodian determines that any such Submission List or Basic Papers submitted to it are incomplete or incorrect in any material respect, then:

                  (a) the Agent may withhold the entire Advance until the Company shall have demonstrated to the Agent's reasonable satisfaction that the Submission Lists submitted -- and, for Debt Collateral, the Company shall have demonstrated to the Custodian's reasonable satisfaction that all required Basic Papers submitted -- are in fact not (or are no longer) incomplete or incorrect in any material respect; or

                  (b) in the case of any Borrowing Base insufficiency, unless the Company instructs the Agent in writing not to fund any of the requested Borrowing, and subject to the provisions and limitations of SECTIONS 2.1 and 2.5, the Agent will fund such lesser amount(s) as the Agent shall determine is
(are) supported by the relevant Borrowing Base(s) and will notify the Company of such insufficiency, including the Agent's calculation of such insufficiency set forth in reasonable detail.

         3.5 If a Request for Borrowing or New Collateral Papers are Received Late; Waiver of Claim for Any Late Funding. If either a Request for Borrowing or the Basic Papers for the new Collateral (other than Bridged Loans) and its related Submission List(s) are submitted late, the Agent will use reasonable efforts to make the requested Advance as a Swing Line Advance on the same day it is requested, although neither the Company nor any other Person shall have any claim or cause of action against the Agent or any of the Lenders if that funding (or any other funding) does not occur on the same day it is requested.

                         4. THE SENIOR CREDIT LINE NOTES

         To evidence the Advances to be made by the Lenders pursuant to this Agreement, the Company agrees to execute and deliver to each Lender a Senior Credit Note in a face principal amount equal to that Lender's Committed Sum and dated the same date as this Agreement (or dated with such other appropriate date as shall be agreed upon by the Company, that Lender and the Agent if the effective date of that Lender's joinder in this Agreement is after its Effective
Date), and to evidence the Swing Line Advances to be made by Texas Commerce, the Company agrees to execute and deliver to Texas Commerce the Swing Line Note in face principal amount equal to the Swing Line Limit. If any Lender's Committed Sum shall be increased for any reason after the Company shall have issued that Lender its Senior Credit Note, then the Company agrees to execute and deliver to that Lender upon its request a renewal Senior Credit Note in a face principal amount equal to the portion of that Lender's new Committed Sum and dated the same date that such applicable Committed Sum change becomes (or became) effective.

                    5. INTEREST, PRINCIPAL AND FEES PAYMENTS

         5.1 Interest. Each Borrowing shall bear interest on its advanced and unpaid principal balance at the interest rate determined in accordance with
SECTION 5.2 from the date of the Borrowing until due or repaid (whichever occurs first), and such interest shall be calculated through the last day of each month and shall be due and payable monthly in arrears on the later of (i) the fifteenth (15th) day of the next month (with the first interest payment due May 15, 1997) or (ii) two (2) Business Days after the Agent bills the Company for such accrued interest, and all accrued interest then unpaid shall be fully, finally and absolutely due and payable on the Maturity Date. All past due principal, interest, fees or other sums shall bear interest at the Past Due Rate from their respective due dates until paid, or at such lesser rate (if any) -- although not less than the Stated Rate -- as the Agent shall elect to be applicable for any one or more days of such period. Without duplication, from the earlier of the Maturity Date or the date of the occurrence (if any) of an Event of Default described in SECTION 11.1(f), 11.1(g), 11.1(k) or 11.1(o), all advanced and unpaid Loan principal shall bear interest at the Past Due Rate, or at such lesser rate (if any) -- although not less than the Stated Rate -- as the Agent shall elect to be applicable for any one or more days of such period. Except as otherwise specified in this Agreement or any relevant Facilities Papers, interest on any Borrowing is to be calculated on the basis of the actual number of days elapsed on the basis of a year of 360 days (i.e., on the 365/360 -- or 366/360 in a leap year -- day basis), unless that would cause the Ceiling Rate for any day to be exceeded, in which event and to the extent necessary to eliminate or minimize that result, interest shall be calculated on the 365/365 -- or 366/366 in a leap year -- day basis. All interest rate determinations and calculations by the Agent, absent manifest error, shall be conclusive.

         5.2 Interest Rates. The unpaid amount of each Borrowing shall bear interest from the date such Advance is funded until repaid in full at the simple interest rate (compounded annually) specified by this Section for the Interest Rate Option selected (or deemed to have been selected) by the Company pursuant to this Section to apply to such Borrowing. The Company may select a single Interest Rate Option for a Borrowing or different Interest Rate Options for the constituent portions (tranches) of the Borrowing, either at the time the Borrowing is requested or from time to time thereafter, although on any particular day, no portion of the Loan principal shall be included in more than one tranche and only one Interest Rate Option shall be applicable for that day to any particular tranche. In order to select an Interest Rate Option, the Company shall give the Agent telephonic notice not later than 10:00 AM on -- or for a Fixed Rate Option selection, not later than 10:00 AM two (2) LIBOR Business Days before -- the effective date for which an Interest Rate Option is being selected, specifying:

                           (1) the Business Day (which must be a LIBOR Business
Day for Fixed Rate Borrowings) when the selection is to become effective;

                           (2) the principal amount of the Borrowing for which
the selection is being made (provided that the Company may select the Balance Adjusted Rate Option without specifying a principal amount, after which the Agent shall apply it to Loan principal equal to the Free Adjusted Balances from time to time outstanding); and

                           (3) the Interest Rate Option selected and, if a Fixed
Rate is being selected, its Fixed Rate Interest Period;

The Company shall confirm the telephonic notice in writing by not later than the close of business on the same day, by forwarding to the Agent a completed and signed confirmation (the "INTEREST RATE SELECTION CONFIRMATION") in the form of EXHIBIT G. Confirmation shall be made by telecopy and a signed original shall be mailed the same day.

                  (a) If as to any portion of any Borrowing (whether to be made or outstanding) no other Interest Rate Option is selected by the Company in accordance with SECTION 5.2, or if after an Interest Rate Option is selected by telephonic notice, an Interest Rate Selection Confirmation for it is not sent by the Company to the Agent on the same day, then the Company shall be conclusively deemed to have selected the Adjusted LIBOR Floating Rate for that portion, and thereafter (until a different Interest Rate Option is duly selected and confirmed in accordance with this SECTION 5.2), the outstanding principal balance of that portion that is not past due shall bear interest at the Adjusted LIBOR Floating Rate.

                  (b) All past due amounts shall bear interest as provided in
SECTION 5.2(D)(1).

                  (c) The Company's right to select the Balance Adjusted Rate is subject to the following conditions, terms and limitations:

                           (1) the Balance Adjusted Rate shall not be applicable
to (i) any Loan principal outstanding on any day in excess of the Free Adjusted Balances for that day, (ii) any past due Loan principal or (iii) after the occurrence of an Event of Default (unless and until the Event of Default has been declared in writing by the Agent to have been cured or waived), any Loan principal;

                           (2) to the extent that the portion of Loan principal
designated to bear interest at the Balance Adjusted Rate exceeds the Texas Commerce Balances, the Agent will pay to the Lenders other than Texas Commerce, ratably, interest on such excess at a rate per annum equal to the Applicable LIBOR/BAR Margin plus the Federal Funds Effective Rate (and the Lenders hereby agree that payment of such interest at that rate is satisfactory); provided that if doing so would violate Regulation Q, on demand made by the Agent -- which demand the Agent may make on its own initiative and will make upon the request of any Lender -- the Company shall gross-up and pay to the Agent the interest on that designated portion so that the Agent will have the funds to pay the interest due to the other Lender(s) without violating Regulation Q. In no event will the Agent ever be obligated to make any payment that would violate Regulation Q;

                           (3) without the express consent of Texas Commerce,
the Company may not select the Balance Adjusted Rate if a Default has occurred that has not been cured or if an Event of Default has occurred that has not been declared in writing by the Agent to have been cured or waived; and

                           (4) if the Agent, acting in its sole discretion,
determines that application or use of the Balance Adjusted Rate does or would violate any Legal Requirement or any rule, regulation, guideline or directive of any Governmental Authority applicable to any Lender or the Agent, whether or not having the force of law, then the Agent shall suspend the availability of the Balance Adjusted Rate Option, and the portion of Loan principal that would otherwise bear interest at the Balance Adjusted Rate shall instead bear interest from the effective date of such suspension at the Adjusted LIBOR Floating Rate, unless and until the Lender shall thereafter declare in writing that it has made a contrary determination.

                  (d) From the date of occurrence of any Event of Default and until it and its material consequences (if any) have been wholly cured:

                           (1) each Floating Rate Tranche shall bear interest
until paid in full at the Past Due Rate; and

                           (2) each Fixed Rate Tranche shall bear interest
through the last day of the applicable Fixed Rate Interest Period at the lesser of (x) the rate otherwise applicable to such Fixed Rate Tranche plus three percent (+3%) per annum or (y) the Ceiling Rate, and thereafter at the Past Due Rate.

                  (e) All Fixed Rate Tranche elections are subject to the following limitations:

                           (1) each Fixed Rate Tranche shall have a Fixed Rate
Interest Period of from two (2) days to sixty (60) days, as elected by the Company and specified in its telephonic notice of such Interest Rate Option selection and its Interest Rate Selection Confirmation;

                           (2) if a Fixed Rate Interest Period would end on a
day that is not a Business Day, such Fixed Rate Interest Period shall instead end on the next succeeding Business Day, unless such next succeeding Business Day is in a different calendar month, in which event the Fixed Rate Interest Period shall instead end on the immediately preceding Business Day;

                           (3) each Fixed Rate Tranche shall bear interest from
and including the first day of its Fixed Rate Interest Period to but excluding the last day of such Fixed Rate Interest Period at the interest rate determined by the Agent pursuant to this Agreement to be applicable to such Fixed Rate Tranche;

                           (4) no Fixed Rate Interest Period may be elected that
would end after the Maturity Date;

                           (5) the Company may have no more than three (3) Fixed
Rate Tranches outstanding at any one time;

                           (6) each Fixed Rate Tranche shall be in the minimum
amount of Ten Million Dollars ($10,000,000);

                           (7) the Company may not select a Fixed Rate Tranche
if a Default has occurred that has not been cured or if an Event of Default has occurred that has not been declared in writing by the Agent to have been cured or waived;

                           (8) if the Company selects a Fixed Rate Tranche for
any portion of a Borrowing that is funded as a Swing Line Loan, then the Company shall be deemed to have selected a LIBOR Floating Rate Tranche for that portion of such Borrowing for the time that the Borrowing is outstanding as a Swing Line Loan, and to have selected a Fixed Rate Tranche for the Fixed Rate Interest Period designated by the Company, with that Fixed Rate Interest Period commencing, however, on the first day that it is funded as an Advance by all Lenders;

                           (9) if any payment of all or any part of a Fixed Rate
Tranche occurs on a day that is not the last day of the applicable Fixed Rate Interest Period, whether because of acceleration, prepayment or another cause, the Company will indemnify the Lenders and the Agent for any reasonable loss or cost they incur resulting from such prepayment, including any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Tranche (such loss or cost to be calculated by each Lender so affected and its calculation to be conclusive and binding, absent manifest error); and

                           (10) if the Agent, acting in its sole discretion,
determines:

                                    (i) that maintenance of any Fixed Rate
Tranche would violate any Legal Requirement or any rule, regulation, guideline or directive of any Governmental Authority applicable to any Lender or the Agent, whether or not having the force of law; or

                                    (ii) prior to the commencement of a Fixed
Rate Interest Period after exerting reasonable efforts to obtain them, that deposits of a type and maturity appropriate to match fund a Fixed Rate Tranche are not available to any one or more of the Lenders;

then the Agent shall suspend the availability of the Interest Rate Option for any Fixed Rate Tranche affected by such determination and any Fixed Rate Tranche outstanding under every affected Interest Rate Option shall automatically convert to the Adjusted LIBOR Floating Rate.

                  (f) From the date of occurrence of any Event of Default and until it and its material consequences (if any) have been wholly cured:

                           (1) each Floating Rate Tranche shall bear interest
until paid in full at the Past Due Rate; and

                  (2) each Fixed Rate Tranche shall bear interest through the last day of the applicable Fixed Rate Interest Period at the lesser of (x) the rate otherwise applicable to such Fixed Rate Tranche plus three percent (+3%) per annum or (y) the Ceiling Rate, and thereafter at the Past Due Rate.

            (g) Interest shall be calculated through the last day of each month and shall be due and payable monthly in arrears on the later of (x) the fifteenth (15th) day of the next month (with the first interest payment due May 15, 1997) or (y) two (2) Business Days after the Agent bills the Company for such accrued interest. On the Maturity Date all principal and accrued interest then unpaid shall be finally due and payable without notice or demand.

      5.3 Rate of Return Maintenance Covenant. If at any time after the date of this Agreement, any Lender that is a bank determines that (a) any applicable law, rule or regulation regarding capital adequacy has been adopted or changed since February 15, 1997 or (b) its interpretation or administration by any Governmental Authority, central bank or comparable agency has changed since February 15, 1997 and determines that such change or such Lender's compliance with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on that Lender's capital as a consequence of its obligations under this Agreement or any of the other Facilities Papers to a level below that which that Lender would have achieved but for such adoption, change or compliance (taking into consideration the Lender's own capital adequacy policies) by an amount the Lender deems to be material, then upon notice to the Company by that Lender or the Agent summarizing the facts triggering the increase and calculations of the increase, the interest rate on the principal of that Lender's portion of the Loan funded and outstanding from time to time shall be increased to a rate sufficient to provide that Lender with a rate of return on its capital equal to that which would have been achieved but for such adoption, change or compliance (taking into consideration that Lender's own capital adequacy policies), but in no event to exceed the Ceiling Rate. In determining the increase in interest rate required to achieve that result, each affected Lender may employ such assumptions and make such allocations of costs and expenses fairly applicable to the Loan as that Lender reasonably elects and may use any reasonable averaging and attribution method. Any Lender claiming compensation under this Section shall furnish the Company its certificate setting forth the amount or amounts (calculated pursuant to the above-described methods) necessary to compensate the Lender as specified in this Section.

      5.4 Chief Credit Officer's Certificate Conclusive. The certificate of Texas Commerce's chief credit officer stating the Prime Rate, the Federal Funds Effective Rate, the Floating Rate or the Fixed Rate applicable to one or more Advances, the Past Due Rate and/or the Free Adjusted Balances in effect from time to time, absent manifest error, shall be conclusive.

      5.5 Principal. The Advances' outstanding principal amount shall be due and payable in full without notice or demand on the Maturity Date. Before then, the Company agrees to pay the following principal payments to the Agent immediately upon the occurrence of the following events, in each case without notice or demand but without duplication of payment:

            (a) Promptly upon the Company's becoming entitled and able to collect the proceeds of any sale or other disposition of Debt Collateral (including proceeds of sales of Structured Securities created from Debt Collateral), a principal amount equal to the amount so collectable shall be due and payable by the Company to the Agent -- although, pursuant to the provisions of SECTION 6.6, the Agent's security interest in such Debt Collateral or its proceeds shall not be released unless and until the Agent has received for deposit into the Note Payment Account the Redemption Amount for such Debt Collateral -- and the Company shall cause the entirety of all available Debt Collateral disposition proceeds to be paid to the Agent (or if the Company receives them, the Company shall pay them over to the Agent), with each such payment to be applied first against the principal of Borrowings outstanding under the relevant Subline(s) -- the Subprime Single-family Warehouse Subline and, if applicable, the Wet Warehousing Subline and with the remaining balance (if any) to be transferred from the Note Payment account into the Company's own account with Texas Commerce (unless either (i) any payment of principal or interest on the Obligations shall then be past due, in which event the Agent may first apply such excess to pay such past due amount and transfer only the balance, if any, remaining after such application to the Company's own account, or (ii) an Event of Default has occurred that the Agent has not declared in writing to have been either waived or cured, in which event the Agent shall hold such excess as Collateral and apply it in accordance with the provisions of
SECTION 11.5.

            (b) Promptly after the Company collects any sum on or in respect of any P&I Advances Collateral, the Company shall repay principal of P&I Advances Subline Advances to the Agent in an amount equal to the lesser of (x) the amount collected or (y) the balance of all P&I Subline Advances then outstanding.

            (c) Each P&I Advances Subline Advance not sooner due pursuant to
SECTION 5.5(b) shall be due and payable on the second (2nd) Business Day of the calendar month following the month in which the Advance was funded.

            (d) As and when the Company collects any sums on or in respect of any Servicing Advances Collateral, and no less often than weekly before the Maturity Date nor later than six (6) days after their collection, the Company shall pay to the Agent as a mandatory principal prepayment for Pro Rata distribution to the Lenders and application to the Obligations in accordance with the other provisions of this Agreement, an amount equal to the lesser of
(i) the aggregate amounts collected by the Company in respect of its Servicing Advances Collateral less the sum of such collections previously remitted to the Agent or (ii) the then-outstanding principal balance of all Servicing Subline Advances.

            (e) As and when the Company collects any sums on or in respect of any Recoveries Collateral, and no less often than weekly before the Maturity Date nor later than six

(6) days after their collection, the Company shall pay to the Agent as a mandatory principal prepayment for Pro Rata distribution to the Lenders and application to the Obligations in accordance with the other provisions of this Agreement, an amount equal to the lesser of (i) the aggregate amounts collected by the Company in respect of its Recoveries Collateral less the sum of such collections previously remitted to the Agent or (ii) the then-outstanding principal balance of the Recoveries Subline Advances.

            (f) If any Disqualifying Event occurs in respect of any item of Collateral, unless the Borrowing Base in which such item of Collateral was included still equals or exceeds the sum of all Borrowings outstanding under that Borrowing Base's related Subline, the Company shall repay Loan principal to the Agent in an amount -- or, unless an Event of Default has occurred that the Agent has not declared in writing to have been cured or waived, furnish substitute Collateral of the same type and having Collateral Value at least -- equal to that item's Collateral Value on the day when the first Advance under that Subline was made after that item of Collateral was most recently Pledged to the Agent.

            (g) If for any reason on any day, the Borrowings outstanding under any Subline exceed that Subline's Borrowing Base, then the Company shall repay Loan principal to the Agent in an amount equal to such excess, unless both (i) no Event of Default has occurred which the Agent has not declared in writing to have been cured or waived and (ii) the Company shall have pledged substitute Collateral of the same type and having Collateral Value at least equal to such excess on or before three (3) Business Days after the Company first learned of the existence of such excess.

      5.6 Commitment Fee. The Company agrees to pay to the Agent, for the account of the Lenders (and for the Agent to distribute to them), ratably according to their respective Committed Sums, a cash commitment fee (the "COMMITMENT FEE") in an amount equal to one-fourth percent (1/4%) per annum of the Aggregate Committed Sum for the period from the Effective Date to the Termination Date. The Commitment fee shall be due and payable annually in advance on the Effective Date and on each anniversary (if any) of the Effective Date before the Termination Date. The Commitment Fee is compensation to each Lender for committing to make funds available for revolving credit Advances on the terms and subject to the conditions of this Agreement, and is not compensation for the use or forbearance or detention of money, although this Section (as well as every other Section of this Agreement) is subject to the provisions of SECTION 15.3. Each calculation by the Agent of the amount of the Commitment Fee shall be conclusive, absent manifest error. The Company shall pay to the Agent on demand any deficiency in payment by the Company of the Commitment Fee.

      5.7 Agent's Fee. The Company agrees to pay to the Agent an agent's fee (the "AGENT'S FEE") as provided for in the letter agreement between the Company and the Agent executed substantially concurrently with this Agreement, as such letter agreement may be supplemented or amended from time to time.

      5.8 Prepayments. The Company shall have the right to prepay the outstanding Borrowings in whole or in part, from time to time and without premium or penalty; provided that prepayment (whether optional or mandatory) of Fixed Rate Borrowings shall be subject to the provisions of SECTION 5.2(e)(9).

      5.9 Payments.

            (a) Except as otherwise specifically provided in this Agreement, all payments under this Agreement, on the Senior Credit Notes (including the Swing Line Note) and under the other Facilities Papers shall be paid (i) to the Agent for deposit in the Note Payment Account, (ii) by not later than 2:00 PM on the day when due (unless the Agent shall agree to a payment's being made before a specific later deadline) and (iii) without set-off, counterclaim or deduction, in lawful money of the United States of America in immediately available funds at the office of the Agent, at 712 Main Street, Houston, Texas 77002, or by fed funds wire transfer to:

  Texas Commerce Bank           Account number 0010-2672087
    National Association        Attention:  William J. Clark or Audrey B. Mather
  ABA number 1130-0060-9        Phone:  (713) 216-7702 or 216-4476
  Further Credit -- Long Beach Mortgage Company

or at such other place as the Agent shall designate from time to time. Whenever any payment to be made under this Agreement, any Senior Credit Note or any of the other Facilities Papers shall be stated to be due on a day that is not a Business Day, the due date for that payment shall be automatically extended to the next day that is a Business Day, and with respect to principal, interest at the applicable rate (determined in accordance with this Agreement) shall continue to accrue during the period of such extension. Unless the Agent, acting in its sole discretion, shall agree otherwise, funds received by the Agent after 2:00 PM on a Business Day shall be deemed for all purposes to have been paid by the Company on the next succeeding Business Day, except that if, after so deeming, any applicable Ceiling Rate would be exceeded, then solely for the purpose of calculating interest accrued, such funds shall be deemed paid on the date received.

            (b) If and to the extent any payment is not made when due under this Agreement, any Senior Credit Note (including the Swing Line Note) or any of the other Facilities Papers, the Company authorizes the Agent and each Lender (for the Pro Rata account and benefit of all of the Lenders) then or at any time thereafter to charge any amounts so due and unpaid against any or all of the Company's accounts with the Agent or any of the Lenders; provided that such right to charge the Company's accounts shall not apply to any escrow, trust or other deposit accounts designated as being held by the Company on behalf of third party owners of the escrowed funds other than Affiliates of the Company.

            (c) Any and all payments by the Company made pursuant to this Agreement or under any Senior Credit Note or other Facilities Papers shall be made free and clear of and without deduction for any and all present or future Taxes. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable pursuant to this Agreement or under any Senior Credit Note or other Facilities Paper, (i) the sum payable shall be increased as may be necessary so that after making all required deductions, such Lender receives an amount equal to the sum it would have received had no such deductions been made, and (ii) the Company agrees to pay the Taxes to the relevant Governmental Authority.

            (d) Each payment received by the Agent in accordance with this Agreement is valid and effective to satisfy and discharge the Company's liability under the Facilities Papers to the extent of the payment.

      5.10 Pro Rata Distribution of Payments. All payments and prepayments of the Senior Credit Notes, including the Swing Line Note, (whether voluntary or involuntary and from whatever source) received by the Agent shall be distributed by the Agent to the Lenders Pro Rata with their respective ownership interests in the Loan as of the date the payment is credited against the Senior Credit Notes in accordance with this Agreement. The distribution from the Agent to each Lender shall be made by wire transfer in immediately available funds directly to the Lender or to such account at another financial institution as is designated from time to time by the Lender in writing, and shall be made on the same Business Day received (or deemed received) by the Agent. If the Agent shall fail or refuse to make the distribution on the same Business Day as the payment was received, then the Agent shall pay the affected Lender(s) interest on the undistributed funds at the Federal Funds Effective Rate.

      5.11 Chapter 15 Inapplicable. The Company agrees that Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligations.

                                  6. COLLATERAL

      6.1 Grant of Security Interest. As security for the payment of the Loan and for the payment and performance of all of the Obligations, the Company hereby GRANTS to the Agent, as agent, bailee and secured party for the Lenders, a first priority security interest in all of the Company's present and future estate, right, title and interest in and to the following described Collateral (although neither the Lenders nor the Agent assumes any of the Company's or any other liability or obligation under or in respect of any Collateral):

            (a) all Pledged Loans including all principal thereof and interest thereon from time to time outstanding or paid and Loan Papers evidencing, securing or otherwise relating to such Pledged Loans, whether or not they initially qualify or continue to qualify as Eligible Collateral, (i) that from time to time are Pledged to the Agent or repledged to, deposited with, delivered to, caused to be delivered (or sent) by the Company to, or held by or for, the Agent or the Custodian pursuant to this Agreement or the Custody Agreement (including all Pledged Loans held for the Agent by any financial intermediaries, securities intermediaries or bailees and also including all Bridged Loans against which any part of any Advance is funded, both before and after the Basic Papers evidencing such Bridged Loan come into possession of the Custodian or any other financial intermediary, securities intermediary or bailee for the Agent), (ii) in respect of which an Advance has been made either (1) at the Company's request (whether written or oral) or (2) to preserve Collateral or the priority of the Agent's Lien against Collateral or to otherwise protect the interests of the Lenders in accordance with this Agreement or the other Facilities Papers and (iii) that have not been specifically redeemed by the Company (or its designee) in accordance with SECTION 6.7 or sold to and fully paid for by an investor in accordance with SECTION 6.7 (although it is not the exclusive method or basis for determining that an Advance has been made against a Pledged Loan, the Agent's inclusion of the Collateral Value of any Pledged Loan in any Borrowing Base at any time when any Advance is outstanding under the related Subline shall be conclusive evidence (absent manifest error) that an Advance has been funded against that Pledged Loan);

            (b) all Loan Papers related to, and all private mortgage insurance on, any Pledged Loans, and all renewals, extensions, modifications and replacements of any of them; all rights, liens, security interests, guaranties, insurance agreements and assignments accruing or to accrue to the benefit of the Company in respect of any of the Pledged Loans; all of the Company's rights, powers, privileges, benefits and remedies under each and every paper now or hereafter securing, insuring, guaranteeing or otherwise relating to or delivered in connection with any of the Pledged Loans, including all guaranties, lien priority agreements, security agreements, deeds of trust, collateral assignments, subordination agreements, negative pledge agreements, loan agreements, management agreements, development agreements, design professional agreements, payment, performance or completion bonds, title and casualty insurance policies and mortgage guaranty or insurance contracts; all of the Company's rights, to the extent assignable, in, to and under any and all commitments (including all Purchase Commitments) issued by (i) GNMA, FNMA, FHLMC, another mortgage company or any other investor or any lender or securities issuer to guarantee, purchase or invest in any of the Pledged Loans or any Structured Security based on or backed by any of them or (ii) any broker or investor to purchase any Structured Security, whether evidenced by book entry or certificate, representing or secured by any interest in any of the Pledged Loans, together with the proceeds arising from or pursuant to any and all such commitments; all rights under every Hazard Insurance Policy relating to real estate securing a Pledged Loan for the benefit of the creditor of such Pledged Loan , the proceeds of all errors and omissions insurance policies and all rights under any blanket hazard insurance policies to the extent they relate to any Pledged Loan or its security; all hazard insurance or condemnation proceeds paid or payable with respect to any of the Pledged Loans and/or any of the property securing payment of any of the Pledged Loans or covered by any related instrument; all of the Company's rights now or hereafter existing in, to or under any Structured Securities secured by or representing any interest in any of the Pledged Loans, whether evidenced by book entry or certificate (the Agent's Lien against each Structured Security created from, based on or backed by Pledged Loans shall automatically attach to, cover and affect all of the Company's right, title and interest in that Structured Security when issued and its proceeds and the Agent's Lien against the Pledged Loans from which such Structured Security was so created shall automatically be released when the Structured Security is issued, subject to automatic reinstatement if such issuance is voided or set aside by any court of competent jurisdiction); all proceeds of any nature paid or payable by any governmental, quasi-governmental or private mortgage guarantor or insurer (including VA, FHA or any other Person) with respect to any of the Pledged Loans; all tax, insurance, maintenance fee and other escrow deposits or payments made by the Customers under such Pledged Loans (the Agent and the Lenders acknowledge that the Company's rights in such deposits are limited to the rights of an escrow agent and such other rights, if any, in and to such deposits as are accorded by the Pledged Loans and related papers); any and all personal property, contract rights, accounts, general intangibles, instruments and proceeds of whatever kind relating to the Pledged Loans and all other papers delivered to the Agent or the Custodian and all other rights transferred to the Agent in respect of any of the Pledged Loans, including the right to receive all insurance proceeds (including casualty insurance, pool insurance and title insurance proceeds) and condemnation awards or payments in lieu of condemnation which may be or become payable in respect of the premises encumbered or intended to be encumbered by any Pledged Loan;

            (c) all files, papers, documents, instruments, surveys, certificates, correspondence, appraisal reports, computer programs, tapes, disks, cards, accounting records and other records, information and data relating to any of the Pledged Loans or any of their Loan Papers, including any of the foregoing necessary or useful for the Company or any other Servicer to service or administer any of the Pledged Loans or their Loan Papers;

            (d) all present and future rights ("REIMBURSEMENT RIGHTS") of the Company to have, demand, receive, recover, obtain and retain payments and prepayments of principal, interest or both, prepayment penalties and tax, assessment, maintenance fee and insurance escrow payments, owing, paid or due to be paid to the Company by or for the account of any makers, endorsers, sureties, assumptors or other Persons obligated, with or without personal liability, on, under or in respect of any Serviced Loans, including all accounts and general intangibles from time to time owned by the Company under which its holder has an enforceable and liquidated claim against a Mortgagor and his accounts, an insurer or another identified Person under any Mortgage Loan serviced by the Company for reimbursement of advances made by the Company pursuant to its obligation to do so as servicer of that Mortgage Loan to fund any P&I Advance (i.e., a P&I Receivable) or to fund any T&I Advance (i.e., a T&I Receivable) or Enforcement Advance (i.e., an Enforcement Receivable). Collateral also includes all of the Company's present and future rights to have, demand, receive, recover, obtain and retain payment, reimbursement or indemnity for (or for making) P&I Advances, T&I Advances or Enforcement Advances, from any other source or sources, including (1) any other Servicer, whether or not affiliated or bound by any contract with the Company, (2) any owner or holder of any Serviced Loan which was the subject of any such unrepaid advances, (3) any investor (whether pursuant to an express or implied advances reimbursement covenant under a contract between such investor and the Company -- or any predecessor -- contained in or executed pursuant to any mortgage or mortgage-backed securities selling or servicing guide, pursuant to any other agreement between the Company -- or any predecessor -- and such investor or by operation of any legal or equitable rule or principle, including subrogation), (4) any governmental or private mortgage insurer or guarantor, (5) any proceeds of realization on any security for or guaranties or insurance of Serviced Loans which are the subject of any unrecovered Advance, (6) any title insurance, (7) any insurance on property or property rights covered by any Serviced Loan which is the subject of any such unrecovered Advance and (8) any other source whatsoever;

            (e) all present and future Company claims and rights of the Company to have, demand, receive, recover, obtain and retain payments from VA, FHA, any other governmental or private insurer or guarantor or any other Person, for or in respect of any sum paid or other consideration given by or on behalf of the Company (i) to pay costs associated with the servicing, collection, enforcement, foreclosure or realization on any security for -- or any insurance, bond, endorsement or guarantee of, for or in respect of -- any Mortgage Loan (or its proceeds) at any time serviced by the Company or any of its Affiliates or (ii) to fund the purchase or other acquisition by or on behalf of the Company pursuant to any right, option or obligation of the Company or any of its Affiliates as Servicer, to purchase or otherwise directly or indirectly acquire any Mortgage Loan from its owner or out of a pool of Mortgage Loans serviced by the Company or any of its Affiliates, including all accounts and general intangibles from time to time owned by the Company under which the Company has such a claim, together with all of the Company's present and future rights to have, demand, receive, recover, obtain and retain payment, reimbursement or indemnity for (or for making) such costs payments or purchase fundings from any other source or sources, including (1) any other Servicer, whether or not affiliated, or bound by any contract, with the Company, (2) any owner or holder of any Serviced Loan which was the subject of any such costs payment or purchase, (3) any investor (whether pursuant to an express or implied advances reimbursement covenant under a contract between such investor and the Company -- or any predecessor -- contained in or executed pursuant to any mortgage or Structured Securities selling or servicing guide, pursuant to any other agreement between the Company -- or any predecessor -- and such investor or by operation of any legal or equitable rule or principle, including subrogation or assignment) or (4) any proceeds or realization on any security for or guaranties or insurance or any purchased or acquired Mortgage Loan or its proceeds;

            (f) any other Property acceptable to the Agent and Pledged to the Agent;

            (g) the Note Payment Account and all sums from time to time on deposit on it;

            (h) all of the Company's files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data directly relating to any of the Collateral described or referred to above;

            (i) all rights to have and receive any of the foregoing and all proceeds of any of the foregoing, including all present and future accounts, general intangibles, instruments, real or personal property, books records, contract rights, documents (including all documents of title), chattel paper and proceeds relating to, arising from or by virtue of or collections with respect to, or comprising part of, any of the foregoing, including all insurance and claims for insurance affected or held for the benefit of the Company, the Lenders, the Agent or the Custodian in respect of any of the foregoing;

            (j) all other rights and interests now owned or hereafter acquired by the Company in, under or relating to any of the Collateral described or referred to above and all proceeds of sale or other disposition of, such Collateral and all contracts and agreements, whether oral or written, relating thereto, and any instruments, documents or writings evidencing any monetary obligation, contract right, general intangible, account or security interest in any of such Collateral, or its proceeds, whether now existing or hereafter arising, accruing or accrued. Collateral also includes all other rights and interests in and to any and all security for or claims against others in respect of any of the Collateral described or referred to above, or proceeds of sale or other disposition of, any of such Collateral; and

            (k) all accessions or additions to, substitutions for and proceeds of any and all of the foregoing, together with all renewals and replacements of any of the foregoing.

Provided, that the Agent's security interest in the Pledged Loans does not extend to, cover or affect any of the mortgage loan Servicer's right, title or interest in, to or under (a) any Servicing Agreement that the Company, as owner or investor, has entered into, or may hereafter enter into, in good faith with any Person that is not an Affiliate of the Company, as mortgage loan Servicer, to service Mortgage Loans now or hereafter owned or held by the Company, whether or not such Mortgage Loans were heretofore, or are now or hereafter, Pledged to the Agent or (b) the mortgage loan servicing rights under any such mortgage loan servicing agreement between the Company and a contractual mortgage loan Servicer that is not an Affiliate of the Company; provided further, that nothing in this sentence shall be construed to waive, disclaim, impair or otherwise affect the Agent's security interest (as agent, bailee and secured party for the Lenders) in any of such Mortgage Loans themselves, including the Agent's security interest in and to all of the Company's right, title and interest under each such Mortgage Loan Servicing Agreement to the extent (if any) that it covers, affects or relates to Pledged Loans.

      6.2 Further Assurances Concerning Collateral. In furtherance of the foregoing, the Company (i) hereby agrees to perform, or cause to be performed, such acts and duly to authorize, execute, acknowledge, deliver, file and record (or cause such actions to be taken with respect to) such financing statements, assignments, security agreements, deeds of trust, mortgages, bond powers and supplements, modifications or amendments to any of them, and such other papers as the Agent may reasonably request in order to establish and preserve the priority of, perfect and


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
protect the Liens granted or intended to be granted to the Agent in and to any and all such Collateral and to preserve and protect the Agent's rights in respect of all present and future Collateral for the Obligations.

      6.3 Delivery of Additional Collateral or Mandatory Prepayment. At least once a week during the term of this Agreement (or more often in the discretion of the Agent if it reasonably determines that market conditions warrant) and whenever a Request for Borrowing is made by the Company (except that the Agent shall have no obligation to make such determination more frequently than once per day), the Agent shall (i) determine pursuant to SECTION 1.2 the aggregate Collateral Values for the Borrowing Base for each type of Collateral (including any Collateral pledged on that day) Pledged to the Agent under this Agreement,
(ii) issue to the Lenders a current certificate stating separately the Agent's determination of the Borrowing Base for each type of Collateral for which the Agent has made such determination (the Agent shall be required to make such determination when a Request for Borrowing is made only as to the Borrowing Base(s) relevant to that Request for Borrowing) and (iii) provide a copy of that certificate to the Company. If the Agent shall determine on any day that any Borrowing Base is less than the outstanding Advances under the related Subline, then the Company shall immediately (by no later than the next Business Day after the Agent's request) either:

            (a) Pledge to the Agent additional Collateral of the relevant type and deliver to the Custodian all Basic Papers for such Collateral (such delivery to the Custodian may be deferred for up to five (5) Business Days for any Bridged Loans Pledged to the Agent as additional Collateral) and/or;

            (b) after giving effect to the Collateral Value of any additional Collateral Pledged to the Agent and delivered to the Agent pursuant to SECTION 6.3(a), pay to the Agent cash for Pro Rata distribution to the Lenders, in aggregate amounts sufficient to cover the sum of the excess of each of (i) the sum of all Advances outstanding under each Subline over (ii) the Collateral Value of all Eligible Collateral Pledged to the Agent for borrowing against under that same Subline.

provided, that the Company may not elect under the provisions of SECTION 6.3(a) (and instead must make a cash paydown pursuant to SECTION 6.3(b)) if any Default or Event of Default has occurred that the Agent has not declared in writing to have been cured or waived.

      6.4 Mortgaging of Real Property Collater The Company hereby GRANTS to the Agent a Lien against, and hereby agrees to duly Pledge to the Agent by executing, acknowledging sufficiently for recording and delivering to the Agent or (where appropriate) to a trustee designated by the Agent, a recordable mortgage, deed of trust or security deed (whichever form of real property mortgage instrument is appropriate to the jurisdiction in which the real property is located) -- on the standard FNMA/FHLMC form, modified appropriately for the purpose, or in another form approved by the Agent -- and in substance approved by the Agent, to cover each


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
lot, parcel, tract or leasehold estate (as the case may be) of present or future Collateral that constitutes real property under the law of the U.S. jurisdiction where it is located, each of which shall describe the mortgagee or grantee as "Texas Commerce Bank National Association, as a Lender and as Agent for certain other Lenders" and shall describe the Debt it secures substantially as follows:

      All present and future debts and obligations of Long Beach Mortgage Company to Texas Commerce Bank National Association, as a Lender and as Agent for the other Lenders named therein, and to such other Lenders, under or pursuant to the 4/97 Senior Secured Credit Agreement dated as of April 14, 1997, the principal debt under which credit agreement has a final stated maturity of March 31, 1999, as such credit agreement may have been or may from time to time be supplemented, amended or restated; provided that the principal debt hereby secured shall in no event exceed [state here the amount that is equal to 120% of the current appraised value or broker's opinion of value of the mortgaged real estate].

While the Agent does not initially intend to record any of such mortgages, deeds of trust or security deeds, the Agent may elect to record any or all of them at any time or times, and all costs of filing and recordation shall be paid for by the Company, either directly or as reimbursement to the Agent, whichever the Agent shall elect.

      6.5 Collection and Servicing Rights. So long as no Event of Default shall have occurred that the Agent has not declared in writing to have been cured or waived, the Company shall be entitled to service, receive and collect directly -- or cause to be serviced, received and collected through a Servicer or Servicers under one or more Servicing Agreements -- all sums payable to the Company in respect of the Collateral (excluding, however sums arising from sales or other dispositions of Collateral, which SECTION 6.6 requires to be paid to the Agent for application as therein stated). After the occurrence of any Event of Default that the Agent has not declared in writing to have been cured or waived, the Agent shall have the following rights (but no obligations):

            (a) in its discretion, to demand, sue for, collect or receive and receipt for (in its own name, in the name of the Company or otherwise) any money or property at any time payable or receivable on account of any of the Collateral, in consideration of its transfer or in exchange for it;

            (b) to direct -- and to take any and all other steps necessary to cause -- any Servicer of any of the Collateral to pay over directly to the Agent for the account of the Company (instead of to the Company or any other Person) all sums from time to time due to the Company and to take any and all other actions that the Company or the Agent has the right to take under the Company's contract with such Servicer; and

            (c) to request that the Company forthwith pay to the Agent at its principal office all amounts thereafter received by the Company upon or in respect of any of the Collateral, advising the Agent as to the sources of such funds, and if the Agent does so request, then the Company shall diligently and continuously thereafter comply with such request.

All amounts so received and collected by the Agent shall be paid over to the Lenders for application to pay (i) fees owing under the Facilities Papers (pro rata in the ratio that the fees then owed to each Lender bear to the fees then owed to all Lenders), (ii) the reasonable costs and expenses incurred by the Agent or the Lenders (pro rata in the ratio that the unreimbursed costs and expenses incurred by each of them and then outstanding bears to the unreimbursed costs and expenses incurred by all of them and then outstanding) in collecting or enforcing the Senior Credit Notes and the other Facilities Papers, defending against any claims made in respect of the Facilities Papers or any related transactions, protecting or realizing on Collateral and (iii) accrued and unpaid interest on and principal of the Senior Credit Notes (for interest, pro rata in the ratio that the then-accrued and unpaid interest due on each Senior Credit Note bears to the then-accrued and unpaid interest due on all Senior Credit Notes, and for principal, pro rata in the ratio that the outstanding balance of each Senior Credit Note bears to the outstanding balances of all Senior Credit Notes).

      6.6 Sale and Agent's Delivery of Debt Collateral to Investor. The Company may direct the Custodian to ship or deliver to any Qualified Investor, under cover of a bailee letter substantially in the form therefor prescribed by the Custodial Agreement, any Pledged Loan for which that investor has issued a Whole Loans Purchase Commitment, and the Agent's security interest in such Pledged Loan shall automatically terminate upon payment to the Agent of the greater of
(i) the purchase price for that Pledged Loan determined in accordance with the terms of the relevant Purchase Commitment or (ii) the Redemption Amount of that Pledged Loan, and at the Company's request and expense, the Agent will execute such UCC-3 (or UCC-2, as applicable) Partial Release and such other confirmation of such release as the Qualified Investor shall require. The Company may direct the Custodian to ship or deliver to any issuer of Structured Securities, under cover of a bailee letter substantially in the form therefor prescribed by the Custodial Agreement, any Pledged Loan(s) as all or part of a pool from which Structured Securities will be created that are covered by a Structured Securities Purchase Commitment issued by a Qualified Investor, and the Agent's security interest in those Pledged Loans shall automatically terminate when the Structured Securities are created from such pool, although the Agent's security interest granted by this Agreement in and to -- and the Company hereby specifically declares its intent that Collateral covered by this Agreement includes -- all of the Company's present and future (i) right, title and interest in and to the Structured Securities so created and (ii) rights to demand, have, receive and receipt for such Structured Securities and their proceeds shall automatically attach when such Pledged Loans are so securitized and the Agent's security interest in them is thereby automatically terminated, as aforesaid. When the sale is settled of any Whole Loan or of any Structured Securities created from a pool that includes any Pledged Loan, the Company shall cause the investor purchasing such Whole Loan or Structured Securities


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
to pay the purchase price therefor directly to the Agent, for application as a mandatory prepayment on the Senior Credit Notes and as a repayment of outstanding Advances under the relevant Subline, and the Agent's security interest in such Whole Loan or such proceeds of the Pledged Mortgages in such securitized pool (whichever the case may be) shall terminate and be released upon the Agent's receipt (for deposit in the Note Payment Account) of an amount equal to the greater of (x) the contractual purchase price to be paid by the investor for that Pledged Whole Loan or the Company's share of the proceeds of the sale of such Structured Securities (whichever the case may be), as determined in accordance with the terms of the relevant Purchase Commitment or
(y) the Redemption Amount for that Pledged Loan or the sum of the Redemption Amounts for such Pledged Loans in such securitized pool of Mortgage Loans. Upon shipment or delivery of Pledged Loans to be securitized and pending such payment to the Agent on the sale of the resulting Structured Securities, the Company agrees to take all steps necessary to:

            (a) cause all such Structured Securities, if and when they are issued before payment of their sale proceeds is made to the Agent, to be duly registered in the Agent's name and delivered to the Agent; or

            (b) in the case of uncertificated or book-entry securities held by a financial intermediary in a state that has not adopted the National Conference of Commissioners on Uniform State Laws-approved 1994 amendments to Article 8 and 1994 conforming amendments to Articles 1, 4, 5, 9 and 10 of the UCC (the "RELEVANT 1994 UCC AMENDMENTS"), cause those Structured Securities, if issued before payment of their sale proceeds is made to the Agent, to be duly registered as owned by the Agent, as agent, bailee and secured party for the Lenders, on the books of the financial intermediary that is shown as their record owner on the books of the fiscal agent for the issuer of such securities; or

            (c) in the case of securities held by a financial intermediary in Texas or in another state that has also adopted, without relevant substantial variations, the Relevant 1994 UCC Amendments, if such securities are issued before payment of their sale proceeds is made to the Agent, to cause the Agent, as agent, bailee and secured party for the Lenders, to be identified in the records of the relevant securities intermediary as the only holder of securities entitlements in respect of such securities or (at the Agent's written election) to cause such securities intermediary to agree that it will act on entitlement orders to dispose of such securities and/or to pay the proceeds to a designated Person or apply them as directed in the entitlement order only if such entitlement order is issued by the Agent;

and to cause such arrangements to remain in effect until such payment of the sales proceeds of such Structured Securities has been made to the Agent. The Company hereby APPOINTS the Agent as its attorney-in-fact to take all such steps in its name and behalf as are necessary or appropriate to (i) obtain and maintain control of such Structured Securities, (ii) establish, maintain or continue perfection of its security interests in such Structure Securities and/or (as the context requires) (iii) enforce, collect or otherwise realize upon such interests, and such appointment shall


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
be deemed a power coupled with an interest and shall be irrevocable for so long as any of the Obligations shall be unpaid or any of the Lenders shall have any outstanding commitment to lend or to extend any other financial accommodations to or for the account of the Company.

      6.7 Right of Redemption From Pledge. Provided no Event of Default has occurred that the Agent has not declared in writing to have been cured or waived (provided that the Agent may elect to allow redemption even if an uncured and unwaived Event of Default has occurred if the Agent reasonably believes at that time that doing so would be in the Lenders' interest), the Company may from time to time redeem one or more items of Collateral from pledge by either:

            (a) paying, or causing to be paid, to the Agent for deposit in Note Payment Account, for application to the outstanding balance of Advances under the relevant Subline(s) and Pro Rata distribution to the Lenders for their application to prepayment of the principal balances of the Senior Credit Notes, including the Swing Line Note, the Redemption Amount for the item(s) of Collateral to be released; or

            (b) delivering substitute Collateral that both (a) is Eligible Collateral of the same type(s) as the Collateral being redeemed and (b) will, when included with the existing Collateral of the same type(s), increase the relevant Borrowing Base(s) for the relevant Subline(s) to a value at least equal to the aggregate outstanding Advances under such Subline(s).

The Agent's Lien against the items of Collateral redeemed shall automatically be terminated upon the Agent's receipt of the redeeming payment or redeeming substitute Collateral, and the Agent will direct the Custodian to release the Basic Papers and other items evidencing or comprising (or otherwise relating to) the redeemed Collateral to the Company against the Company's written request and will execute UCC partial release(s) -- or otherwise appropriately confirm such release in writing -- prepared at the Company's expense if, when and in such form as the Company may reasonably request.

      6.8 Return of Collateral at End of Commitment. If (i) the Lenders' Commitments to lend shall have expired or been terminated, and (ii) all Advances, interest or other amounts evidenced by the Senior Credit Notes or owing to any of the Lenders or the Agent under this Agreement, the Senior Credit Notes and the other Facilities Papers shall be fully paid and satisfied, then the Agent shall release the Collateral to the Company or its designee promptly upon written request made by the Company and at its cost, and the Company shall promptly receipt -- or shall cause its designee to promptly receipt -- for such released Collateral in writing to the Agent. Acceptance by the Company of any Collateral delivered to it pursuant to any provision of this Agreement (whether or not the recipient issues a receipt for it) or shipping by the Agent of Collateral in substantial compliance with shipping instructions given by the Company or its designee shall be a complete and full acquittance for the Collateral so delivered or shipped, and the Agent shall thereby be released and discharged from any and all liability or responsibility for it arising then or thereafter.


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
                            7. CONDITIONS PRECEDENT.

      7.1 Initial Advance. The obligations of the Lenders to fund their respective Funding Shares of the initial Advance under this Agreement are subject to the Company's fulfillment of the following conditions precedent:

            (a) The Agent shall have received the following, all of which must be satisfactory in form and content to the Agent in its sole discretion:

                  (1) This Agreement duly executed by all parties;

                  (2) The Senior Credit Notes, each duly executed by the Company;

                  (3) The Guaranty, duly executed by the Guarantor;

                  (4) UCC financing statements for the Collateral covered by this Agreement, each duly executed by the Company;

                  (5) a UCC search report for the Company;

                  (6) The Custody Agreement duly executed by the Company and Texas Commerce as Custodian;

                  (7) Certified copies of the Company's articles of incorporation and bylaws;

                  (8) Proof satisfactory to the Agent that (i) all regulatory and auditors' requirements in respect of the initial public offering of Long Beach Financial's common stock have been obtained, (ii) such offering has been successfully completed, (iii) the stock offered has been issued and paid for and
(iv) the Company's initial paid-in equity capital and Tangible Net Worth are each at least Twenty-five Million Dollars ($25,000,000).

                  (9) A favorable written opinion of counsel to the Company dated on or before the date of the initial Advance, addressed to the Lenders and the Agent and in form and substance reasonable satisfactory to the Agent and its legal counsel (opinions required to be included therein are set forth in EXHIBIT
H);

                  (10) Original resolutions of the Company's board of directors, certified as of the date of the initial Advance by the Company's corporate secretary, authorizing the execution, delivery and performance by the Company of this Agreement, the Senior Credit Notes, the Custody Agreement and all other Facilities Papers to be delivered by the Company pursuant


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
to this Agreement;

                  (11) A certificate of the Company's corporate secretary as to
(i) the incumbency of the officers of the Company executing this Agreement, the Senior Credit Notes, the Custody Agreement, each applicable Request for Borrowing and all other Facilities Papers executed or to be executed by or on behalf of the Company and (ii) the authenticity of their signatures -- and specimens of their signatures shall be included in such certificate or set forth on an exhibit attached to it -- (the Agent and the Lenders shall be entitled to rely on that certificate until the Company has furnished a new certificate to the Agent);

                  (12) An Officer's Certificate for the Company dated the date of the initial Advance and certifying truthfully that, after giving effect to that Advance, no Default or Event of Default will exist under this Agreement and that there has been no material adverse change since the Statement Date in any of the Central Elements relative to the Company; and

                  (13) Copies of an errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, or certificates in lieu of policies, providing such insurance coverage as is customary for members of the Company's industry, all in form and content reasonably satisfactory to the Agent.


                  (14) Payment to the Agent of the Facility Fee (for deposit in the Note Payment Account and Pro Rata distribution to the Lenders, the Agent's Fee, the Custodian's Fee and all other fees and expenses (including the disbursements and reasonable fees of the Agent's and the Lenders' attorneys, subject to the limitation specified in SECTION 12.1) of the Agent and the Lenders accrued and billed for to the date of the Company's execution and delivery of this Agreement.

            (b) All directors and officers of the Company, all shareholders of the Company and all Affiliates of the Company or any parent or Subsidiary of the Company, to whom or which the Company shall be obligated (excluding obligations for officer or employee salary, bonuses or other compensation) either for borrowed money or for any other obligation of Fifty Thousand Dollars ($50,000) or more as of the date of this Agreement, shall have caused such Debt -- excluding only the debts and obligations described on SCHEDULE 7.1(B) to this Agreement -- to be Subordinated Debt, as defined in this Agreement, by executing and causing to be delivered to the Agent a Subordination Agreement substantially in the form of EXHIBIT C and taking all other steps, if any, required to cause such Debt to be Subordinated Debt, as so defined, and the corporate secretary of the Company shall have certified each such Subordination Agreement executed to satisfy the requirements of this Subsection to be true, complete and in full force and effect as of the date of the Advance.

      7.2 Each Advance. The obligations of the Lenders to fund their respective Funding

Shares of the initial Advance and each subsequent Advance under this Agreement are also subject to the satisfaction, in the sole discretion of the Agent, as of the date of each such Advance, of the following additional conditions precedent:

            (a) The Company shall have delivered to the Agent a Request for Borrowing and (if any relevant Borrowing Base is insufficient to support all or part of the Advance) shall have delivered to the Agent one or more Submission List(s) and to the Custodian (except for Wet Warehouse Advances) a copy of the relevant Submission List(s) together with the Basic Papers for any Debt Collateral required to cause any relevant Borrowing Base to at least equal its related Subline's outstanding Advances after giving effect to the requested Advance.

            (b) Unless the requested Advance is comprised only of a Wet Warehousing Advance, the Custodian shall have issued its Custodian's Certification relating to the Collateral comprising the Borrowing Base(s) for the Advance (and the Agent agrees not to unreasonably withhold or delay issuing any such Custodian's Certification).

            (c) The Agent shall have received evidence reasonably satisfactory to it as to the making and/or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the Agent's security interest in the Collateral and give the Agent "control" of such of the Collateral as shall be "investment property" under the UCC of the State of Texas or other applicable law.

            (d) The representations and warranties of the Company contained in
SECTION 8 shall be true and correct in all material respects as if made on and as of the date of each Advance unless specifically stated to relate to an earlier date.

            (e) The Company shall have performed all agreements to be performed by it under this Agreement, the Custody Agreement and all other Facilities Papers, as well as under all Purchase Commitments, and after giving effect to the requested Advance, no Default or Event of Default will exist under this Agreement or any of the other Facilities Papers.

            (f) The Agent shall have received from counsel for the Company, if reasonably requested by all of the Lenders, an updated favorable opinion or opinions, in form and substance satisfactory to the Agent addressed to the Lenders and/or the Agent (whichever the Agent shall specify) and dated as of the date of such Advance, covering and updating such matters that were originally addressed in the opinion issued pursuant to SECTION 7.1(a)(9) as the Agent may request.

            (g) The Company shall have paid the Commitment Fee and Agent's Fee then due and payable in accordance with SECTIONS 5.6 and 5.7 and the Custodian's fee pursuant to the Custody Agreement.

                               8. REPRESENTATIONS.


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
      The Company hereby represents and warrants to the Agent and the Lenders both (a) as of the date of this Agreement and (b) except as to those specified to relate only to a specific date, again as of the date of each Request for Borrowing, that:

      8.1 Organization; Good Standing; Subsidiaries. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has furnished to the Agent a true and complete copy of the Company's charter or articles of incorporation and its bylaws or corporate regulations, and all amendments to each made on or before the date of this Agreement, and agrees to furnish to the Agent a true and complete copy of any amendment adopted after the effective date of this Agreement. The Company warrants and represents that the Company and its Subsidiaries each has the full legal power and authority to own its properties and to carry on its business as currently conducted and each is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership of its property or the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on any of the Central Elements. The Company does not have any Subsidiaries (other than single-purpose finance Subsidiaries all of whose indebtedness for borrowed money or other material indebtedness is nonrecourse Structured Securities Debt) except as set forth on EXHIBIT D or as have been subsequently disclosed by the Company to the Agent in writing. EXHIBIT D states the name of each such Subsidiary as of the Effective Date (other than such single-purpose finance Subsidiaries), place of incorporation, each state in which it is qualified as a foreign corporation and the percentage ownership of the capital stock of each such Subsidiary by the Company.

      8.2 Authorization and Enforceability. The Company has the power and authority to execute, deliver and perform this Agreement, the Senior Credit Notes, the Custody Agreement and all other Facilities Papers to which it is a party or in which it joins or has joined. The execution, delivery and performance by the Company of this Agreement, the Senior Credit Notes, the Custody Agreement and all other Facilities Papers to which it is a party and the borrowing of the Loan have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which has been modified or rescinded, and all of which are in full force and effect) and do not and will not conflict with or violate any Legal Requirement or the articles of incorporation or bylaws of the Company, conflict with or result in a breach of or constitute a default under any agreement, instrument or indenture binding on the Company or require any consent under any such agreement, instrument or indenture where the conflict, breach, default or nonconsent could reasonably be expected to have a material adverse effect on any of the Central Elements, or result in the creation of any Lien upon any property or assets of the Company except the Lien securing the Obligations, or result in or permit the acceleration of any debt of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected. This Agreement, the Senior Credit Notes, the Custody Agreement and all other Facilities Papers constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights generally.

      8.3 Approvals. Neither the execution and delivery of this Agreement, the Senior Credit Notes, the Custody Agreement and all other Facilities Papers nor the performance of the Company's obligations under such Facilities Papers requires any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than (i) those that have been obtained or will be obtained by the time required and which remain in full force and effect, (ii) those for which the Company's failure to obtain them will not have a material adverse effect on any of the Central Elements in respect of the Company and (iii) the filing of the Security Instruments.

      8.4 Financial Condition. Since the Statement Date, (i) there has been no material adverse change in any of the Central Elements related to the Company (and its Subsidiaries), nor is the Company aware of any state of facts which (with or without notice, the lapse of time or both) would or could result in any such material adverse change, and (ii) there have been no material unrealized or anticipated losses from any loans, advances or other commitments of the Company, except for the material adverse changes and losses (if any) that are summarized on SCHEDULE 8.4. The following representations shall be deemed made for the first time when the Company first furnishes a first balance sheet to the Agent pursuant to SECTION 9.2(a): the balance sheet of the Company (and, to the extent applicable, its Subsidiaries, on a consolidated basis) and the related statements of income, changes in stockholders' equity and cash flows ("FINANCIAL STATEMENTS") for the fiscal period just ended fairly present the financial condition of the Company (and its Subsidiaries) as at their date and the results of their operations for the fiscal period ended on that date, and such Financial Statements were prepared in accordance with GAAP. On their date, the Company did not have any known material liabilities -- direct or indirect, fixed or contingent, matured or unmatured -- or liabilities for sales, long-term leases or unusual forward or long-term commitments not disclosed by such Financial Statements or reserved against in them.

      8.5 Litigation. Except as disclosed in the most recent Financial Statements furnished to the Agent, there are no actions, claims, suits or proceedings pending, or to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any of its Subsidiaries in any court, before any other Governmental Authority or before any arbitrator or in any other dispute resolution forum which, if adversely determined, could reasonably be expected to result in a material and adverse effect on any of the Central Elements relative to the Company.

      8.6 Licensing. The Company and the Servicers (if any) of its Mortgage Loans are duly registered as mortgage lenders and servicers in each state in which Mortgage Loans have been or are from time to time originated, to the extent such registration is required by any applicable Legal Requirement, except where the failure to register could not reasonably be expected to result in an material and adverse effect on any of the Central Elements in respect of the Company..

      8.7 Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of any provision of any law, or any judgment, award, rule, regulation, order, decree, writ or injunction of any court, other Governmental Authority or public regulatory body that could reasonably be expected to have a material adverse effect on any of the Central Elements relative to the Company.

      8.8 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

      8.9 Investment Company Act. The Company is not subject to the rules governing an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      8.10 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is an "affiliate" or a "subsidiary company" of a "public utility company", or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", as such terms are defined in the PUHC Act. Further, none of the transactions contemplated under this Agreement shall cause or constitute a violation of any of the provisions, rules, regulations or orders, of or under the PUHC Act and the PUHC Act does not in any manner impair the legality, validity or enforceability of the Senior Credit Notes, the Loan, any of the Facilities Papers or any of the Agent's Liens.

      8.11 Payment of Taxes. (The Company is newly formed, and therefore, as of the Effective Date, no returns or taxes of the following descriptions have yet become due or reserves of the type mentioned in this Section have yet been established.) The Company has filed (or caused to be filed) all required federal, state and local income, excise, property and other tax returns with respect to its and its Subsidiaries' operations, all of such returns are true and correct and the Company has paid or caused to be paid -- or is protesting by appropriate proceedings diligently pursued and has established adequate reserves therefor -- all taxes which are due and owing under applicable law or as shown on any assessment to the extent such taxes have become due, including all applicable FICA payments and withholding taxes. The amounts reserved as a liability for income taxes and other taxes payable in the financial statements heretofore furnished to the Agent and the Lenders are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes -- whether or not disputed -- of the Company and its Subsidiaries accrued for or applicable to the period and on the dates of such financial statements and all prior years and periods, and for which the Company and its Subsidiaries may be liable in their own right or as transferee of the assets of other Person or as successor to any other Person.

      8.12 Agreements. Neither the Company nor any of its Subsidiaries is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting


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
any of the Central Elements except as disclosed in SCHEDULE 8.4 or in the Company's Financial Statements most recently furnished to the Agent. Neither the Company nor any such Subsidiary is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any agreement, instrument or indenture that could reasonably be expected to have a material adverse effect on any of the Central Elements in respect of the Company or any such Subsidiary. No holder of the Company's or any such Subsidiary's debt or other obligations has given notice of any asserted default. No liquidation or dissolution of the Company or any such Subsidiary is pending or, to the Company's knowledge, threatened. No receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or any such Subsidiary or any of their properties is pending, or to the Company's knowledge, threatened.

      8.13 Title to Properties. The Company and each of its Subsidiaries has good, valid, insurable (in the case of real property) and marketable title to
(i) all of its material assets that are included in "premises and equipment" or "prepaid expenses and other assets" on its balance sheet and (ii) (for fiscal periods commencing on or after the first day of the month next following the month in which the ninetieth (90th) day after the Effective Date falls) all of its properties and assets (whether real or personal, tangible or intangible) reflected or referred to in the Financial Statements most recently furnished to the Agent, except for such properties and assets as have been disposed of since the date of such current Financial Statements either in the ordinary course of business or because they were no longer used or useful in the conduct of its business, and all such properties and assets are free and clear of all Liens except for (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters to which like properties are commonly subject that do not materially interfere with the use of the property as it is currently being used and (iii) such other Liens, if any, as are disclosed in such Financial Statements and Permitted Encumbrances.

      8.14 The Company's Address. The Company represents that its chief executive office and principal place of business are at 1100 Town & Country Road, Suite 900, Orange, California 92668 or at such other address as shall have been set forth in a written notice to the Agent given subsequent to the Effective Date and at least thirty (30) days before such notice's effective date accompanied (if the Company's new address is in a different state) by a UCC-3 Financing Statement signed by the Company to amend each Financing Statement required by this Agreement to reflect the Company's change of address.

      8.15 ERISA. The Company does not maintain any Plans except the Plans listed on SCHEDULE 8.15 and agrees to notify the Agent in advance of forming any Plans. The Plans listed on SCHEDULE 8.15 and all other Company employee welfare benefits plans (as defined under Section 3(1) of ERISA) are in material compliance with all applicable laws (including ERISA). The Company is not an employer under any Multiemployer Plan or any other Plan subject to Title IV of ERISA. For the purposes of this SECTION ?, "in material compliance" means that the Company is not liable for any relevant liability in excess of Twenty-five Thousand Dollars


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
($25,000).

      8.16 Special Representations Concerning Collateral. The Company hereby represents and warrants to the Lenders and the Agent, as of the date of this Agreement and as of the date of each Request for Borrowing, that (except as otherwise disclosed by the Company to the Agent in respect of particular items of Recoveries Collateral when they are Pledged to the Agent):

            (a) The Company is the legal and equitable owner, free and clear of all Liens other than Permitted Encumbrances, of the Collateral. All Debt Collateral, including all pledged Bridged Loans, has been duly (i) authorized and validly issued, (ii) endorsed or assigned to the Company and (iii) endorsed or assigned by the Company in blank and delivered (or in the case of Bridged Loans, are in the process of being delivered) to the Custodian or endorsed in a manner acceptable to the Agent. The Company represents that all of the Collateral, individually and collectively, complies with all of the requirements of this Agreement and the Custody Agreement. All information concerning each grouping of Debt Collateral set forth on the Submission List furnished to the Agent/Custodian pursuant to which such Debt Collateral was, is or will be (as applicable) transmitted to the Custodian was, is and/or shall be (as applicable) true and complete in all material respects as of the date of such Submission List. All Basic Papers for each such item of Debt Collateral (except for Bridged Loans) will be transmitted to the Custodian with the Submission List with which it is submitted. Each assignment to the Agent of the Lien securing any Debt Collateral will be in proper and sufficient form for recording in the appropriate government office in the U.S. jurisdiction where the underlying property (land and improvements) covered by such Lien is located. Upon and after delivery to the Agent of the Mortgage Note evidencing the particular item of Debt Collateral, the Agent on behalf of the Lenders will have a duly perfected first priority security interest in such Debt Collateral and for so long as the Agent, the Custodian or another bailee for the Agent retains possession of such note, or takes such other action as is necessary for it to have and maintain a perfected security interest in such note under the UCC, the Agent will have a duly perfected first priority security interest in such Debt Collateral.

            (b) The Company has and will continue to have the full right, power and authority to pledge the Collateral Pledged to the Agent and to be Pledged to the Agent by the Company under this Agreement or pursuant to it, and such Collateral may be further assigned without any requirement for the consent of any other party to the Collateral.

            (c) The Company will maintain the Lien on the real estate described in, or referred to as covered by, each Pledged Loan as a first Lien until all of the Obligations have been fully paid and satisfied and the Lenders have no further Commitments outstanding.

            (d) All pledged Mortgage Loans and all related papers included in the Collateral (including all pledged Bridged Loans):


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
                  (1) were originated by the Company, a duly licensed mortgage lender in the ordinary course of its business and, if not originated by the Company, were sold by their respective originators and purchased by the Company, acting in the ordinary course of their respective businesses;

                  (2) have been made in compliance with all applicable requirements of the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the federal Truth-In-Lending Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, related statutes and regulations and all applicable Legal Requirements under usury, truth-in-lending, equal credit opportunity and all other Laws, and the continued compliance of the Pledged Loans is not affected by their pledge to the Agent, as agent, bailee and secured party for the Lenders;

                  (3) are the legal, valid and binding obligations of the respective Customers who made them and are and will continue to be valid and enforceable in accordance with their terms, without any claim, right of rescission, counterclaim, defense or offset, including any claim or defense of usury, except as such enforceability may be limited by bankruptcy and other laws affecting the rights of creditors generally and by principles of equity, and neither the operation of any of their respective contract terms nor the exercise of any right thereunder will render any of them partly or wholly unenforceable or subject to any such claim, right of rescission, counterclaim, defense or offset, and no such claim, right of rescission, counterclaim, defense or setoff has been asserted;

                  (4) have not been modified or amended and none of their requirements has been waived, except as expressly and completely reflected in the applicable Loan Papers furnished to the Agent or the Custodian;

                  (5) comply and will continue to comply with the terms of this Agreement and the Custody Agreement;

                  (6) were not originated in, and are not subject to the laws of , any jurisdiction whose laws (i) make unlawful their pledge to the Agent pursuant to this Agreement, or their ownership by the Agent or the Lenders following foreclosure of the Agent's Lien, or conveyance in lieu of foreclosure after any Event of Default or (ii) render the Pledged Loans unenforceable;

                  (7) are in full force and effect and have not been satisfied or subordinated in whole or in part or rescinded, and the residential real property securing the pledged Mortgage Loan has not been partially or completely released from the Lien of the Pledged Loan;

                  (8) evidence and are each secured by a valid first Lien in favor of the Company on real property securing the amount owed by the Customer(s) under the related


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
Mortgage, subject only to Permitted Encumbrances; the Company has pledged and collaterally assigned all of the Company's right, title and interest in such Pledged Loan and related Mortgage, and the Agent has and will have a valid and perfected and enforceable first priority security interest in such Pledged Loan;

                  (9) are executed with the genuine original signature of the Customer(s) obligated on such Pledged Loan, and all parties to it had full legal capacity to execute it; and

                  (10) (for Pledged Loans purchased by the Company) were purchased for fair value and the Company took possession of them in the ordinary course of its business, without knowledge that the Pledged Loan was subject to any security interest other than the Lien of the Agent, as agent, bailee and secured party for the Lenders; the Company has not sold, assigned or pledged any of such Pledged Loans to any person and the Company has good and marketable title to them free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest other than the Agent's Lien, and is the sole owner thereof with full right to pledge them to the Agent.

            (e) As to each Pledged Loan and its Loan Papers:

                  (1) the Company has not waived any default, breach, violation or event permitting acceleration except payment delinquencies that have not been outstanding long enough to cause the Pledged Loan to be In Default; as of the Effective Date, the related residential real property is, to the best of the Company's knowledge, free of damage and in good repair and no such residential real estate has suffered hurricane or earthquake damage that is not covered by a Hazard Insurance Policy;

                  (2) as of the Effective Date, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting the related real property which are or may be prior or equal in priority to the Lien of the Pledged Loan;

                  (3) the Loan Papers contain customary and enforceable provisions so as to render the rights and remedies of their holder adequate for the realization against the collateral for the Pledged Loan of the benefits of the security intended to be provided by it;

                  (4) there is only one original executed Mortgage Note, and (except in the case of Bridged Loans) that original has been delivered to the Custodian;

            (f) Each Mortgage is a first Lien on the premises and property described in it and the description in each Mortgage is legally adequate, and, except as to Holdback Loans, each item of Debt Collateral has been fully advanced in its face amount.

            (g) No default, and no event that with notice or lapse of time or both would


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
become a default, has occurred and is continuing under any item of Collateral other than pledged Subprime Single-family Mortgage Loans, and as to each pledged Subprime Single-family Mortgage Loan, it is not In Default, and the Company will promptly notify the Agent of any such pledged Subprime Single-family Mortgage Loan that is In Default.

            (h) The Company has complied and will continue to comply with all Legal Requirements relating to each item of Collateral.

            (i) All Hazard Insurance Policies covering the premises encumbered by each item of Debt Collateral:

                  (1) name and will continue to name the Company or its Servicer as the insured under a standard mortgagee clause;

                  (2) are and will continue to be in full force and effect; and

                  (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if required by the terms of any applicable private mortgage insurance or by any applicable Legal Requirement.

            (j) Premises securing Debt Collateral and located in a special flood hazard area designated as such by the Secretary of HUD are and shall continue to be covered by special flood insurance as required by the National Flood Insurance Program.

      8.17 Survival. All representations and warranties by the Company shall survive delivery of the Facilities Papers and the making of Advances, and any investigation at any time made by or on behalf of the Agent or any Lender shall not diminish the Agent's or such Lender's right to rely on them.

                           9. AFFIRMATIVE COVENANTS.

      The Company agrees that, for so long as the Commitments are outstanding or any of the Company's obligations remain to be paid or performed under this Agreement, the Senior Credit Notes or any of the other Facilities Papers, the Company shall, to the extent applicable:

      9.1 Pay Senior Credit Notes. Punctually pay or cause to be paid when due the principal of, interest on and all other amounts now or hereafter owing under this Agreement, the Senior Credit Notes and the other Facilities Papers in accordance with their respective terms.


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
      9.2 Financial Statements. Deliver to the Agent and to each of the Lenders:

            (a) As soon as available and in any event within forty-five (45) days after the end of each month, statements of income and changes in its stockholders' equity and cash flows (and, if applicable, those of its Subsidiaries, on a consolidated basis) for the month just ended, and the related balance sheet as at the end of such month, all in reasonable detail, and certified by its chief financial officer that, to the best of his or her knowledge, such financial statements were prepared in accordance with GAAP and present fairly the financial condition and the results of operations and cash flows for the period covered, subject, however, to year-end audit adjustments and the omission of notes to the Financial Statements.

            (b) As soon as available and in any event within forty-five (45) days after the close of each of the first three (3) fiscal quarters in each of its fiscal years, statements of income and changes in its stockholders' equity and cash flows (and, if applicable, those of its Subsidiaries, on a consolidated basis) for the period from the beginning of such fiscal year to the end of such fiscal quarter, and the related balance sheet as at the end of such fiscal quarter, all in reasonable detail, with all notes and certified by its chief financial officer that, to the best of his or her knowledge, such financial statements were prepared in accordance with GAAP and present fairly the financial condition and the results of operations and cash flows for the period covered, subject, however, to year-end audit adjustments and the omission of notes to the Financial Statements.

            (c) As soon as available and in any event within ninety (90) days after the close of each of its fiscal years, statements of income, changes in its stockholder's equity and cash flows (and, if applicable, those of its Subsidiaries, on a consolidated basis) for such year, and the related balance sheet as at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP and with all notes, and accompanied by:

                  (1) a report and opinion of an accounting firm reasonably satisfactory to the Agent, or other independent certified public accountants of recognized standing selected by it and acceptable to the Agent, stating that such accountants have conducted audits of such financial statements in accordance with generally accepted auditing standards and that, in their opinion, such financial statements present fairly, in all material respects, the financial position of the Company (as applicable) as of the date thereof and the results of its operations and cash flows for the periods covered thereby in conformity with GAAP;

                  (2) if applicable, a report and opinion of a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants, stating that such firm has examined selected documents and records relating to the servicing of Mortgage Loans, including the Pledged Loans covered by this Agreement, in accordance with the Mortgage Bankers Association of America's Uniform Single Audit Program for Mortgage Bankers, or any successor uniform program, and that, on the basis of such examination, such servicing has been


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
conducted in compliance with the minimum servicing standards identified therein, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report (the Company will use reasonable efforts to obtain such a report and opinion in respect of each subservicer for the Company and will furnish those obtained to the Agent); and

                  (3) a certificate signed by the chief financial officer of the Company, as applicable, stating that said financial statements fairly present its financial condition and results of operations (and, if applicable, those of its Subsidiaries) as at the end of, and for, such year.

The Company also agrees to provide to the Agent such other information related to such annual reports as the Agent may from time to time reasonably request.

            (d) Together with each of the monthly, quarterly and annual financial statements required by SECTIONS 9.2(a), 9.2(b), 9.3 and 9.2(c) above, a certificate of the Company's chief financial officer (i) setting forth in reasonable detail all calculations necessary to show that the Company is in compliance with the requirements of SECTIONS 10.5 and 10.6 of this Agreement or, if the Company is not in compliance, showing the extent of noncompliance and specifying the period of noncompliance and what actions the Company proposes to take with respect thereto and (ii) stating that the terms of this Agreement have been reviewed by such officer or under his or her supervision, and that he or she has made or caused to be made under his or her supervision, a review in reasonable detail of the transactions and the condition of the Company during the accounting period covered by such financial statements and that such review does not disclose the existence during or at the end of such accounting period -- and that such chief financial officer does not have knowledge of the existence as of the date of the Officer's Certificate -- of any Event of Default or Default or, if any Event of Default or Default existed or exists, specifying the nature and period of its existence and what action the Company has taken, is taking and proposes to take with respect to it. Each such Officer's Certificate shall show, in reasonable detail, the computations supporting compliance (or showing noncompliance) with the provisions of SECTIONS 10.5 and 10.6. EXHIBIT E is a sample form for showing such computations.

      9.3 Financial Statements Will be Accurate. All financial statements and reports of auditors furnished to the Lenders and the Agent hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at, and for the period then ended (except to the extent otherwise required to conform to good accounting practice), subject, however -- for financial statements other than year-end statements -- to year-end audit adjustments and the omission of notes to the Financial Statements.

      9.4 Other Reports. The Company will promptly furnish to the Agent (for distribution to the Lenders) from time to time information regarding the business and affairs of the Company, including the following and such other information as the Agent may from time to time reasonably request:


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
            (a) A copy of each new Purchase Commitment promptly after its receipt by the Company (the details of which the Agent will maintain in a confidential file to which the other Lenders shall not have access unless an Event of Default occurs that the Agent has not declared in writing to have been cured or waived).

            (b) A report of Debt Collateral prepaid in full, on or before two
(2) Business Days after prepayment of any one or more items of Debt Collateral is reported to the Company internally or by any Servicer (and the Company, as applicable, will require each such Servicer to promptly make such reports to the Company, as applicable).

            (c) Weekly, a hedging coverage report showing, in reasonable detail and in form and substance acceptable to and approved by the Company and the Agent, the Company's hedging coverage of (i) all Pledged Loans and (ii) all Mortgage Loans then committed to be funded or purchased by the Company.

            (d) Monthly, a report summarizing notices received by the Company requesting or demanding that the Company repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Company to any investor or other Person pursuant to any express or implied repurchase or indemnity obligation (whether absolute or contingent and whether or not the Company is contesting or intends to contest the request or demand).

            (e) Monthly, a delinquent mortgage loan report listing Debt Collateral (categorized as being in either the Warehouse Subline or the Recoveries Subline, as the case may be) that is (i) In Default and categorized by age of delinquency for 30, 60, 90 and 120 or more days, (ii) in foreclosure or (iii) in bankruptcy.

            (f) Monthly, a delinquent mortgage loan report listing Serviced Loans (i) in default for thirty (30) days or more and categorized by age of delinquency for 30, 60, 90 and 120 or more days, (ii) in foreclosure or (iii) in bankruptcy.

            (g) Monthly, mortgage loan production reports reflecting the Company's monthly mortgage loan production and acquisition volumes, as well as its mortgage loan pipeline.

            (h) Monthly, a Pledged Loans Curtailment Report for each type of Debt Collateral (categorized by its related Subline).

            (i) Quarterly, copies of any changed pages to the Company Underwriting Guidelines to update the copies of the Company Underwriting Guidelines furnished to the Agent before, on or about the Effective Date (and which are described in Schedule UG-SSF.)


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
            (j) Such other reports by the Company in respect of the Collateral, in such detail and at such times as the Agent in its reasonable discretion or at the reasonable direction of a Lender may request at any time or from time to time.

            (k) As soon as available and in any event within ten (10) days of the date distributed, copies of all definitive prospectuses relating to (i) any security offerings by the Company or any of its Subsidiaries (including single-purpose finance Subsidiaries) or (ii) any securities to be based on, backed by or created from any Collateral and to be offered by the Company or any of its Subsidiaries.

            (l) As soon as available and in any event within ten (10) days after filing, copies of (ii) all press releases issued by the Guarantor, the Company or any of its Subsidiaries, (ii) all regular or periodic financial reports, and copies of all extraordinary or non-routine filings, if any, that shall be filed with the U.S. Securities and Exchange Commission or any successor agency by or on behalf of the Guarantor, the Company or any of its Subsidiaries (including single-purpose finance Subsidiaries) and (iii) all such filings relating to any securities that are or are to be based on, backed by or created from any Collateral and which filings are made by or in respect of the Company or any of its Subsidiaries.

      9.5 Maintain Existence and Statuses; Conduct of Business. Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business except where the failure to maintain such rights, privileges, licenses or franchises would not have a material adverse effect on any of the Central Elements in respect of the Company, and conduct the business of the Company in an orderly and efficient manner and remain in the residential mortgage business as its principal and core business.

      9.6 Hedge Investments in Mortgage Loans. Maintain a prudent hedge position in respect of Pledged Loans and Mortgage Loans that the Company is committed to purchase as reflected on the Company's most current hedge position reports, which the Company agrees to provide to the Agent, in form, substance and detail reasonably satisfactory to the Agent.

      9.7 Compliance with Applicable Laws. Comply with all applicable Legal Requirements, the breach of which could materially adversely affect any of the Central Elements, except where contested in good faith and by appropriate proceedings and where reserves adequate (in accordance with GAAP) in the judgment of its board of directors have been set aside on its books.

      9.8 Inspection of Properties and Books; Protection of Proprietary Information. Permit authorized representatives of the Agent to discuss its business, operations, assets and financial condition and its Subsidiaries with their officers, employees and independent accountants and to examine their books of account and make copies or extracts of them, all at such reasonable times


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
as the Agent may request. The Agent will notify the Company before the Agent contacts its accountants and the Company may have a representative in attendance at any meetings between the officers or other representatives of the Agent and such accountants held in accordance with this authorization. The Agent and the Lenders agree that, until the occurrence of a Default, they will take reasonable steps to prevent disclosure to third parties of any proprietary information obtained from any such inspections and discussions or from any financial statements or reports furnished by the Company to the Agent or the Lenders pursuant to this Agreement; provided that this restriction shall not apply to information that (i) at the time in question has already entered the public domain, (ii) is required to be disclosed by any Legal Requirement (including pursuant to any examination, inspection or investigation by any Governmental Authority having regulatory jurisdiction over the Agent or a Lender) or (iii) is furnished by the Agent or any Lender to purchasers or prospective purchasers of participations or interests in the Obligations or any Senior Credit Note so long as such purchasers and prospective purchasers have agreed to be subject to restrictions substantially identical to those contained in this sentence.

      9.9 Notice of Suits, Etc. and Notice and Approval of Proposed Servicing Transfers. Give prompt written notice to the Agent of:

            (a) any material action, suit or proceeding instituted by or against the Company or any of its Subsidiaries or the Guarantor in any federal or state court or before any commission, regulatory body or Governmental Authority or if any such proceedings are threatened against the Company or any of its Subsidiaries or the Guarantor, in a writing containing the applicable details;

            (b) the filing, recording or assessment of any material federal, state or local tax lien against the Company, any of its Subsidiaries or the Guarantor or any assets of any of them;

            (c) the occurrence of any Event of Default hereunder;

            (d) the occurrence of any Default which continues for five (5) days;

            (e) the transfer or loss of any Servicing Agreement that relates to any Pledged Loans and to which the Company is a party, or which is for the Company's benefit, and the reason for such transfer or loss, if known to the Company; provided that no such notice to the Agent shall be required in respect of transfer of any Servicing Agreement resulting from the Company's sale of Mortgage Loans on a servicing-released basis and in the ordinary course of its business; and

            (f) the occurrence of (i) any event which, with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument or indenture to which the Company or any or its Subsidiaries or the Guarantor is a party or to which any of them or any of their properties or assets may be subject which may lead to or result in a material


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
adverse effect on any of the Central Elements in respect of the Company or the Guarantor, or (ii) any other action, event or condition of any nature which may lead to or result in such an effect.

To the extent the Company has approval rights concerning transfers of any Servicing Agreement relating to any Pledged Loans, it agrees not to approve or acquiesce in any transfer of such servicing to a Servicer that has not been approved by the Agent.

      9.10 Payment of Taxes, etc. Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or its Subsidiaries or upon their respective income, receipts or properties before they become past due, as well as all lawful claims for labor, materials and supplies or other things which, if unpaid, could reasonably be expected to become (or result in the placement of) a Lien or charge upon any part of such properties; provided that it and its affected Subsidiaries shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies that are being contested in good faith and by proper proceedings being reasonably and diligently pursued, execution or enforcement of which has been effectively stayed (by the posting of a bond or other security sufficient to achieve that result, or by any other fully effective means), and for which reserves determined to be adequate (in accordance with GAAP in all material respects) by its -- or its affected Subsidiary's -- board of directors have been set aside on its books.

      9.11 Insurance. Maintain liability insurance protecting the Company and fire and other hazard insurance on its respective properties from which it conducts its business, with responsible insurance companies, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity. Cause the Servicers of its Mortgage Loans to maintain -- and if and after the Company itself first begins servicing Mortgage Loans for others, maintain for itself -- errors and omissions insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing requirements applicable to a qualified mortgage originating institution. Copies of such policies shall be furnished to the Agent without charge upon the Agent's request made from time to time and without cost to the Agent.

      9.12 Subordination of Certain Indebtedness. Cause any and all debt and obligations of the Company to any Affiliate of the Company, any Subsidiary of the Company or any shareholder, director or officer of the Company or any other Affiliate of the Company or any Subsidiary of the Company -- excluding obligations for officer or employee salary, bonuses or other compensation and also excluding those items of Debt (if any) listed in SCHEDULE 7.1(b) -- to be Subordinated Debt, as defined in this Agreement, by the execution and delivery by such Affiliate to the Agent of a Subordination Agreement in the form of EXHIBIT C and the taking of all other steps (if any) required to cause such Debt to be Subordinated Debt, as defined in this Agreement, and deliver to the Agent an executed copy of that Subordination Agreement, certified by the corporate secretary of the Company, as applicable, to be true and complete and in full force and effect, as to all such present and future debts and obligations of the Company except only those specifically excluded in SCHEDULE 7.1(b).


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      9.13 Payment and Performance of Other Loan Obligations. Pay and perform in all material respects all of its obligations which alone or in the aggregate exceed One Million Dollars ($1,000,000), and cause all of its Subsidiaries' material obligations to be paid and performed, promptly and in accordance in all material respects with their terms, under the terms of each loan agreement, bill, note, bond, mortgage, security agreement, indenture or debt instrument by which it is bound or to which any of its property is subject, and promptly notify the Agent in writing of the cancellation or reduction of any of its lines of credit or agreements with any other lender or financial institution, or with any Affiliate.

      9.14 Maintain Priority and Perfection of Lender's Lien. Do such things as applicable law requires to maintain the Lender's Lien on the Collateral as a perfected first priority Lien at all times.

      9.15 Use of Proceeds of Advances. Use the proceeds of each Advance solely for the applicable purpose stated in SECTION 2.4 and for no other purpose.

      9.16 Promptly Correct Escrow Imbalances. By no later than seven (7) Business Days after learning (from any source) of any material imbalance in any escrow account(s) maintained by the Company (or any subservicer for it), the Company will fully and completely correct and eliminate such imbalance.

      9.17 Special Affirmative Covenants Concerning Collateral.

            (a) Until all of the Obligations shall have been fully paid and satisfied and the Lenders have no obligation to lend or provide any other financial accommodations to the Company under or in anywise in respect of this Agreement, the Company warrants and will defend the right, title and interest of the Agent in and to the Collateral against the claims and demands of all persons whomsoever.

            (b) The Company will ensure that the residential real estate securing each Pledged Loan is continuously insured against casualty loss as follows:

                  (1) the Company shall cause to be maintained with respect to each Pledged Mortgage, one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customarily required by other creditors for residential real estate located in the same general geographic area and State that secures that Pledged Mortgage, issued by a company authorized to issue such policies in the state in which the related residential real estate is located and in an amount not less than (x) the maximum insurable value of the improvements to such residential real estate or (y) the principal balance due from the Customer(s) under the related Pledged Loan, whichever is less; provided that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient


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to avoid the application of any coinsurance clause for partial losses, although such Hazard Insurance Policies may provide for customary deductible amounts. Each Hazard Insurance Policy shall contain a standard loss payee clause in favor of the Company and its successors and assigns. If any Customer obligated on any Pledged Loan fails to pay any premiums on the Hazard Insurance Policy for the related property, the Company shall pay such premiums out of its own funds and may separately add the amount so paid to the relevant Customer's obligation as provided by the Mortgage Loan papers, but shall not add that amount to the remaining principal balance of the Pledged Loan ; and

                  (2) the Company may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each residential property pursuant to SECTION 9.17(B)(1), and shall, to the extent that the related Loan Papers do not require the Customer(s) obligated on them to maintain a Hazard Insurance Policy with respect to the related real property , maintain one or more blanket insurance policies covering losses on the Company's interest in the Pledged Loans resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be in the form and the amount as shall be satisfactory to the Agent. The Company shall pay the premium for such policy on the basis described therein and shall pay from its own funds any deductible amount with respect to claims under such blanket insurance policy relating to the Pledged Loans. However, the Company shall not be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to SECTION 9.17(b)(1). If the insurer under such blanket insurance policy shall cease to be acceptable to the Company, the Company shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

            (c) The Company agrees to use its best efforts to cause each of its Servicers to -- and from and after the time when the Company begins actually servicing Mortgage Loans for others, the Company itself shall -- keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Each such policy and fidelity bond shall be in such form and amount as is generally customary among Persons who service a portfolio of Mortgage Loans having an aggregate principal amount comparable to that of the servicing portfolio of such Servicer or the Company, respectively, and which are generally regarded as servicers acceptable to institutional investors.

            (d) The Company shall execute and deliver to the Agent such UCC financing statements and continuation statements and shall make or cause to be made by any Person such book entries and control agreements with respect to the Collateral as the Agent may reasonably request from time to time to perfect or continue perfection of the security interests granted or required to be granted to the Agent (for itself as a Lender and as agent for the other Lenders) pursuant to this Agreement. The Company shall also execute and deliver to the Agent such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as shall be reasonably required by the Agent from time to time, and shall do and perform all matters and


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things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Lenders and the Agent under this Agreement, the Senior Credit Notes, the Custody Agreement and the other Facilities Papers. The Agent shall have all the rights and remedies of a secured party (for itself as a Lender and as agent for the other Lenders) under the UCC of the State of Texas and any other applicable law, in addition to all rights provided for in this Agreement or the Custody Agreement.

            (e) As soon as they become available, the Company will assemble and deliver to the Custodian all Basic Loan Papers relating to Bridged Loans. Without limitation of the foregoing, if original recordation receipts evidencing the recordation of the Mortgage and Mortgage Assignment included in the Pledged Loans have not previously been delivered to the Custodian, the Company will promptly deliver (or cause to be delivered) to the Custodian, either the original recordation receipts or the original recorded Mortgage or Mortgage Assignment showing the recordation data thereon.

            (f) The Company shall maintain, at its principal office or in a regional office not disapproved by the Agent, or in the office of a computer service bureau engaged by the Company and not disapproved by the Agent, and upon request shall make available to the Agent (or the Custodian, if the Agent ever ceases to be Custodian) the originals of all Mortgage Loan Documents and related instruments, and all files, surveys, certificate, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral that are held by or under the direction or control of the Company or any of its Affiliates and that have not already been provided to the Agent or the Custodian.

                             10. NEGATIVE COVENANTS.

      The Company agrees that, for so long as the Commitments are outstanding or any of the Company's obligations remain to be paid or performed under this Agreement, the Senior Credit Notes (including the Swing Line Note) or any of the other Facilities Papers, the Company shall not, either directly or indirectly, without the prior written consent of the Agent:

      10.1 Contingent Liabilities. Assume, guarantee, endorse, or otherwise become liable for the Debt or other obligation of any Person or entity except
(a) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and (b) under the Company's existing contingent liabilities described on SCHEDULE 10.1.

      10.2 Merger; Sale of Assets; Acquisitions. Liquidate, dissolve, sell assets, consolidate or merge, nor acquire substantially all of the assets of any other Person, unless:

            (a) (i) in the case of a consolidation or merger, it is with a mortgage company and the Company is the survivor or (ii) in the case of an acquisition, it is of assets or securities


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to be used by the Company in the direct prosecution of its core mortgage company business, or, if it is not, such acquisition will not cost the Company more than twenty-five percent (25%) of the Company's Tangible Net Worth; and

            (b) after giving effect to such a sale, consolidation, merger or acquisition, no Default or Event of Default would exist under this Agreement or any of the other Facilities Papers.

      10.3 Deferral of Subordinated Debt. Pay in advance of its stated maturity any Subordinated Debt of the Company, prepay any scheduled installment thereon (for any term loans) or, if a Default or an Event of Default under this Agreement shall have occurred, thereafter make any payment of any kind or through any direct or indirect means or method on such Subordinated Debt unless and until either (a) every Default (if any) which has occurred has been cured by the Company or waived in writing by the Agent before becoming an Event of Default and the Agent shall have declared in a writing signed by a Senior Vice President or more senior officer of the Agent that all Events of Default (if any) which have occurred have been duly cured or waived or (b) all of the Obligations have been paid and performed in full.

      10.4 Limitations on Debt. Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Debt (whether under repurchase agreements or otherwise), whether direct, indirect, absolute, contingent or otherwise, except the following (without duplication):

            (a) Debt to the Lenders and the Agent pursuant to this Agreement (including Swing Line Debt to Texas Commerce);

            (b) Other warehouse financing Debt to Texas Commerce of up to Fifty Million Dollars ($50,000,000) to the extent (if any) that Texas Commerce may from time to time elect to make other warehouse financing facilities available to the Company;

            (c) Debt for taxes (including payroll taxes), assessments, governmental charges and levies to the extent that payment is not due at the time, including Debt for deferred taxes arising from capitalized excess service fees;

            (d) unsecured accounts payable, not the result of borrowing of money, to vendors, suppliers and persons providing services, for expenditures for goods and services normally required by it in the ordinary course of business and on ordinary trade terms;

            (e) Debt of up to Ten Million Dollars ($10,000,000) secured by the Company's real estate, furniture, fixtures or equipment whose current fair market value exceeds the amount of the Debt it secures;


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            (f) Debt secured by the Company's investment grade marketable securities the whose current fair market value exceeds the amount of the Debt they secure;

            (g) unsecured Debt that is:

                  (1) to the Company's officers and employees for salary, bonuses or other compensation;

                  (2) to the Company's Affiliates, Subsidiaries or any of their respective directors or officers and that is subordinated pursuant to SECTION 9.12;

                  (3) incurred in the ordinary course of business pursuant to Servicing Agreements, information service contracts or other contractual agreements between the Company and any subservicer, information services provider or other vendor or provider of goods or services, under any agreement that has been approved by the Agent on or before the Company's execution and delivery of this Agreement.

                  (4) to third parties, incurred in the ordinary course of business and less than Two Million Dollars ($2,000,000) in the aggregate;

                  (5) Subordinated Debt with a final maturity date later than the Maturity Date;

                  (6) described in the attached SCHEDULE 10.4(g)(6); or

                  (7) incurred after the Effective Date to one or more third parties and for which details concerning the identity of such Debt's holder, its amount, interest rate, payment schedule and any other relevant information requested by the Agent (which, if requested, shall include copies of all its loan papers) shall have been furnished to the Agent and which shall have been specifically approved in writing by the Agent; or

                  (8) wholly nonrecourse to the Company or any of its Subsidiaries (whether under repurchase agreements or otherwise).

      10.5 The Company's Debt to Tangible Net Worth Ratio. Permit the ratio of Debt (excluding nonrecourse Debt whether under repurchase agreements or otherwise) to Tangible Net Worth of the Company and its Subsidiaries, on a consolidated basis, to exceed 9:1 as at the end of any calendar month or any of the Company's fiscal quarters or fiscal years.

      10.6 The Company's Minimum Tangible Net Worth. On any day, permit the Tangible Net Worth of the Company (on a consolidated basis with its Subsidiaries) to be less than the greater of (x) Twenty-five Million Dollars ($25,000,000) or (y) the sum of Twenty-five Million


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Dollars ($25,000,000) plus twenty-five percent (25%) of the Company's cumulative positive net income (i.e., specifically excluding any intervening net losses) from the Effective Date to the date of determination of Tangible Net Worth for purposes of this covenant.

      10.7 Advances to Affiliates. Make loans or advances to an Affiliate or Subsidiary except:

            (a) loans or advances up to an aggregate principal amount of Five Million Dollars ($5,000,000) -- or such greater amount, if any, as shall from time to time be approved by the Majority Banks -- for any purpose; and

            (b) loans or advances to the Guarantor to fund executive or employee compensation.

      10.8 Serviced Loans Portfolio Delinquencies Level. Suffer or permit Serviced Loans having aggregate principal balances of more than twelve percent (12%) of the sum of the principal balances of the Company's Serviced Loans portfolio to be In Default for more than thirty-one (31) consecutive days.

      10.9 Special Negative Covenants Concerning Collateral and Underwriting Guidelines.

            (a) Except to correct errors or omissions in Loan Papers, without the written consent of the Agent given on a case-by-case basis, the Company shall not amend or modify, or waive any of the terms and conditions of any Pledged Loans, or settle or compromise any claim in respect of them, or accept other than cash or the exchange of comparable Debt Collateral (which are concurrently Pledged to the Agent by the Company) in liquidation of any Pledged Loans; provided that this covenant shall not apply to Recoveries Collateral;.

            (b) The Company will not create, incur, grant, assume or suffer to exist any Lien on any of the Collateral, other than in favor of the Agent pursuant to this Agreement.

            (c) The Company will not make any material change in the Company Underwriting Guidelines without first providing a copy of the proposed change to the Agent, or if the Agent shall give the Company a written notice objecting to such proposed change and summarizing the reason or reasons for the Agent's objection on or before ten (10) days after receiving a copy of the proposed change.

                           11. DEFAULTS AND REMEDIES.

      11.1 Events of Default. The occurrence of any of the following conditions or events shall be an Event of Default.


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            (a) Failure by the Company to pay the principal of any Advance when due pursuant to this Agreement or any Senior Credit Note, whether such Advance has become due because the Maturity Date has occurred through lapse of time or acceleration or by operation of another provision of this Agreement or the Senior Credit Notes; or failure by the Company to pay any installment of interest on any Advance or any other amount owing under this Agreement on or before five (5) days after the due date of such interest.

            (b) Failure of the Company or any of its Subsidiaries to pay any other Debt when due, or any default in the payment when due of any principal or interest on any other Debt or in the payment when due of any contingent obligation (other than nonrecourse Structured Securities Debt of any Subsidiary formed for the purpose of issuing such Debt) if such default continues beyond any period of grace provided under the papers evidencing such obligation; or breach or default with respect to any other material term of any other debt or of any promissory note, bond, loan agreement, reimbursement agreement, mortgage, indenture or other agreement relating thereto, if the effect of any such failure, default or breach referred to in this SECTION 11.1(B) is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, debt of the Company or any of its Subsidiaries in the aggregate amount of One Million Dollars ($1,000,000) or more to become or be declared due before its stated maturity.

            (c) Failure of the Company to perform or comply with any term or condition applicable to it contained in any of SECTIONS 9.5, 9.15, 9.16, 9.17(a) or 10 of this Agreement or to pay timely the Commitment Fee pursuant to SECTION 5.6, the Agent's Fees pursuant to SECTION 5.7, the Custodian's Fee under the Custody Agreement or any other fees under this Agreement or any other Facilities Papers.

            (d) Any of the Company's representations or warranties made in any of the Facilities Papers or in any statement or certificate at any time given by the Company in writing pursuant to this Agreement, the Custody Agreement or any of the other Facilities Papers or in connection with any of the Facilities Papers shall be false or misleading in any material respect on the date as of which made or shall omit to state any information necessary to make the representations and warranties not materially misleading; provided that if any of the Company's representations in SECTION 8.16 (titled "Special Representations Concerning Collateral") for any reason shall be (or shall prove to have been) untrue or incorrect, then such untruth or incorrectness shall not constitute a Default or an Event of Default -- although, as provided in the definition thereof, such untruth or incorrectness will be a Disqualifying Event for all affected items of Collateral, which will each thereupon have zero Collateral Value -- unless such untrue or incorrect representation relates to ten (10) or more Pledged Mortgages, receivables or other items of Collateral and was made knowingly and willfully by (or at the direction of) a Vice President or more senior officer of the Company with the intent or for the purpose of misleading or deceiving the Agent, the Lenders or all of them, in which event the making of such false representation will constitute an Event of Default.


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            (e) The Company shall default in the performance of or compliance with any term contained in this Agreement or any of the Facilities Papers other than those referred to above in SECTIONS 11.1(a), 11.1(c) or 11.1(d) or shall default in the performance of or compliance with any term applicable to it contained in the Custody Agreement and such default shall not have been remedied or waived on or before thirty (30) days after receipt of notice from the Agent of such default.

            (f) Any of the following occurs:

                  (1) a court having jurisdiction shall enter a decree or order of relief in respect of the Company or any of its Subsidiaries, or the Guarantor, in an involuntary case under any applicable bankruptcy, insolvency or other similar federal or state law now or hereafter in effect, which decree or order is not stayed;

                  (2) a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries, or the Guarantor, or over all or a substantial part of their respective property, shall have been entered;

                  (3) an involuntary appointment shall be made by a court of competent jurisdiction of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries, or the Guarantor, for all or a substantial part of their respective property; or

                  (4) a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of its Subsidiaries , or the Guarantor, shall have been issued;

if any such decree, order, appointment or warrant shall not be dismissed, bonded off or discharged on or before sixty (60) days after it first takes effect; provided that this Section shall not be applicable in the case of a Subsidiary formed for the limited purpose of issuing Structured Securities that becomes the subject of any such decree, order of relief, case, appointment or warrant if on or before thirty (30) days after such a decree, order, appointment or warrant is entered or such a case is commenced, the Company delivers to the Agent a current letter addressed to the Agent and the Lenders from a reputable broker-dealer acceptable to and approved by all of the Lenders that such broker-dealer will continue to underwrite mortgage-backed securities based on and backed by Pledged Loans notwithstanding such decree, order, case, appointment or warrant or the pendency of the related proceedings -- this proviso is called the "UNDERWRITER'S EXCUSE PROVISO".

            (g) The Company or -- also subject to the Underwriter's Excuse Proviso, applicable to single-purpose finance Subsidiaries only -- any of its Subsidiaries, or the Guarantor,


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shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of its Subsidiaries or the Guarantor of any assignment for the benefit of creditors; or the inability or failure of the Company or any of its Subsidiaries or the Guarantor, or the admission by the Company or any of its Subsidiaries or the Guarantor in writing of its inability, to pay its debts as such debts become due.

            (h) The Company shall take or omit to take any act (i) that would result in the suspension or loss of any of its statuses, once achieved -- or any of such statuses of its subservicer, in any, of any GNMA, FNMA or FHLMC Mortgage Loans pools for which the Company is Servicer -- as an FHA- and VA-approved lender and mortgagee and a GNMA-, FNMA- and FHLMC-approved issuer and servicer, or (ii) after which the Company or any such relevant subservicer would no longer be in good standing as such, or (iii) after which the Company or any such relevant subservicer would no longer currently satisfy all applicable GNMA, FNMA and FHLMC net worth requirements, if both (x) all of the material effects of such act or omission shall have not been cured by the Company or waived by the relevant Person (GNMA, FNMA or FHLMC) before termination of such status and (y) it could reasonably be expected to have a material adverse effect on any of the Central Elements relative to the Company.

            (i) The Company's rights to service Mortgage Loans for any investor under a Servicing Agreement the value of which rights to the Company (as reasonably estimated by the Agent) equals or exceeds Twenty-five Million Dollars ($25,000,000) shall be terminated for cause (i.e., on account of act(s) or omission(s) by the Company for which the holder (or a trustee for the holder) of the relevant Serviced Loans has the right under such Servicing Agreement to terminate such Servicing Rights.

            (j) Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be entered or filed against the Company or any of its Subsidiaries, or the Guarantor, or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days before the date of any proposed sale thereunder.

            (k) Any order, judgment or decree shall be entered against the Company or the Guarantor decreeing the dissolution or split up of the Company or the Guarantor, and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days or in any event later than five (5) days before the date when such order, judgment or decree shall become final and nonapplicable, or if the Company or the Guarantor, as applicable, shall not be diligently


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pursuing efforts to have such order discharged, vacated, bonded around or stayed during that time.

            (l) Any Plan maintained by the Company or any of its Subsidiaries or the Guarantor shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any such Plan, or the Pension Benefit Guaranty Corporation (or any successor to it) shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan if as of the date thereof the liability of the Company or any of its Subsidiaries or the Guarantor (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor to it) for unfunded guaranteed vested benefits under such Plan exceeds the then-current value of assets accumulated in such Plan by more than Two Hundred Fifty Thousand Dollars ($250,000) (or in the case of a termination involving the Company or any of its Subsidiaries or the Guarantor as a "substantial employer", as defined in Section 4001(a)(2) of ERISA, the withdrawing employer's proportionate share of such excess shall exceed such amount), unless any such termination, trustee appointment or proceedings is in respect of any Subsidiary's Plan and has no material adverse effect on any of the Central Elements in respect of the Company, any of its Subsidiaries or the Guarantor.

            (m) The Company or any of its Subsidiaries or the Guarantor as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding Two Hundred Fifty Thousand Dollars ($250,000), unless any such termination, trustee appointment or proceedings is in respect of any Subsidiary's Plan and has no material adverse effect on any of the Central Elements.

            (n) A Change of Control shall occur.

            (o) The Company shall repudiate or purport to disavow its obligations under any of the Facilities Papers or shall contest their validity or enforceability.

            (p) The Agent's security interest in any material portion of the Collateral shall become unperfected, of less than a first priority, unenforceable or otherwise impaired.

      11.2 Release of Guaranty. From and after the time (if ever) that the Agent shall have declared in writing that the Guaranty has been terminated pursuant to its provision for termination if the Company's Tangible Net Worth at the end of any fiscal quarter is at least Fifty Million Dollars ($50,000,000) and if no Default or Event of Default shall have occurred that has not been declared in writing by the Agent to have been cured or waived, all references to the Guarantor in SECTION 11.1 shall be deemed deleted.


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      11.3 Cure or Waiver. If:

            (a) an Event of Default shall occur but subsequently the required number of Lenders shall waive the rights of the Lenders and the Agent to exercise remedies on account of such Event of Default (whether temporarily or permanently and whether conditionally or absolutely); provided that neither the Lenders nor the Agent shall have any obligation to do so; and

            (b) The Company shall request in writing that the Agent declare to have been cured or waived whichever of those events has occurred;

then the Agent shall make such declaration in writing and shall deliver a copy of the declaration to each of the Company and each Lender.

      11.4 Remedies.

            (a) If any of the Events of Default described in SECTIONS 11.1(f), 11.1(g), 11.1(k) or 11.1(o) shall occur, then the Commitments shall automatically terminate and the unpaid principal amount of and accrued interest on the Senior Credit Notes shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Company, unless all of the Lenders, each acting in its sole discretion, shall otherwise agree in writing either before or after such automatic event.

            (b) At any time after any Event of Default (other than one of those described in SECTIONS 11.1(f), 11.1(g), 11.1(k) or 11.1(o), each of which has the automatic effects described in SECTION 11.4(a)) has occurred that has not been declared in writing by the Agent to have been cured or waived, the Majority Lenders, by written notice to the Company (which may be given by the Agent), may electively (1) terminate the Commitments -- in which event the obligation of the Lenders to make Advances shall immediately terminate -- and/or (2) declare all or any portion of the Loan to be due and payable -- in which event that portion of the Loan, both advanced and unpaid principal and accrued and unpaid interest on it and all other outstanding amounts, shall immediately be and become due and payable.

            (c) At any time after any Event of Default has occurred which has not been declared in writing by the Agent to have been cured or waived, the Agent, with the approval or at the direction of the required number of Lenders, may also do any of the following:

                  (1) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral, or on such portions or elements of it as the Agent shall elect to proceed against from time to time.

                  (2) Notify any or all Servicers (if any) of the Company's Pledged Loans


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and, at the Agent's option and in its sole discretion, any or all Customers obligated under any or all items of Collateral, that the Collateral has been assigned to the Agent and that all payments thereon are to be made directly to the Agent or such other Person as may be designated by the Agent; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral or any portion of the Collateral, on terms acceptable to the Agent; enforce payment and performance and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce Liens or security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

                  (3) Act, or contract with one or more third Persons to act, as Servicer of each item of Collateral requiring servicing and perform all obligations required in connection with any Servicing Agreements to which the Company is a party, and the Company hereby agrees to pay such third Persons' fees to the extent (if any) that the Agent is unable, despite reasonable efforts made by the Agent in light of the necessity that there be no material break in the continuity of servicing, to contract for such servicing and performance of such obligations for fees equal to or less than the fees under such Servicing Agreements.

                  (4) Exercise all rights and remedies of a secured creditor under the UCC of the State of Texas and any other relevant State, including selling the interests of the Company in the Collateral at public or private sale. The Agent shall give the Company not less than ten (10) days' notice of any such public sale or of the date after which private sale may be held. The Company agrees that ten (10) days' notice shall be reasonable notice. At any such sale any or all of the Collateral may be sold as an entirety or in separate parts, as the Agent may determine. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. The Agent is authorized at any such sale, if the Agent deems it advisable so to do, to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or resale of any of the Collateral. The Company specifically agrees that any such sale, whether public or private, of any Collateral pursuant to the commitment of any investor to purchase such Collateral that was obtained by (or with the approval of) the Company will be commercially reasonable, and if such sale is for the price provided for in such commitment, then such sale shall be held to be for value reasonably equivalent to the value of the Collateral so sold. Upon any such sale, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which the Company has or may have under any rule of law or statute now existing or hereafter adopted. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser, but the Agent shall not incur any liability in case of such purchaser's failure to take up and pay


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
for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge and sell the Collateral or any portion of it under a judgment or decree of a court or courts of competent jurisdiction, or both. Nothing in this Agreement shall be construed as the Company's waiver of -- or agreement to waive -- any requirement imposed by applicable law that any sale of the Collateral be commercially reasonable.

                  (5) Proceed against the Company on the Senior Credit Notes or any of them with or without, at the Agent's election, first proceeding against the Collateral.

            (d) Neither the Agent nor any of the Lenders shall incur any liability as a result of the sale of the Collateral, or any part of it, at any private sale. The Company hereby waives any claims it may have against the Agent or the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price that might have been obtained at a public sale, less than the price that might have been obtained had the Collateral been sold pursuant to a purchase commitment for it obtained by the Company, or less than the aggregate amount of the outstanding Advances and the unpaid interest accrued on them, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

            (e) The Company waives any right to require the Agent or any Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. Except to the extent, if any, required by applicable Law, the Agent shall not be required to take any steps necessary to preserve any rights of the Company against holders of Mortgages or security interests prior in lien to the Lien of any Mortgage included in the Collateral, to preserve rights against prior parties or to preserve rights against other parties to Purchase Commitments or Servicing Agreements.

            (f) The Agent and the Lenders may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of any Mortgage or other Lien instrument included in the Collateral or the security intended to be afforded by it, including payment of delinquent taxes or assessments and insurance premiums, or to preserve or reinstate any hedging arrangements or mechanisms. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Agent in exercising any right, power or remedy conferred by this Agreement or any of the other Facilities Papers, or in its enforcement, together with interest thereon, at the Stated Rate from the time of demand for its payment until ten (10) days thereafter, and at the Past Due Rate from ten (10) days after demand until repaid, shall become a part of principal balance outstanding under the Senior Credit Notes (Pro Rata with the respective principal balances of the Senior Credit Notes at the time of expenditure) and shall be secured by all security for the Senior Credit Notes.


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
            (g) No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy provided under any of the Facilities Papers, at law or in equity shall operate as a waiver of it, nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy provided under any of the Facilities Papers, at law or in equity preclude any other or further exercise of it or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

      11.5 Application of Proceeds. The proceeds of any sale or other enforcement of the Agent's security interest in all or any part of the Collateral shall be applied by the Agent:

      First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Agent's counsel and agents, and all expenses, liabilities and advances made or incurred by or on behalf of the Agent in connection therewith;

      Second, to the payment of any accrued and unpaid fees and other amounts due (other than principal and interest) under the Senior Credit Notes, this Agreement, the Custody Agreement or the other Facilities Papers;

      Third, to the payment of interest accrued and unpaid on the Senior Credit Notes, Pro Rata;

      Fourth, to the payment of the outstanding principal balances of the Senior Credit Notes, Pro Rata; and

      Finally, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of the surplus, if any, then remaining from such proceeds.

If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Senior Credit Notes and all other amounts due under the Facilities Papers, then the Company shall remain liable for any deficiency, and shall be obligated to pay it without notice or demand.

      11.6 Agent Appointed Attorney-in-Fact. The Agent is hereby APPOINTED the attorney-in-fact of the Company, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish this Agreement's purposes, which appointment as attorney-in-fact is coupled with an interest and irrevocable for so long as any of the Obligations or the Commitments are outstanding, although the Agent agrees not to exercise its rights under this power of attorney unless, in its opinion or the opinion of its legal counsel, an Event of Default has occurred that has not been declared in writing by the Agent to have been cured or waived. Without limiting the generality of the foregoing, the Agent shall have the right


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
and power, either in the name of the Company or both, or in its own name, to (a) give notices of its security interest as agent, bailee and secured party for the Lenders in the Collateral to any Person, (b) endorse in blank, to itself or to a nominee all items of Collateral that are transferable by endorsement and are payable to the order of the Company and (c) receive, endorse, collect and receipt for all checks and other orders made payable to the order of the Company representing any payment of account of the principal of or interest on any Collateral or their proceeds (including any securities), or the proceeds of sale of any of the Collateral, or any payment in respect of any hedging arrangement or device, and to give full discharge for them.

      11.7 Right of Setoff. If the Company shall default in the payment when due and beyond the applicable grace period, if any, of any Senior Credit Note, any interest accrued thereon, or any other fees or other sums which may become payable under any of the Facilities Papers, or in the performance of any of its other obligations or liabilities under this Agreement or the other Facilities Papers, the Agent and the Lenders shall each have the right, at any time and from time to time, without notice, to setoff and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by the Agent or any of the Lenders to or for the credit of the account of the Company against and on account of the obligations and liabilities of the Company under the Senior Credit Notes and this Agreement for the ratable benefit of all Lenders in the proportion that the advanced and unpaid principal balance at the time of the Senior Credit Note held by each bears to the sum of the outstanding principal balances of all of the Senior Credit Notes at the time of the setoff, appropriation or application, irrespective of whether or not the Agent or any Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured, provided that such right of setoff shall not apply to any deposit of escrow monies being held on behalf of the Customers under Pledged Loans or on behalf of other third Persons that are not Affiliates of the Company.

                    12. REIMBURSEMENT OF EXPENSES; INDEMNITY.

      The Company agrees to:

      12.1 pay all of the Agent's, and up to One Thousand Dollars ($1,000) of each Lender's, out-of-pocket costs and expenses, including reasonable attorneys' fees, in connection with the negotiation, documentation, amendment, waiver and administration of this Agreement, the Senior Credit Notes, the Custody Agreement and other Facilities Papers;

      12.2 pay all of the Agent's and each Lender's, out-of-pocket costs and expenses, including reasonable attorneys' fees, in connection with the enforcement of this Agreement, the Senior Credit Notes, the Custody Agreement and other Facilities Papers and the making and repayment of the Advances and the payment of interest thereon;

      12.3 pay, and hold the Agent, the Lenders and any other owners or holders of any of the Senior Credit Notes harmless from and against, any and all present and future stamp,


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
documentary and other similar taxes with respect to the foregoing matters and save them each harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes;

      12.4 pay all of the Agent's Fees and Custodian's Fees under this Agreement, the Custody Agreement and the other Facilities Papers; and

      12.5 indemnify, pay, defend and hold harmless the Agent, each Lender, each subsequent owner or holder of any of the Senior Credit Notes and any of their respective officers, directors, employees or agents (the "INDEMNIFIED PARTIES") from and against the "INDEMNIFIED LIABILITIES", which means any and all claims, liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' fees and disbursements) of any kind whatsoever which may be imposed upon, incurred by or asserted against any of the Indemnified Parties in any way relating to or arising out of any of the Facilities Papers or any of the transactions contemplated thereby to the extent that any such Indemnified Liabilities result (directly or indirectly) from any claims made, or any actions, suits or proceedings commenced or threatened, by or on behalf of any creditor (excluding any of the Indemnified Parties), security holder, shareholder, customer (including any Person having any dealings of any kind with the Company), trustee, conservator, receiver, director, officer, employee and/or agent of the Company acting in such capacity, the Company or any Governmental Authority (excluding the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and any other banking regulatory body or authority having jurisdiction over the Agent or any Lender that is a bank) or any other Person; provided that to the extent, if any, that any of such claims, liabilities, etc. is caused by any Indemnified Party's gross negligence or willful misconduct, the indemnity payable to that Indemnified Party shall be equitably and proportionately reduced, ALTHOUGH TO THE FULL EXTENT PERMITTED UNDER APPLICABLE LAW, SUCH INDEMNITY SHALL NOT BE REDUCED ON ACCOUNT OF SUCH CLAIMS, LIABILITIES, ETC. TO ANY EXTENT (i) OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR (ii) CAUSED OR CONTRIBUTED TO BY ANY INDEMNIFIED PARTY'S SOLE OR CONCURRENT SIMPLE NEGLIGENCE THAT DOES NOT AMOUNT TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE COMPANY'S INTENTION TO HEREBY INDEMNIFY THE INDEMNIFIED PARTIES AGAINST THEIR OWN SOLE OR CONCURRENT SIMPLE NEGLIGENCE.

               13. RELATIONSHIPS AMONG THE AGENT AND THE LENDERS.

      13.1 Agent's Duties. In its capacity as lead lender and servicer of the Loan and until the Loan is fully paid and satisfied, the Agent shall:

            (a) hold the Facilities Papers (other than the Senior Credit Notes, each of which shall be held by and belong solely to its payee) and (by the Custodian's holding the Collateral as bailee for the Agent, as agent, bailee and secured party for the Lenders) the Collateral for the benefit of itself and each other Lender, and each Lender (including Texas Commerce) shall be deemed to have an interest in the Facilities Papers (other than the Senior Credit Notes, as stated


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above) and the Collateral on any day in proportion to its Pro Rata interest in the Loan on that day;

            (b) send timely bills to the Company for accrued interest, the Commitment Fee and other sums due and receive all payments of principal, interest and other sums on account of the Loan or with respect to it;

            (c) use reasonable diligence to obtain from the Company and promptly remit to each Lender such Lender's Pro Rata share of interest, principal and other sums received by the Agent on account of the Loan or with respect to it, in accordance with this Agreement;

            (d) use reasonable diligence to recover from the Company all expenses incurred that are reimbursable by the Company, and promptly remit to each Lender its Pro Rata share (if any) thereof;

            (e) enforce the terms of this Agreement, including, with the approval or at the direction of all of the Lenders, the remedies afforded the Lenders pursuant to SECTION 11.4(C); and

            (f) hold all security interests ratably for itself as a Lender and as agent and bailee for and on behalf of the other Lender(s).

      13.2 Actions Requiring All Lenders' Consent. Without the written consent or ratification of all Lenders, the Agent shall not:

            (a) waive, compromise or settle any material claim against the Company or release either of them from any material obligation or liability under the Facilities Papers.

            (b) agree to any change in the interest rate or fee provisions -- excluding [the Agent's Fee or] the Custodian's Fees -- of this Agreement.

            (c) increase the Aggregate Committed Sum or increase the maximum principal amount of the Loan above the Aggregate Committed Sum.

            (d) increase any Sublimit.

            (e) change any Lender's Pro Rata share of the Loan other than in accordance with the express provisions of the Facilities Papers.

            (f) agree to any change in the nature of the Lenders' respective Commitments from several to joint, in whole or in part.

            (g) agree to any material change to any of the conditions precedent to Advances specified in SECTIONS 7.1 and 7.2.


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
            (h) agree to any change to the definition of "Majority Lenders".

            (i) extend the Maturity Date of the Loan or the due date of any required payment other than in accordance with the express provisions of the Facilities Papers.

            (j) agree to any change in this Section or in SECTION 13.3.

      13.3 Actions Requiring Majority Lenders' Consent. Without the written consent or ratification of the Majority Lenders, the Agent shall not:

            (a) notify the Company that the Commitments are terminated or that the maturity of all or any part of the Loan has been accelerated unless an Event of Default described in any of SECTIONS 11.1(f), 11.1(g), 11.1(k) or 11.1(o) has occurred.

            (b) exercise any of the remedies for default described in SECTION 11.4(c).

            (c) release any material Lien held under the Facilities Papers other than in accordance with the Facilities Papers.

            (d) except as otherwise expressly provided for in this Section , cause or permit any material change in the terms of any affirmative or negative covenants in this Agreement.

            (e) consent to either the Company's or the Guarantor's incurring contingent liabilities (other than by endorsement of negotiable instruments for deposit or collection in the ordinary course of business) for more than an aggregate Five Million Dollars ($5,000,000); provided that from and after the date (if ever) when Agent shall have declared in writing that the Guaranty has been terminated as -- and under the circumstances -- described in SECTION 11.2, the phrase "or the Guarantor's" shall be deemed deleted from this SECTION 13.3(e).

            (f) consent, as contemplated in SECTION 10.4(G)(7), to the Company's incurring material Debt in addition to Debt permitted by the other provisions of
SECTION 10.4 (titled "Limitations on Debt"), or to the Guarantor's incurring material debt in addition to Debt permitted under the parallel provision (also titled "Limitations on Debt") of the Guaranty; provided that from and after the date (if ever) when Agent shall have declared in writing that the Guaranty has been terminated as -- and under the circumstances -- described in SECTION 11.2, the immediately preceding disjunctive clause shall be deemed deleted from this
SECTION 13.3(f).

            (g) cause or permit any material change in the eligibility standards for Collateral hereunder or materially change the definition of any type of Eligible Collateral, provided that the Agent may in its discretion approve as eligible Collateral that does not satisfy such eligibility standards that has aggregate Collateral Value of up to ten percent (10%) of the Aggregate


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Committed Sum at the time of approval.

            (h) make or consent to any materially adverse amendment, modification or waiver of any of the terms, covenants, provisions or conditions of the Facilities Papers.

            (i) waive any material Event of Default under the Facilities Papers.

            (j) approve any material changes in the Company Underwriting Guidelines.

            (k) approve any Change of Control.

            (l) approve any new Qualified Investor proposed by the Company (i) without first giving written notice to the Lenders of the Company's request for approval of such new Qualified Investor or (ii) if the Majority Lenders have given the Agent notice of their disapproval of such proposed new Qualified Investor on or before three (3) Business Days after such Agent's notice of the Company's approval request.

      13.4 Agent's Discretionary Actions. Except as provided in SECTIONS 13.2 and 13.3, in its capacity as lead lender and servicer and without seeking or obtaining the consent of any of the other Lenders (although it may elect to obtain such consent before acting it if deems that desirable), the Agent may:

            (a) agree or consent to any change in the handling of the Collateral which in the Agent's reasonable judgment is unlikely to have a material adverse effect on any of the Central Elements;

            (b) release, reconvey or change, in whole or in part, any Collateral or Lien which is required to be released or reconveyed in accordance with the Facilities Paper; and

            (c) do or perform any act or thing which, in the Agent's reasonable judgment, is necessary or appropriate to enable the Agent to properly discharge and perform its duties under this Agreement or the Custody Agreement, or which in its reasonable judgment is necessary or appropriate to preserve or protect the validity, integrity or enforceability of the Facilities Papers, the Liens created by the Loan Papers, their priority, the Collateral, any of the Central Elements in respect of the Company or the Guarantor or to preserve and protect the interest of the Lenders in any of the foregoing.

      13.5 Lenders' Cooperation. The Lenders agree to cooperate among themselves and with the Agent and from time to time upon the Agent's request, to execute and deliver such papers as may be reasonably necessary to enable the Agent, in its capacity as lead lender and servicer, to effectively administer and service the Loan and each Lender's Senior Credit Note in the manner contemplated by this Agreement.


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      13.6 Lenders' Sharing Arrangement. Each of the Lenders agrees that if it should receive any amount (whether by voluntary payment, realization upon security, the exercise of the right of set-off, or otherwise) which is applicable to the payment of the principal of, or interest or fees on, the Advances, of an amount that with respect to the related sum or sums received (or receivable) by the other Lenders is in greater proportion than that Lender's Pro Rata ownership of the Loan, then such Lender receiving such excess amount shall purchase from the other Lenders an interest in the obligations of the Company under this Agreement or any of the Facilities Papers in such amount as shall result in a proportional participation by all of the Lenders in such excess amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery; and further provided that the provisions of this SECTION 13.6 shall not apply to the Agent's Fees under this Agreement or to any fees which the Agent or successor custodian might be paid pursuant to the Custody Agreement.

      13.7 Lenders' Acknowledgment. Each Lender other than Texas Commerce hereby acknowledges that Texas Commerce has made no representations or warranties with respect to the Loan other than as expressly set forth in this Agreement and that Texas Commerce shall have no responsibility (in its capacity as a Lender, the Agent, the Custodian or in any other capacity or role) for:

            (a) the collectability of the Loan;

            (b) the validity, enforceability or any legal effect of any of the Facilities Papers, any Collateral papers or any insurance, bond or similar device purportedly protecting any obligation to the Lenders or any Collateral; or

            (c) the financial condition of the Company or any of its Subsidiaries or Affiliates, the status, health or viability of any industry in which any of them is involved, the prospects for repayment of the Loan, the value of any Collateral, the effectiveness of any of the provisions of the Facilities Papers (including the financial covenants, tests and hedging requirements) or any aspect of their implementation or administration at any time to reduce or control risks of any type, to produce returns, profits, yields or spreads or to reduce or control losses or the accuracy of any information supplied by or to be supplied in connection with any of the Company or any of its Subsidiaries or Affiliates, or otherwise with respect to the Loan, any Collateral or any source of equity or other financing for any of such companies.

      13.8 Agent's Representations to Lenders. The Agent hereby represents and warrants to the Lenders (other than itself) that:

            (a) the Agent has delivered to each Lender true copies of the originals of those Facilities Papers which have been specifically requested by that Lender; and


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            (b) the Agent has no current actual knowledge that any Event of
Default has occurred and is continuing on the Effective Date of this Agreement.

      13.9 Agent's Duty of Care, Express Negligence Waiver and Release. At all times until the Loan has been paid in full, the Agent shall exercise the same degree of care in handling the Loan and its Collateral as Texas Commerce exercises with respect to loans that are held solely by Texas Commerce for its own account, and the Agent, in its capacity as lead lender and servicer shall have no responsibility to the Lenders other than to exercise such standard of care and, in any event, Texas Commerce shall have no liability with respect to any other Lender's Pro Rata interest in the Loan except for Texas Commerce's own gross negligence or willful misconduct. Except in the case of its own fraud, gross negligence or willful misconduct, neither the Agent, any Lender, nor any of their officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Custody Agreement or any of the other Facilities Papers reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Facilities Papers or be responsible for consequences of any error of judgment, THE LENDERS EXPRESSLY INTENDING TO HEREBY WAIVE AND RELEASE ALL PRESENT AND FUTURE CLAIMS AND RIGHTS AGAINST THE AGENT FOR DAMAGES OR INJURIES CAUSED BY THE AGENT'S OWN SOLE OR CONCURRENT SIMPLE NEGLIGENCE. Except as otherwise specifically and expressly set forth in this Agreement, the Agent shall not be responsible in any manner to anyone for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement, any supplement, amendment or restatement of it or of any other Facilities Papers or for any representation, warranty, document, certificate, report or statement made or furnished in, under or in connection with this Agreement or any of the other Facilities Papers or be under any obligation to anyone to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of this Facilities Agreement or of the other Facilities Papers on the part of the Company or anyone else. Without limiting the generality of the foregoing provisions of this Section , the Agent, in its capacities as lead lender, servicer and Custodian, may seek and rely upon the advice of legal counsel in taking or refraining to take any action under any of the Facilities Papers or otherwise in respect of the Loan, its Collateral and its parties, and shall be fully protected in relying upon such advice.

      13.10 Calculations of Shares of Principal and Other Sums. Except as provided to the contrary in SECTION 5.3 ("Rate of Return Maintenance Covenant"),
SECTION 5.7 ("Agent's Fee"), SECTION 11.5 ("Application of Proceeds"), SECTION 12 ("Reimbursement of Expenses; Indemnity") and Section 6 of the Custody Agreement ("Custodian's Fees"), Texas Commerce's and each other Lender's respective shares of principal, interest and other sums received by the Agent on account of the Loan or with respect to it shall be calculated on the basis of each Lender's (including Texas Commerce's) respective Pro Rata ownership interests in the Loan from time to time.

      13.11 Qualifications of the Agent. The Agent shall at all times be a commercial bank or trust company organized and doing business under the laws of the United States of America or


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any state, district or territory of it authorized under such laws to exercise corporate trust powers, having a combined capital and unimpaired surplus of at least One Hundred Million Dollars ($100,000,000), having -- or if owned by a bank holding company, such bank holding company having -- either (i) a rating of C or better by Thomson Bank Watch, Inc. or (ii) a rating of either "A" or better by Standard & Poor's Ratings Group or "A" or better by Moody's Investors Service, Inc. for its most senior class of unsecured debt and subject to supervision or examination by federal, state, district or territorial Governmental Authority. If such commercial bank or trust company publishes reports of conditions at least annually, pursuant to law or to the requirements of its supervising or examination Governmental Authority, then for the purposes of this Section , the combined capital and unimpaired surplus of such commercial bank or trust company shall be deemed to be its combined capital and unimpaired surplus as set forth in its most recent report of condition so published. In case the Agent shall cease at any time to be eligible in accordance with the provisions of this Section, the Agent shall resign immediately in the manner and with the effect hereinafter specified in this SECTION 13.

      13.12 Resignation of the Agent. The Agent, or any agent or agents hereafter appointed, at any time may resign by giving written notice of resignation to the Company and the Lenders and complying with the applicable provisions of this SECTION 13. Upon receiving such notice of resignation or removal, with the Company's consent, which consent shall not unreasonably be delayed or withheld, a successor Agent shall be promptly appointed by all of the Lenders by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Agent and one copy to the successor Agent.

      13.13 Removal of the Agent. If (a) the Agent shall cease to be eligible in accordance with the provisions of SECTION 13.11 and shall fail to resign after written request by all of the Lenders; (b) a receiver of the Agent or of its property shall be appointed or any Governmental Authority shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (c) the Agent shall be grossly negligent in the performance of its material duties and obligations under this Agreement or the Custody Agreement or engage in willful misconduct concerning any such material duties and obligations, then, in any such case, upon the unanimous consent of all the Lenders -- excluding for purposes of this Section the Agent -- the Agent may be removed and a successor Agent appointed by written instrument, in duplicate, one copy of which shall be delivered to the Agent so removed and one copy to the successor Agent.

      13.14 Effective Date of Resignation or Removal. No resignation or removal of the Agent shall be effective until a successor agent is appointed pursuant to the provisions of this SECTION 13 and has accepted the appointment as provided in this SECTION 13.

      13.15 Successor Agent. Any successor Agent appointed as provided in this Section shall execute and deliver to the Company, the Lenders and to its predecessor Agent an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of its predecessor, with like effect as if originally named as the Agent; provided that upon the written request of the Company, all of the Lenders or the successor Agent, the Agent ceasing to act shall execute and deliver (a) an instrument transferring to such successor Agent all of the rights of the Agent so ceasing to act and (b) to such successor Agent such instruments as are necessary to transfer the Collateral to such successor Agent (including assignments of all Collateral or Facilities Papers). Upon the request of any such successor Agent made from time to time, the Company shall execute any and all papers which the successor Agent shall request or require to more fully and certainly vest in and confirm to such successor Agent all such rights. No successor Agent shall accept appointment as provided in this Section unless at the time of such acceptance such successor Agent shall be eligible under the provisions of SECTION 13.11.

      13.16 Merger of the Agent. Any Person into which the Agent may be merged or converted or with which it may be consolidated, or any Person surviving or resulting from any merger, conversion or consolidation to which the Agent shall be a party or any Person succeeding to the commercial banking business of the Agent, shall be the successor Agent without the execution or filing of any paper or any further act on the part of any of the parties.

      13.17 Participation; Assignment.

            (a) Participations. Each Lender reserves the rights (i) with prior notice to and consent of the Company and the Agent, to sell to any bank, savings and loan, savings bank, credit union, other deposit-taking financial institution or commercial lending institution, participations in all or any part of such Lender's Advances, Senior Credit Note or Commitment and (ii) with or without notice to the Company or the Agent, and without any requirement for consent from either the Company or the Agent, to pledge any or all of its interests under this Agreement to the Federal Reserve Bank. Participants shall have no rights under the Facilities Papers other than certain voting rights as provided below. Each Lender shall be entitled to obtain (on behalf of its participants) the benefits of this Agreement with respect to all participants in its Advances outstanding from time to time; provided that the Company shall not be obligated to pay any amount in excess of the amount that would be due to such Lender calculated as though no participation had been made. No Lender shall sell any participating interest of less than Five Million Dollars ($5,000,000) or under which the participant shall have any rights to approve any amendment, modification or waiver of any Facilities Papers, except to the extent such amendment, modification or waiver (i) extends the due date for payment of any amount in respect of principal, interest or fees -- other than the Agent's fees or Custodian's fees -- under the Facilities Papers or (ii) reduces the interest rate or the amount of principal or fees applicable to the Loan (except such reductions as are contemplated by this Agreement). In those cases (if any) where a Lender grants rights to any of its participants to approve amendments, modifications or waivers of any Facilities Papers pursuant to the immediately preceding sentence, such Lender must include a voting mechanism as to all such approval rights in the relevant participation agreement(s) whereby a readily-determinable fraction of such Lender's portion of the Loan (whether held by such Lender or participated) shall control the vote for all of such Lender's portion of the Loan; provided, that if no such voting mechanism is provided for or is fully and immediately effective, then the vote of such Lender itself shall be the vote for all of such Lender's portion of the Loan. Except in the case of the sale of a participating interest to a Lender, the relevant participation agreement shall not permit the participant to transfer, pledge, assign, sell any subparticipation in or otherwise alienate or encumber its participation interest in the Loan.

            (b) Assignments.Each Lender may assign any or all of its rights and obligations under the Facilities Papers to any "ELIGIBLE ASSIGNEE" -- which means (a) a commercial bank having total assets in excess of One Billion Dollars ($1,000,000,000) or (b) a finance company, insurance company or other financial institution or fund, acceptable to the Agent, that is regularly engaged in making, purchasing or investing in loans and has total assets in excess of One Billion Dollars ($1,000,000,000), in each case with the consent of the Agent and the Company (which consent shall not be unreasonably withheld or delayed); provided that (1) no such assignment shall result in a Lender's having an aggregate Committed Sum of less than Five Million Dollars ($5,000,000), (2) neither the Company nor the Agent shall have any obligation to consent to there being more than a total of ten (10) Lenders (a participant is not a Lender), and
(3) each such assignment shall be substantially in the form of EXHIBIT F, with the assignor to exchange its Senior Credit Note(s) for new Senior Credit Note(s) and the Eligible Assignee to receive new Senior Credit Note(s) and with the assignor to have no further right or obligation with respect to the rights and obligations assigned to and assumed by the Eligible Assignee. The Company agrees to cooperate with the prompt execution and delivery of documents reasonably necessary to such assignment process, including the issuance of new Senior Credit Note(s) to the assignor (if retaining an interest hereunder) and the Eligible Assignee immediately upon delivery to the Company of the assignor's Senior Credit Note(s). Upon such assignment, the assignee shall be a Lender for all purposes under this Agreement and the other Facilities Papers, if the assignment is an assignment of all of the assignor's interest in the Loan and its security, the assignor shall be automatically released from all of its obligations and liabilities hereunder, and, whether it is such a complete assignment or only a partial assignment, the Committed Sums shall be adjusted appropriately, and the parties agree to approve in writing revised and updated versions of SCHEDULES LC and FS.

            (c) If any interest in this Agreement is so transferred to any Person that is organized under the Legal Requirements of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Person, concurrently with the effectiveness of such transfer,
(i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Company) that under applicable laws no taxes will be required to be withheld by the Agent, the Company or the transferor Lender with respect to any payments to be made to such Person under this Agreement, (ii) to furnish to each of the transferor Lender, the Agent and the Company two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Person claims entitlement to complete exemption from U. S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent, the Company) to provide the transferor Lender, the Agent, the Company a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Person and to comply from time to time with all applicable Legal Requirements with regard to such withholding tax exemption.

            (d) The Company shall not be required to incur any cost or expense incident to any sale to a Person of any interest in the Facilities pursuant to this Section and all such costs and expenses shall be for the account of the Lender selling its rights in the Loan to such Person.

      13.18 The Agent and the Lenders are the only Beneficiaries of this Section. Other than the provisions of SECTION 13.17, this SECTION 13 is intended to bind and benefit only Texas Commerce and the other Lenders, and does not benefit and shall not be enforceable by the Company or any other Person whatsoever.

                                  14. NOTICES.

      All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "NOTICES"), except as otherwise specifically provided in this Agreement, shall be in writing and shall be either (a) delivered in person, or (b) mailed, by certified, registered or express mail, postage prepaid, addressed to the respective parties hereto at their respective addresses specified below, or (c) sent in a prepaid overnight delivery envelope via a nationally-recognized courier service (such as Federal Express, Airborne Express, United Parcel Service, Purolator, DHL Worldwide Express or Network Courier Service) that provides weekday next-day delivery service to the addressee's location, or (d) telecopied to their respective telecopy numbers (with a paper copy mailed the same day as aforesaid) as hereinafter set forth, provided that any party may change its address for notice by designating such party's new address in a Notice to the sending party given at least five (5) Business Days before it shall become effective. All Notices shall be conclusively deemed to have been properly given or served when received in person, regardless of how sent. Regardless of when received, all Notices shall be conclusively deemed to have been properly given or served if addressed in accordance with this Section and (1) if mailed, on the second (2nd) Business Day after being deposited in the mails, or (2) if sent by nationally-recognized courier service, on the next Business Day or (3) if telecopied, when telecopied to the telecopy number set forth below (provided that a paper copy is mailed on the same day as aforesaid):

If to the Company:

Long Beach Mortgage Company
1100 Town & County Road, Suite 900
Orange, CA 92668
Attention:  Jack Mayesh
Phone:      (714) 564-0600
Fax:        (714) ________

If to the Agent:

Texas Commerce Bank National Association
ABA No. 113000609
712 Main Street
Houston, Texas 77002  (for messenger deliveries)
P. O. Box 2558
Houston, Texas 77252  (for mail deliveries)
Attention: Managing Director, Corporate Mortgage
            Finance Group
Telephone:  (713) 216-7702
Fax: (713) 216-2082, with fax copy to (713) 216-2082 attn: Sue Needham or Audrey Mather

If to the Lenders:

Texas Commerce Bank National Association
ABA No. 113000609
712 Main Street
Houston, Texas 77002  (for messenger deliveries)
P. O. Box 2558
Houston, Texas 77252  (for mail deliveries)
Attention:  Managing Director, Corporate Mortgage
             Finance Group
Telephone:  (713) 216-7702
Fax: (713) 216-2082, with fax copy to (713) 216-2082 attn: Sue Needham or Audrey Mather

Guaranty Federal Bank, F.S.B.
ABA No. 314970664
8333 Douglas Avenue, Suite 1000
Dallas, Texas 75225
Attention:  W. James Meintjes
Phone:      (214) 360-2845
Fax:        (214) 360-1660, with fax copy to (214) 360-1660 attn: Gregory W.
            Jackson

Bank United
ABA No. 313071904
101 Ygnacio Valley Road, Suite 200
Walnut Creek, CA 94596
Attention:  Michael D. McAuley
Phone:      (510) 210-8060
Fax:        (510) 210-8065, with fax copy to (713) 543-6022 attn: Teresa Early or Sue Hagan with another copy to:
Bank United
3200 Southwest Freeway, Suite 600
Houston, Texas 77027
Attention:  Cheryl Tangen
Phone:      (713) 543-6881
Fax:        (713) 543-6469

The First National Bank of Boston
ABA No. 011000390
100 Federal Street Mail Stop 01-10-08
Boston, MA 02110
Attention:  Paul Chmielinski
            Financial Institutions
Phone:      (617) 434-3727
Fax:        (617) 434-1096, with fax copy to (617) 467-2167 attn: Mary Kucharski or Shohak Dekemenjian

Comerica Bank-California
ABA No. 121137522
55 Almaden Boulevard
San Jose, CA 95113
Attention:  Beverly Shelton
Phone:      (408) 278-8280
Fax:        (408) 278-8289, with fax copy to (408) 278-8284 attn: Janet Williams or Elaine Richards

The Bank of New York
ABA No. 021000018
17th Floor, One Wall Street
New York, NY 10286
Attention:  Cynthia E. Crites
Phone:      (212) 635-6034
Fax:        (212) 634-6468, with fax copy to (212) 635-6468 attn: Pilar Kinzie or Lucine Hahn


                               15. MISCELLANEOUS.

      15.1 Terms Binding Upon Successors; Survival of Representations. The terms and provisions of this Agreement shall bind and benefit the parties hereto and their respective successors and assigns; provided that the Company may not assign or delegate any of their rights, benefits or duties under any of this Agreement, and any attempted assignment made without the written consent or written confirmation of all the Lenders shall be void. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the making of any Advance and the execution of the Senior Credit Notes and shall be effective so long as the Commitments are outstanding or any obligation of the Company hereunder or under the Senior Credit Notes or any of the other Facilities Papers remains to be paid or performed.

      15.2 Items to Be Satisfactory to the Agent or the Custodian. All items required by this Agreement or the Custody Agreement to be delivered to the Agent or to the Custodian shall be in form and content satisfactory to the Agent or the Custodian (as the case may be) and the Agent or the Custodian may reject any of them that do not meet the requirements of this Agreement or the Custody Agreement.

      15.3 Usury Not Intended; Credit or Refund of Any Excess Payments. It is the intent of the Company, the Agent and the Lenders in the execution and performance of this Agreement and the other Facilities Papers to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. In furtherance of that purpose, all of the parties to this Agreement stipulate and agree that none of the terms and provisions contained in this Agreement or the other Facilities Papers shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Ceiling Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged, taken, reserved or received under this Agreement or any of the other Facilities Papers. In the event that the maturity of any of the Senior Credit Notes is accelerated by reason of any election of all of the Lenders resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum nonusurious amount permitted by applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on such note (or, if such note shall have been paid in full, refunded to the payor of such interest). THE PROVISIONS OF THIS SECTION SHALL PREVAIL AND CONTROL OVER ALL OTHER PROVISIONS OF THIS AGREEMENT, THE SENIOR CREDIT NOTES AND THE OTHER FACILITIES PAPERS THAT MAY BE IN APPARENT CONFLICT HEREWITH. In the event the Agent or any of the Lenders shall ever collect monies which are deemed to constitute interest at a rate in excess of the Ceiling Rate then in effect, all such sums deemed to constitute interest in excess of the Ceiling Rate shall be immediately returned to their payor (or, at the option of the holders of the Senior Credit Notes, credited against the unpaid principal of the Senior Credit Notes) upon such determination, and, to the extent permitted by applicable law, the Agent and the Lenders shall not be subject to any penalties provided by any Legal Requirement for contracting for, charging, taking, reserving or receiving interest at a rate in excess of the Ceiling Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Ceiling Rate, to the maximum extent permitted under applicable Legal Requirements, the Company and the Agent and the Lenders shall
(a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and their effects and (c) "spread" the total amount of interest throughout the entire contemplated term of the Senior Credit Notes, and interest owing on such Senior Credit Notes so that the interest rate is uniform throughout their entire term.

      15.4 No Waiver. No waiver of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No failure to exercise or delay in exercising any power or right under any Facilities Papers shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Company and the Agent or any of the Lenders shall operate as a waiver of any rights of the Agent or any of the Lenders. No amendment, modification or waiver of any provision of any Facilities Papers nor consent to any departure therefrom shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise specifically provided in this Agreement, no notice to or demand on the Company or any other Person shall entitle the Company or any other Person to any other or further notice or demand in similar or other circumstances.

      15.5 Counterpart Execution; Amendments. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is set forth in a writing signed by the parties hereto.

      15.6 Governing Law, Jurisdiction and Venue. THIS AGREEMENT, THE SENIOR CREDIT NOTES AND THE OTHER FACILITIES PAPERS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PRINCIPLES)

AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT. The Company, the Agent and the Lenders each hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Texas, Houston Division, and the state district courts of Texas, for purposes of all legal proceedings arising out of or relating to the Facilities Papers and all related transactions; except that the Lenders do not submit themselves to Texas jurisdiction in any suit first filed by the Company. To the fullest extent permitted by applicable law, the Company, the Agent and the Lenders each irrevocably waives any objection that he, she or it may now or hereafter have to the laying of venue for any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and agrees that service of process may be made upon him, her or it in any such proceeding by registered or certified mail; except that the Lenders do not waive such objections with regard to any suit first filed by the Company. Harris County, Texas shall be a proper place of venue for suit hereon. Nothing herein shall affect any applicable right of any party at any time to initiate any suit in the United States District Court for the Southern District of Texas, Houston Division, or to remove any pending suit to that Court. Nothing herein shall affect the right of the Agent to accomplish service of process in any manner permitted by applicable law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction or court.

      15.7 General Purpose of Loan. The Company warrants and represents to the Agent, Lenders and all other future owners and holders of the Senior Credit Notes that the Loan and all Advances under it are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

      15.8 Waiver of Jury Trial. Each of the Company, the Agent and the Lenders hereby (i) covenants and agrees not to elect a trial by jury of any issue triable of right by a jury, and (ii) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily, by the Company, the Agent and each Lender, and this waiver is intended to encompass individually each instance and each issue as to which the right of a jury trial would otherwise accrue. The Agent is hereby authorized and requested to submit this Agreement to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the foregoing waiver of the right to jury trial. Further, the Company hereby certifies that no representative or agent of any of the Lenders or the Agent has represented, expressly or otherwise, to any shareholder, director, officer, agent or representative of either of them that the Agent or the Lenders will not seek to enforce this waiver of right to jury trial provision.

      15.9 Relationship of the Parties. This Agreement provides for the making of Advances by the Lenders (through the Agent) in their capacities as lenders, to the Company, as a borrower, and for the payment of interest and repayment of principal by the Company to the Lenders (through the Agent). The relationship between (a) the Lenders and the Agent and (b) the Company is limited to that of creditor and secured party, on the one hand, and debtor, on the other hand. The provisions in this Agreement and the other Facilities Papers for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lenders and the Agent to protect their interests as lenders and lenders' agent, respectively, in assuring payment of interest and repayment of principal, and nothing contained in this Agreement or any of the other Facilities Papers shall be construed as permitting or obligating any Lender or the Agent to act as a financial or business advisor or consultant to the Company, as permitting or obligating any Lender or the Agent to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of any Lender or the Agent to the Company, or as creating any joint venture, agency, or other relationship between or among any of the parties other than as explicitly and specifically stated in this Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and the other Facilities Papers and to obtain the advice of such counsel with respect to all matters contained in the Facilities Papers including the provision for waiver of trial by jury. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lenders for credit and to execute and deliver this Agreement and the other Facilities Papers.

      15.10 Notice Pursuant to Tex. Bus. & Comm. Code Section 26.02. THIS AGREEMENT AND THE OTHER FACILITIES PAPERS TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED as of the Effective Date.

                                    AMERIQUEST MORTGAGE CORPORATION
                                    (to be renamed Long Beach Mortgage Company)


                                    By: /s/
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                                    TEXAS COMMERCE BANK NATIONAL
                                    ASSOCIATION, as the Agent and as a Lender



                                    By: /s/
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                                    GUARANTY FEDERAL BANK, F.S.B.,
                                    as a Lender



                                    By: /s/
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                                    BANK UNITED, as a Lender



                                    By: /s/
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                                    THE FIRST NATIONAL BANK OF BOSTON, as
                                    a Lender



                                    By: /s/
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                                    COMERICA BANK-CALIFORNIA, as a Lender



                                    By: /s/
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                                    THE BANK OF NEW YORK, as a Lender



                                    By: /s/
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

Exhibits:
Exhibit A-1   -  Senior Credit Notes form
Exhibit A-2   -  Swing Line Note form
Exhibit B     -  Requests for Borrowing forms with Submission List forms
Exhibit C     -  Form of Subordination Agreement
Exhibit D     -  List of the Company's Subsidiaries
Exhibit E     -  Form of Officer's Certificate as to compliance or noncompliance with certain financial covenants
Exhibit F     -  Form of Assignment and Assumption Agreement
Exhibit G     -  Form of Interest Rate Selection Confirmation
Exhibit H     -  Opinions to be included in required opinion of the Company's legal counsel

Schedules:
Schedule LC           -   the Lenders' Committed Sums and Subline Funding Limits
Schedule UG-SSF       -   Company Underwriting Guidelines for Subprime
                          Single-family Mortgage Loans
Schedule QI           -   List of Qualified Investors
Schedule FS           -   the Lenders' Funding Share fractions
Schedule 7.1(b)       -   List of debts to be excluded from the subordination
                          required by SECTION 7.1(b)
Schedule 8.4          -   Summary of material adverse changes and material
                          unrealized losses since the Statement Date
Schedule 8.15         -   the Company's Plans
Schedule 10.1         -   List of Contingent Liabilities
Schedule 10.4(g)(6)   -   List of permitted existing unsecured Debt

                                   EXHIBIT A-1
                            TO 4/97 CREDIT AGREEMENT

                  (THE "4/97 [LENDER NAME] SENIOR CREDIT NOTE")


$________________                 Houston, Texas                  April 14, 1997


         FOR VALUE RECEIVED, AMERIQUEST MORTGAGE CORPORATION, a Delaware corporation to be renamed "Long Beach Mortgage Company" ("MAKER" or the "COMPANY"), promises to pay to the order of [LENDER NAME] ("PAYEE"), a [LENDER ENTITY FORM], at the main branch of Texas Commerce Bank National Association, 712 Main Street, Houston, Harris County, Texas 77002, or at such other place as the Agent may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of [LENDER'S COMMITTED SUM] (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the applicable rate(s) provided for in the Credit Agreement (or at such lesser rate, if any, as the holder of this note -- the "HOLDER", whether or not Payee is such holder -- may in its sole discretion from time to time elect to be applicable for any day or days), and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to Holder for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Ceiling Rate.

         1. Definitions. In addition to the definitions given above, the definitions given in the 4/97 Senior Secured Credit Agreement dated April 14, 1997, as it may be supplemented, amended or restated from time to time (the "CREDIT AGREEMENT") among (a) Maker, (b) Texas Commerce Bank National Association (for itself as a Lender and as Agent for the other Lenders) and (c) the other Lender(s) party thereto, for capitalized terms that are used in this note shall apply here as well as there.

         2. Rates Change Automatically and Without Notice. Without notice to Maker or any other Person and to the full extent allowed by applicable law from time to time in effect, the Stated Rate, the Past Due Rate and the Ceiling Rate shall each automatically fluctuate upward and downward as and in the amount by which the interest rate applicable to this note as provided for in the Credit Agreement, the Past Due Rate as defined in the Credit Agreement and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate.

         3. Calculation of Interest. Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made. All interest rate determinations and calculations by the Holder, absent manifest error, shall be conclusive.


                                Page 1 of 6 Pages

         4. Excess Interest Will be Refunded or Credited. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, Holder shall refund to the payor or, at Holder's option, credit against the principal of Senior Credit Note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate.

         5. Interest Will be Spread. To the extent (if any) necessary to avoid violation of applicable usury laws (or to minimize the extent of the violation if complete avoidance is impossible for any reason, it being the intent and purpose of Maker and all Holders to comply strictly with all applicable usury and other laws), all sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

         6. Payment Schedule. Interest on and principal of this note shall be due and payable as provided in SECTIONS 5.1, 5.5 and 5.9 of the 4/97 Credit Agreement (as they may have been modified and/or renumbered under the Credit Agreement).

         7. Prepayment. Maker may prepay this note in accordance with and subject to the provisions of SECTION 5.8 of the 4/97 Credit Agreement (as it may have been modified and/or renumbered under the Credit Agreement.) All prepayments shall be applied first to accrued interest, the balance to principal.

         8. The 4/97 Credit Agreement, this Note and its Security. This note is one of the Senior Credit Notes, as such term is defined in the Credit Agreement, is issued pursuant to the Credit Agreement (to which reference is made for all purposes) and may be referred to as the "4/97 [LENDER NAME] SENIOR CREDIT NOTE", and as it may hereafter be renewed, extended, rearranged, increased, decreased, modified or replaced in accordance with the Credit Agreement may be referred to as the "CURRENT [LENDER NAME] SENIOR CREDIT NOTE". Holder is entitled to the benefits of and security provided for in the Credit Agreement. Such security includes, among other security, the security interests granted by SECTION 6.1 of the 4/97 Credit Agreement (as such Section may have been modified and/or renumbered under the Credit Agreement.)

         9. Revolving Credit. Upon and subject to the terms and conditions of the Credit Agreement, Maker may borrow, repay and reborrow against this note under the circumstances, in the manner and for the purposes specified in the Credit Agreement, but for no other purposes. Advances against this note by Payee or other Holder shall be governed by the terms of the Credit Agreement. The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Maker. Absent manifest error, Holder's


                                Page 2 of 6 Pages
computer records shall on any day conclusively evidence the unpaid balance of this note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made hereon may be (but are not required to be) endorsed by or on behalf of Holder on the schedule which is attached as Annex I hereto (which is hereby made a part hereof for all purposes) or otherwise recorded in Holder's computer or manual records; provided, that any failure to make notation of (a) any principal advance or accrual of interest shall not cancel, limit or otherwise affect Maker's obligations or any Holder's rights with respect to that advance or accrual, or
(b) any payment or permitted prepayment of principal or interest shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date of its receipt by Holder. Maker and Payee expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("CHAPTER 15") of the Texas Credit Code, that Chapter 15 (which relates to open-end line of credit revolving loan accounts) shall not apply to this note or to any loan evidenced by this note and that neither this note nor any such loan shall be governed by Chapter 15 or subject to its provisions in any manner whatsoever.

         10. Defaults and Remedies. Any Event of Default under the Credit Agreement or any other Facilities Papers shall constitute an Event of Default under this note and all other Facilities Papers and shall have the consequences provided for in the Credit Agreement which may include acceleration of the indebtedness evidenced hereby. Subject to the terms of the Credit Agreement, Holder or the Agent may waive any default without waiving any other prior or subsequent default. Holder or the Agent may remedy any default without waiving the default remedied. Holder's or the Agent's failure to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Holder or the Agent of any right, power or remedy hereunder shall exhaust it or shall preclude any other or future exercise of it, and every such right, power or remedy under this note may be exercised at any time and from time to time. No modification or waiver of any provision of this note nor consent to any departure by Maker from its terms shall be effective unless it is in writing and signed by Holder (or, if authorized for that purpose by the Credit Agreement, the Agent), and then such waiver or consent shall be effective only in the specific instance given, for the purposes for which given and to the extent therein specified.

         11. Legal Costs. If any Holder or the Agent retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker or anyone claiming by, through or under Maker sues any Holder in connection with this note or any such papers and does not prevail, then Maker agrees to pay to each such Holder and the Agent, respectively, in addition to principal and interest, all reasonable costs and expenses incurred by such Holder or the Agent in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees. An amount equal to ten percent (10%) of the unpaid principal and accrued interest owing on this note when and if this note is placed in the hands of an attorney for collection after default is stipulated to be reasonable attorneys' fees unless


                                Page 3 of 6 Pages
a Holder, the Agent or Maker timely pleads otherwise to a court of competent jurisdiction.

         12. Waivers. Maker and any and all co-makers, endorsers (other than the Holder or the Payee), guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         13. Not Purpose Credit. None of the proceeds of this note shall ever be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any debt which was originally incurred to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or which would constitute this transaction a "purpose credit" within the meaning of Regulation U, as now or hereafter in effect.

         14. Governing Law, Jurisdiction and Venue. This note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect. Maker and all endorsers (other than the Holder or the Payee), guarantors and sureties each hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Texas and the state district courts of Harris County, Texas, for purposes of all legal proceedings arising out of or relating to this note, the debt evidenced hereby or any loan agreement, security agreement, guaranty or other papers or agreements relating to this note. To the fullest extent permitted by law, Maker and all endorsers (other than the Holder or the Payee), guarantors and sureties each irrevocably waives any objection which he, she or it may now or hereafter have to the laying of venue for any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Harris County, Texas shall be a proper place of venue for suit on or in respect of this note. Nothing herein shall affect the right of Maker, the Payee or any Holder at any time to initiate any suit in the United States District Court for the Southern District of Texas, Houston Division, or to remove any pending suit to that Court.

         15. General Purpose of Loan. Maker warrants and represents to Payee, all other


                                Page 4 of 6 Pages

Holders and the Agent that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

                                    AMERIQUEST MORTGAGE
                                    CORPORATION, as maker (to be renamed
                                    Long Beach Mortgage Company)


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                                Page 5 of 6 Pages

                                     ANNEX 1
                                 to $__________
                         Ameriquest Mortgage Corporation
                                 (to be renamed
                          Long Beach Mortgage Company)
                     4/97 [LENDER'S NAME] Senior Credit Note

                  LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST


                     Payment Applied
Date of Payment       on (or advance     Payment Applied                                                 Name of Person
  or Advance          vs.) Principal       on Interest       Principal Balance     Interest Paid to      Making Notation
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT A-2
                            TO 4/97 CREDIT AGREEMENT

                          (THE "4/97 SWING LINE NOTE")


$45,000,000                       Houston, Texas                  April 14, 1997


         FOR VALUE RECEIVED, AMERIQUEST MORTGAGE CORPORATION, a Delaware corporation to be renamed "Long Beach Mortgage Company" ("MAKER" or the "COMPANY"), promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("PAYEE"), a national banking association, at its main branch, 712 Main Street, Houston, Harris County, Texas 77002, or at such other place as the holder (the "HOLDER", whether or not Payee is such holder) of this note may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of Forty-five Million Dollars ($45,000,000) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the applicable rate(s) provided for in the Credit Agreement (or at such lesser rate, if any, as Holder may in its sole discretion from time to time elect to be applicable for any day or days), and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to Holder for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Ceiling Rate.

         1. Definitions. In addition to the definitions given above, the definitions given in the 4/97 Senior Secured Credit Agreement dated April 14, 1997, as it may be supplemented, amended or restated from time to time (the "CREDIT AGREEMENT") among (a) Maker, (b) Texas Commerce Bank National Association (for itself as a Lender and as Agent for the other Lenders) and (c) the other Lender(s) party thereto, for capitalized terms that are used in this note shall apply here as well as there.

         2. Rates Change Automatically and Without Notice. Without notice to Maker or any other Person and to the full extent allowed by applicable law from time to time in effect, the Stated Rate, the Past Due Rate and the Ceiling Rate shall each automatically fluctuate upward and downward as and in the amount by which the interest rate applicable to this note as provided for in the Credit Agreement, the Past Due Rate as defined in the Credit Agreement and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate.

         3. Calculation of Interest. Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made. All interest rate determinations and calculations by the Holder, absent manifest error, shall be conclusive.


                                Page 1 of 6 Pages

         4. Excess Interest Will be Refunded or Credited. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, Holder shall refund to the payor or, at Holder's option, credit against the principal of Senior Credit Note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate.

         5. Interest Will be Spread. To the extent (if any) necessary to avoid violation of applicable usury laws (or to minimize the extent of the violation if complete avoidance is impossible for any reason, it being the intent and purpose of Maker and all Holders to comply strictly with all applicable usury and other laws), all sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

         6. Payment Schedule. Interest on and principal of this note shall be due and payable as provided in SECTIONS 2.6 and 3.2 of the 4/97 Credit Agreement (as they may have been modified and/or renumbered under the Credit Agreement.)

         7. Prepayment. Maker may prepay this note in accordance with and subject to the provisions of SECTION 2.5 of the 4/97 Credit Agreement (as it may have been modified and/or renumbered under the Credit Agreement.) All prepayments shall be applied first to accrued interest, the balance to principal.

         8. The 4/97 Credit Agreement, this Note and its Security. This note is the Swing Line Note and one of the Senior Credit Notes, as such terms are defined in the Credit Agreement, is issued pursuant to the Credit Agreement (to which reference is made for all purposes) and may be referred to as the "4/97 SWING LINE NOTE", and as it may hereafter be renewed, extended, rearranged, increased, decreased, modified or replaced in accordance with the Credit Agreement may be referred to as the "CURRENT SWING LINE NOTE". Holder is entitled to the benefits of and security provided for in the Credit Agreement. Such security includes, among other security, the security interests granted by
SECTION 6.1 of the 4/97 Credit Agreement (as such Section may have been modified and/or renumbered under the Credit Agreement.)

         9. Revolving Credit. Upon and subject to the terms and conditions of the Credit Agreement, Maker may borrow, repay and reborrow against this Swing Line Note under the circumstances, in the manner and for the purposes specified in the Credit Agreement, but for no other purposes. Advances against this note by Payee or other Holder shall be governed by the terms of the Credit Agreement. The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Maker. Absent manifest error,


                                Page 2 of 6 Pages

Holder's computer records shall on any day conclusively evidence the unpaid balance of this note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made hereon may be (but are not required to be) endorsed by or on behalf of Holder on the schedule which is attached as Annex I hereto (which is hereby made a part hereof for all purposes) or otherwise recorded in Holder's computer or manual records; provided, that any failure to make notation of (a) any principal advance or accrual of interest shall not cancel, limit or otherwise affect Maker's obligations or any Holder's rights with respect to that advance or accrual, or (b) any payment or permitted prepayment of principal or interest shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date of its receipt by Holder. Maker and Payee expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("CHAPTER 15") of the Texas Credit Code, that Chapter 15 (which relates to open-end line of credit revolving loan accounts) shall not apply to this note or to any loan evidenced by this note and that neither this note nor any such loan shall be governed by Chapter 15 or subject to its provisions in any manner whatsoever.

         10. Defaults and Remedies. Any Event of Default under the Credit Agreement or any other Facilities Papers shall constitute an Event of Default under this note and all other Facilities Papers and shall have the consequences provided for in the Credit Agreement which may include acceleration of the indebtedness evidenced hereby. Subject to the terms of the Credit Agreement, Holder or the Agent may waive any default without waiving any other prior or subsequent default. Holder or the Agent may remedy any default without waiving the default remedied. Holder's or the Agent's failure to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Holder or the Agent of any right, power or remedy hereunder shall exhaust it or shall preclude any other or future exercise of it, and every such right, power or remedy under this note may be exercised at any time and from time to time. No modification or waiver of any provision of this note nor consent to any departure by Maker from its terms shall be effective unless it is in writing and signed by Holder (or, if authorized for that purpose by the Credit Agreement, the Agent), and then such waiver or consent shall be effective only in the specific instance given, for the purposes for which given and to the extent therein specified.

         11. Legal Costs. If any Holder or the Agent retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker or anyone claiming by, through or under Maker sues any Holder in connection with this note or any such papers and does not prevail, then Maker agrees to pay to each such Holder and the Agent, respectively, in addition to principal and interest, all reasonable costs and expenses incurred by such Holder or the Agent in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees. An amount equal to ten percent (10%) of the unpaid principal and accrued interest owing on this note when and if this note is placed in the hands of an attorney for collection after default is stipulated to be reasonable attorneys' fees unless


                                Page 3 of 6 Pages
a Holder, the Agent or Maker timely pleads otherwise to a court of competent jurisdiction.

         12. Waivers. Maker and any and all co-makers, endorsers (other than the Holder or the Payee), guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         13. Not Purpose Credit. None of the proceeds of this note shall ever be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any debt which was originally incurred to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or which would constitute this transaction a "purpose credit" within the meaning of Regulation U, as now or hereafter in effect.

         14. Governing Law, Jurisdiction and Venue. This note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect. Maker and all endorsers (other than the Holder or the Payee), guarantors and sureties each hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Texas and the state district courts of Harris County, Texas, for purposes of all legal proceedings arising out of or relating to this note, the debt evidenced hereby or any loan agreement, security agreement, guaranty or other papers or agreements relating to this note. To the fullest extent permitted by law, Maker and all endorsers (other than the Holder or the Payee), guarantors and sureties each irrevocably waives any objection which he, she or it may now or hereafter have to the laying of venue for any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Harris County, Texas shall be a proper place of venue for suit on or in respect of this note. Nothing herein shall affect the right of Maker, the Payee or any Holder at any time to initiate any suit in the United States District Court for the Southern District of Texas, Houston Division, or to remove any pending suit to that Court.

         15. General Purpose of Loan. Maker warrants and represents to Payee, all other


                                Page 4 of 6 Pages

Holders and the Agent that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

                                    AMERIQUEST MORTGAGE
                                    CORPORATION, as maker


                                    By:____________________________________
                                    Name:__________________________________
                                    Title:_________________________________


                                Page 5 of 6 Pages

                                     ANNEX 1
                                 to $45,000,000
                         Ameriquest Mortgage Corporation
                                 (to be renamed
                          Long Beach Mortgage Company)
                              4/97 Swing Line Note

                  LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST


                     Payment Applied
Date of Payment       on (or advance     Payment Applied                                                 Name of Person
  or Advance          vs.) Principal       on Interest       Principal Balance     Interest Paid to      Making Notation
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

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

                                    EXHIBIT B
                            TO 4/97 CREDIT AGREEMENT

                              Request for Borrowing

                           [Letterhead of the Company]

                                     [date]


Texas Commerce Bank National Association
712 Main Street
Houston, Texas  77002

Attention:  Managing Director, Corporate Mortgage Finance Group

Ladies and Gentlemen:

         AMERIQUEST MORTGAGE CORPORATION (the "COMPANY") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION as a Lender and as agent (the "AGENT") for the other Lender(s) who are parties to it as Lenders, and such other Lenders together executed a 4/97 Senior Secured Credit Agreement dated April 14, 1997 (which, as it may have been or may hereafter be supplemented, amended or restated from time to time, is called the "CREDIT AGREEMENT"). Any term defined in the Credit Agreement and used in this Request for Borrowing shall have the meaning given to it in the Credit Agreement.

         The Company currently qualifies under the Credit Agreement for, and hereby requests, an Advance in the amount of $___________ to be made on __________, 19__ (or, if the Agent is closed that day, on the next day when it is not).

         After giving effect as required by the Credit Agreement to the requested Advance, (i) the outstanding principal balance of the Loan will not exceed the Aggregate Committed Sum, (ii) the sum of outstanding Advances under each Subline will not exceed that Subline's Borrowing Base and (iii) no Sublimit will be exceeded.

         If the Credit Agreement requires new Collateral to support the requested Advance, (i) the Company has attached and submits herewith the relevant Submission List(s), (ii) the Basic Papers for all items of Collateral described or referred to therein have been submitted -- or are being submitted concurrently herewith -- to the Custodian (except that in respect of any Wet Warehousing Advance hereby requested, the Basic Papers for the relevant items of Collateral will be delivered to the Custodian on or before five (5) Business Days after funding of the requested Advance), and (iii) the Company hereby GRANTS to the Agent a security interest in all such new

Collateral and (as to Debt Collateral) all related Loan Papers, and they are hereby made subject to the security interest to the Agent created by the Credit Agreement, for the Pro Rata benefit of the Lenders, effective immediately.

         The proceeds of the Advance should be deposited in the Company's Note Payment Account number 0010-2672087 with Texas Commerce Bank National Association.

         The Company acknowledges that the Agent and the Lenders will rely on the truth of each statement in this request and its attachments in funding the requested Advance.

         No Default has occurred under the Facilities Papers that has not been cured by the Company or declared in writing by the Agent to have been waived, and no Event of Default has occurred under the Facilities Papers that the Agent has not declared in writing to have been cured or waived.

         All items that the Company is required to furnish to the Agent, its designated custodian or the Lenders for this requested Advance and otherwise have been delivered, or will be delivered before this requested Advance is funded, in all respects as required by the Credit Agreement and the other Facilities Papers. All Collateral papers described or referred to in the Submission List(s) (if any) submitted to the Agent with this Request for Borrowing conform in all respects with all applicable requirements of the Credit Agreement and the other Facilities Papers.

         The undersigned officer hereby certifies that all of the Company's representations and warranties (a) in the Credit Agreement and all of the other Facilities Papers (except only to the extent that (i) such a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have been changed by transactions or conditions contemplated or expressly permitted by the Facilities Papers), (b) in this Request for Borrowing, are true and correct on the date of this Request for Borrowing and (c) that the Company qualifies for funding of the requested Advance.

                                     AMERIQUEST MORTGAGE CORPORATION


                                     By:_________________________________
                                     Name________________________________
                                     1Title:_____________________________

Attached (check relevant items):

Submission List(s) for:

--------
         Must be the President, Treasurer or Assistant Treasurer, a Vice President or the Controller of the Company.

         / / Subprime Single-family Collateral
         / / P&I Advances Collateral
         / / T&I Advances Collateral
         / / Enforcement Advances Collateral
         / / Recoveries Collateral

              SUBMISSION LIST FOR SUBPRIME SINGLE FAMILY COLLATERAL



                                 Date:__________

TO:
Texas Commerce Bank National Association
801 West Greens Road, Suite 200
Houston, Texas 77067

Attention: Mortgage Warehouse
Phone:  (713) 775-5400
Fax:    (713) 775-5420

FROM:
Long Beach Mortgage Company
1100 Town & County Road, Suite 900
Orange, CA 92668
Attention:  Jack Mayesh
Phone:  (714) _______
Fax:    (714) _______

         Long Beach Mortgage Company submits the following list of Subprime Single-family Mortgage Loans in support of the Request for Borrowing dated ______________ to which this Submission List is attached and hereby pledges them to the Agent (for itself and as agent for the other Lenders):

===============================================================================================
BRANCH            LOAN              BORROWER OR             NOTE           NOTE           LOAN
NUMBER           NUMBER            CUSTOMER NAME            DATE           LOAN           TYPE
                                                                          AMOUNT
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
===============================================================================================

                   SUBMISSION LIST FOR P&I ADVANCES COLLATERAL

                               Date:_____________

TO:
Texas Commerce Bank National Association
801 West Greens Road, Suite 200
Houston, Texas 77067

Attention: Mortgage Warehouse
Phone:  (713) 775-5400
Fax:    (713) 775-5420

FROM:
Long Beach Mortgage Company
1100 Town & County Road, Suite 900
Orange, CA 92668
Attention:  Jack Mayesh
Phone:  (714) _______
Fax:    (714) _______

         Long Beach Mortgage Company submits the following list of P&I Advances to be funded with the P&I Advances Line Advance requested by the Request for Borrowing dated ________________, to which this Submission List is attached, and hereby Pledged to the Agent are all of the Company's claims, accounts and general intangibles that funding of such P&I Advances will produce:

                                  P&I ADVANCES

================================================================================
Date                      Investor                  Pool or         P&I Advance
                                                     Whole             Amount
                                                     Loan
                                                    Number
================================================================================
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
================================================================================

                   SUBMISSION LIST FOR T&I ADVANCES COLLATERAL

                                 Date:_________

TO:
Texas Commerce Bank National Association
801 West Greens Road, Suite 200
Houston, Texas 77067

Attention: Mortgage Warehouse
Phone:  (713) 775-5400
Fax:     (713) 775-5420

FROM:
Long Beach Mortgage Company
1100 Town & County Road, Suite 900
Orange, CA 92668
Attention:  Jack Mayesh
Phone:  (714) _______
Fax:     (714) _______

         Long Beach Mortgage Company submits the following list of T&I Advances to be funded with the Servicing Advances Line Advance requested by the Request for Borrowing dated _____________ to which this Submission List is attached, and hereby Pledged to the Agent are all of the Company's claims, accounts and general intangibles that funding of such T&I Advances will produce:

                                  T&I ADVANCES

================================================================================
Date                      Investor                  Pool or         T&I Advance
                                                     Whole             Amount
                                                     Loan
                                                    Number
================================================================================
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
================================================================================

               SUBMISSION LIST FOR ENFORCEMENT ADVANCES COLLATERAL

                                Date:____________

TO:
Texas Commerce Bank National Association
801 West Greens Road, Suite 200
Houston, Texas 77067

Attention: Mortgage Warehouse
Phone:  (713) 775-5400
Fax:    (713) 775-5420

FROM:
Long Beach Mortgage Company
1100 Town & County Road, Suite 900
Orange, CA 92668
Attention:  Jack Mayesh
Phone:  (714) _______
Fax:    (714) _______

         Long Beach Mortgage Company submits the following list of Enforcement Advances to be funded with the Servicing Advances Line Advance requested by the Request for Borrowing dated _____________ to which this Submission List is attached, and hereby Pledged to the Agent are all of the Company's claims, accounts and general intangibles that funding of such Enforcement Advances will produce:

                              ENFORCEMENT ADVANCES

================================================================================
Date                      Investor                  Pool or         Enforcement
                                                     Whole         Advance Amount
                                                     Loan
                                                    Number
================================================================================
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
================================================================================

                    SUBMISSION LIST FOR RECOVERIES COLLATERAL


                                Date:___________

TO:
Texas Commerce Bank National Association
801 West Greens Road, Suite 200
Houston, Texas 77067

Attention: Mortgage Warehouse
Phone:  (713) 775-5400
Fax:    (713) 775-5420

FROM:
Long Beach Mortgage Company
1100 Town & County Road, Suite 900
Orange, CA 92668
Attention:  Jack Mayesh
Phone:  (714) _______
Fax:    (714) _______

         Long Beach Mortgage Company submits the following list of Recoveries Advances to be funded with the Advance requested by the Request for Borrowing dated to which this Submission List is attached, and represents that:

         / / (check if the requested Advance will be used to fund the purchase of Mortgage Loan(s) serviced by the Company) The Company will use proceeds of the requested Recoveries Advance to purchase the Mortgage Loans listed below pursuant to its obligation or election as Servicer thereof to do so, and they are hereby Pledged to the Agent:


===================================================================================================================
Loan       Customer name                      Original        Principal       Claim vs        Claim        Broker's
date                                           Loan            balance        (VA/FHA/        amount       opinion
                                              amount                            PMI)                       of real
                                                                                                           estate's
                                                                                                            value
===================================================================================================================
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
===================================================================================================================

         / / (check if requested Advance will be used to finance or refinance an unmarketable Single-family Mortgage Loan) The Company will use proceeds of the requested Recoveries Advance to finance the following unmarketable Single-family Mortgage Loans owned by the Company, and they are hereby Pledged to the Agent:

==============================================================================================================
Loan         Customer Name              Original Note           Principal balance       Broker's price opinion
No.                                     amount                                          of real estate's value
==============================================================================================================
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
==============================================================================================================

         / / (check if requested Advance will be used to finance or refinance other Collateral approved by the Agent) The other Collateral submitted herewith is described as follows, and it is hereby Pledged to the Agent:

================================================================================
                                  Description
================================================================================
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
================================================================================

                                    EXHIBIT C
                            TO 4/97 CREDIT AGREEMENT

                       SUBORDINATION OF DEBT AGREEMENT IN
                         FAVOR OF THE AGENT AND LENDERS
                   UNDER 4/97 SENIOR SECURED CREDIT AGREEMENT

                             _____________ , 199__

TO:      Texas Commerce Bank National Association ("TEXAS COMMERCE"), as a
           Lender and as Agent for other Lenders
         712 Main Street
         Houston, Texas 77002

         The undersigned (each of whom is hereinafter referred to as a "CREDITOR"), creditors of Long Beach Mortgage Company (originally named Ameriquest Mortgage Corporation and hereinafter referred to as the "COMPANY"), a Delaware corporation, desire that Texas Commerce Bank National Association and the other Lenders named in the 4/97 Senior Secured Credit Agreement dated April 14, 1997 among the Company, Texas Commerce Bank National Association as a Lender and as Agent for the other Lenders, and the other Lender(s) named therein -- Texas Commerce Bank National Association in its capacity as a Lender and the other Lender(s) under such Credit Agreement being hereinafter referred to as the "LENDERS", Texas Commerce Bank National Association in its capacity as Agent under such Credit Agreement being hereafter referred to as "AGENT" and such Credit Agreement, as it may have been or may hereafter be supplemented, amended and/or restated being hereinafter called the "CREDIT AGREEMENT" -- extend or continue to extend such financial accommodations to the Company as the Company may request and as the Lenders and the Agent may deem proper. For the purpose of inducing the Lenders to grant, continue or renew such financial accommodations, and in consideration thereof, the undersigned Creditors irrevocably, unconditionally and presently agree as follows:

         1. Amount of the Debt Subordinated Herein. The Company is presently indebted to the Creditors in the principal amounts set forth below:

================================================================================
                         Creditor                               Principal Amount
                                                                of Company Debt
================================================================================
                                                                $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
                         Creditor                          Principal Amount
                                                           of Company Debt
================================================================================
  TOTAL                                                    $
================================================================================

         2. Subordination. All claims of each Creditor against the Company now or hereafter existing are and shall be at all times SUBJECT, SUBORDINATE AND INFERIOR, both in right of payment and lien priority, to any and all claims, whether now or hereafter existing and however created or evidenced, which the Agent or the Lenders has or may have against the Company (and all extensions, renewals, increases, decreases, modifications, replacements and substitutions of or for any such claims, such claims and all such extensions, etc. being herein called the "SENIOR OBLIGATIONS"), for so long as any Senior Obligations shall exist. So long as no Default or Event of Default shall have occurred under the Credit Agreement and so long as no other default shall have occurred in payment or performance of any of the Senior Obligations, payments of interest and principal on the claims of Creditors may be made at their respective scheduled maturity dates (it being understood that no prepayment shall be made of such claims and no modification or acceleration, for default or otherwise, of such maturity dates shall be permitted). If a Default or an Event of Default shall occur under the Credit Agreement or if any other default shall occur in payment or performance of any of the Senior Obligations, then and for so long as (a) such Default shall not have been cured or waived before it has become an Event of Default or (b) the Agent shall not have declared in writing that such Event of Default or other default (if any) has been cured or waived, no payment of interest or premium on any of the claims of Creditors and no payment of principal of any of the claims of creditors, whether or not then due, shall be made without the prior written consent of the Agent, and any payment made during such time shall (i) be held in trust for the benefit of the Lenders, and (ii) immediately be paid over by its recipient to the Agent for application on the obligations of the Company to the Lenders and the Agent in accordance with the provisions of the Credit Agreement, without notice or demand. The subordination of claims of Creditors made hereby shall remain in effect so long as there shall be outstanding any Senior Obligation of the Company to any of the Lenders or the Agent (for this purpose, the Company shall be deemed obligated to the Lenders and the Agent so long as any of the Lenders shall have outstanding any commitment under the Credit Agreement or any other Facilities Papers to make any loan or extend any other financial accommodations to the Company or any of its successors, whether or not any such loan or financial accommodation shall have been made, advanced or extended).

         3. Enforcement or Assignment of Subordinated Debt or Liens. For so long as any claim of the Agent or any Lender against the Company or any commitment of any of the Lenders to extend credit or other financial accommodations to the Company is in existence, the Creditors and each of them will not (i) sue upon, any claim or claims now or hereafter existing which they or any of them may hold against the Company or any other party to the Credit Agreement; (ii) sell, assign, transfer, pledge, hypothecate or encumber such claim or claims except expressly subject to this Agreement; (iii) enforce any lien they or any of them may now or in the future have on any property, real or personal, of the Company or any other party to the Credit Agreement, as security for the payment of any debt owing by the Company or such party to them or any one or more of them until the Senior Obligations shall have been fully paid and satisfied and/or (iv) join in or in any way directly or indirectly induce any petition in bankruptcy, assignment for the benefit of creditors or creditors' agreement, except as directed by the Agent or the Lenders.

         4. Direction to Pay Over Claims and Assignment. In case of any assignment by the Company for the benefit of creditors, or in the case of any bankruptcy proceedings instituted by or against the Company, or in case of the appointment of any receiver for the Company's business or assets, or in case of any dissolution or winding up of the affairs of the Company, the Company and any assignee, trustee in bankruptcy, receiver or other person or persons in charge, are hereby directed to pay to the Agent the full amount of all of the Agent's and the Lenders' claims against the Company before making any payment of principal or interest to the undersigned Creditors, or any of them, and insofar as it may be necessary to accomplish that purpose, the undersigned Creditors, and each of them, hereby sell, transfer, set over and assign to the Agent and the Lenders all claims they may now or hereafter have against the Company and in any security therefor, and the proceeds thereof, and all rights to any payments, dividends or other distributions arising therefrom. If any of the undersigned Creditors does not file a proper claim or proof of debt in the form required in such proceeding prior to thirty (30) days before the expiration of the time to file such claim in such proceeding, then the Agent has the right (but no obligation) to do so and is hereby authorized to file an appropriate claim or claims for and on behalf of such person.

         5. Subrogation. Upon the payment by them in full of all Senior Obligations, the Creditors shall be subrogated to the rights of the Lenders to receive payments or distributions of cash, property or securities of the Company applicable to Senior Obligations until the Creditors' claims shall have been paid in full, and, for the purposes of such subrogation, no payments or distributions to the holder or holders of the Senior Obligations of any cash, property or securities that any Creditor would be entitled to receive but for the provisions of this Agreement and no payment pursuant to the provisions of this Agreement to the Lenders by any Creditor shall, as between the Company and its creditors (other than the holder or holders of the Senior Obligations and Creditors), be deemed to be a payment by the Company on account of the Senior Obligations, and no payment or distributions of cash, property or securities to or for the benefit of the Creditors pursuant to this Agreement which would otherwise have been paid to the Lenders shall be deemed to be a payment by the Company to or for the account of the Creditors, it being understood that the provisions of this Subordination Agreement are solely for the purpose of defining the relative rights of the Lenders and the Creditors.

         If any payment or distribution to which the Creditors would otherwise have been entitled but for the provisions of this Agreement shall have been applied, pursuant to the provisions of these terms of subordination, to the payment of all amounts payable under the Senior Obligations, then and in such case, the Creditors shall be entitled to receive from the Lenders at the time outstanding any payments or distributions received by the Lenders in excess of the amount sufficient to pay all amounts under or in respect of the Senior Obligations in full.

         6. Obligations to Creditors not Impaired; Provisions Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Creditors on the one hand and the Lenders on the other hand. Nothing contained in this Agreement shall (i) impair or affect, as among the Company and its creditors (other than the Lenders and the Creditors), the obligation of the Company, which is absolute and unconditional, to pay the Creditors the principal of and interest on the claims of the Creditors as of when the same shall become due and payable in accordance with their terms, or (ii) affect the relative rights against the Company of the Creditors and the other creditors of the Company (other than the Lenders) or
(iii) prevent any Creditor from exercising all remedies otherwise permitted by applicable law upon default under the instrument or instruments governing the Creditors' claims, pursuant to the rights, if any, under this Agreement of the Lenders to receive cash, property and securities otherwise payable or deliverable to the Lenders or the Agent.

         7. Proofs of Claim. The Creditors may file such proofs of claim and other papers or documents or may be necessary or advisable in order to have their claims allowed in any judicial proceedings relative to the Company (or any other obligor on the Creditors' claims, including any guarantor), its creditors or its property. If any Creditor has not been paid in full, such Creditor shall
(i) file such claim, proof of claim or similar instrument on behalf of the Lenders as the Lenders' interests may appear and (ii) take all such other actions as may be appropriate to insure that all payments and distributions made in respect of any such proceedings are made to the Lenders as their interests may appear.

         8. Agreement Unaffected by Changes, Etc. Without consent of, notice to or incurring responsibility to any Creditor and without impairing or releasing any Creditor's covenants and obligations hereunder, upon or without any terms or conditions and in whole or in part, the Lenders may (i) change any payment due date or amount, (ii) renew, change or increase any Senior Obligations or any aspect of the security therefor, (iii) sell, exchange, release, surrender, realize upon or otherwise deal in any manner or order any present or future security for any Senior Obligations, (iv) release anyone in any manner or capacity liable on or for any Senior Obligations, (v) exercise or not exercise any rights against the Company, any Creditor or anyone else, (vi) settle or compromise any of the Senior Obligations or subordinate any part of them to any other part and/or (vii) apply any sums received from anyone to any part of the Senior Obligations, and the provisions of this Agreement shall apply to the Senior Obligations as changed, extended, renewed, altered or increased in any respect and in any manner.

         9. Liability. For violation of this Agreement, the undersigned Creditors shall be jointly and severally liable to the Agent and the Lenders for all loss and damage sustained by reason of such breach, and upon any such violation, the Agent and the Lenders may accelerate the maturity of its claims against the Company, at their option.

         10. Automatic Reinstatement. If at any time any payment made on the Senior Obligations must be returned for any reason (including the order of any bankruptcy court), this Agreement shall be automatically reinstated to the same effect as if the affected payment(s) had not been made.

         11. Governing Law, Binding Effect and Assignments. This Agreement shall be governed in all respects by the laws of the State of Texas and shall bind and benefit the undersigned, the Agent, the Lenders and the Company, their respective heirs, executors, administrators, personal representatives, trustees, receivers, conservators, successors and assigns and anyone claiming by, through or under any of them. This Agreement and any claim or claims of the Agent or any of the Lenders pursuant hereto may be assigned by the Agent or such Lender (as the case may be), in whole or in part, at any time, without notice to any of the undersigned Creditors or the Company.

                                       _________________________________

                                       By:______________________________
                                       Name:____________________________
Date:____________                      Title:___________________________









                                    Unnumbered signature page to Subordination of Debt Agreement in favor of Texas Commerce Bank National Association, as a Lender and as Agent for other Lenders

                                       _________________________________

                                       By:______________________________
                                       Name:____________________________
Date:____________                      Title:___________________________








                                    Unnumbered signature page to Subordination of Debt Agreement in favor of Texas Commerce Bank National Association, as a Lender and as Agent for other Lenders

                                       _________________________________

                                       By:______________________________
                                       Name:____________________________
Date:____________                      Title:___________________________









                                    Unnumbered signature page to Subordination of Debt Agreement in favor of Texas Commerce Bank National Association, as a Lender and as Agent for other Lenders

                         ACCEPTANCE OF SUBORDINATION OF
                          DEBT AGREEMENT BY THE COMPANY


         AMERIQUEST MORTGAGE CORPORATION (the "Company" in the Subordination of Debt Agreement set forth on the face hereof), hereby (i) represents and warrants to the Agent and the Lenders that it is presently indebted to the persons executing said Subordination of Debt Agreement in the aggregate principal amount of $_____, (ii) accepts and consents to such Subordination of Debt Agreement,
(iii) agrees to be bound by all of the provisions thereof and (iv) agrees to recognize all priorities and other rights granted thereby to Texas Commerce Bank National Association (in its capacities as a Lender and as the Agent) and the other Lenders, and their respective successors and assigns, and to perform in accordance therewith.


                                       AMERIQUEST MORTGAGE CORPORATION



                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________


Dated:__________________, 19__

                                    EXHIBIT D
                            TO 4/97 CREDIT AGREEMENT

          List of Subsidiaries of the Company as of the Effective Date


          [to be completed by the Company and attached to the 4/97 Senior Secured Credit Agreement]

                                    EXHIBIT E
                            TO 4/97 CREDIT AGREEMENT


                 FORM OF OFFICER'S CERTIFICATE WITH COMPUTATIONS
                    TO SHOW COMPLIANCE OR NON-COMPLIANCE WITH
                           CERTAIN FINANCIAL COVENANTS

                              OFFICER'S CERTIFICATE


AGENT:           TEXAS COMMERCE BANK NATIONAL ASSOCIATION

COMPANY:         Long Beach Mortgage Company

SUBJECT PERIOD:  ________________ ended ________________, 199__

DATE:            _______________________, 199__


         This certificate is delivered to the Agent under the 4/97 Senior Secured Credit Agreement dated as of April 14, 1997 (as supplemented, amended or restated from time to time, the "CURRENT CREDIT AGREEMENT"), among the Company, the Agent and the financial institutions now or hereafter parties thereto (the "LENDERS"). Unless they are otherwise defined in this request, terms defined in the Current Credit Agreement have the same meanings here as there.

         The undersigned officer of the Company certifies to the Agent and the Lenders that on the date of this certificate that:

         1. The undersigned is an incumbent officer of the Company, holding the title stated below the undersigned's signature below.

         2. The Company's consolidated financial statements that are attached to this certificate were prepared in accordance with GAAP (except that interim -- i.e., other than annual -- financial statements exclude notes to financial statements and statements of changes to stockholders' equity and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim financial statements) present fairly the Company's consolidated financial position and results of operations as of ______________ and for the (check, as applicable) / / month / / one, / / two or / / three quarter(s) of the Company's fiscal year, as the case may be, ending on the last day of that period (the "SUBJECT PERIOD").

         3. The undersigned officer of the Company supervised a review of the Company's activities during the Subject Period in respect of the following matters and has determined the following: (a) to undersigned officer's best knowledge, except to the extent that (i) a representation or warranty speaks to a specific date or
(ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or expressly permitted by the Facilities Papers, the representations and warranties of the Company in SECTION 8 of the Current Credit Agreement are true and correct in all material respects, other than for the changes, if any, described on the attached Annex A; (b) the Company has complied with all of its obligations under the Facilities Papers, other than for the deviations, if any, described on the attached ANNEX A; (c) no Event of Default has occurred that has not been declared by the Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before it became an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached ANNEX A (d) compliance by the Company with certain financial covenants in SECTION 10 of the Current Credit Agreement is accurately calculated on the attached ANNEX A.

                                       [AMERIQUEST MORTGAGE CORPORATION]
                                       [LONG BEACH MORTGAGE COMPANY]


                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                        ANNEX A TO OFFICER'S CERTIFICATE

         (a) Describe deviations from compliance with obligations, if any -- CLAUSE 3(b) of attached Officer's Certificate -- if none, so state:






         (b) Describe Defaults or Events of Default, if any -- CLAUSE 3(c) of attached Officer's Certificate -- if none, so state:






         (c) Calculate compliance with covenants in SECTION 7 (on a consolidated basis) -- CLAUSE 3(d) of attached Officer's Certificate.

                                    EXHIBIT F
                            TO 4/97 CREDIT AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption Agreement (this "A&A AGREEMENT") dated as of ________ ___, 199__ among ___________________ (the "ASSIGNOR");
________________ (the "ASSIGNEE"); Long Beach Mortgage Company (the "COMPANY") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent (the "AGENT");

                              W I T N E S S E T H:

Recitals:

         The Agent, as agent for the lenders then or thereafter party to it (collectively, the "LENDERS"); the Assignor, as a Lender, and the Company (which was then named Ameriquest Mortgage Corporation) executed and delivered the 4/97 Senior Secured Credit Agreement (as amended, supplemented and restated, the "CREDIT AGREEMENT") dated as of April 14, 1997. The Credit Agreement provides for the Lenders to lend to the Company pursuant to the terms of the Credit Agreement under a revolving line of credit and its subline(s) for the purposes set forth therein (collectively, the line of credit and the subline(s) are referred to as "FACILITIES"). The Assignor has agreed to make Advances to the Company under one or more of the Facilities in accordance with the terms of the Credit Agreement, with the maximum aggregate amount of the Assignor's Advances under any Facility outstanding not to exceed the Funding Share, as applicable for each Facility. The Assignor proposes to sell and assign to the Assignee, and the Assignee proposes to buy and accept from the Assignor, an interest (the "ASSIGNED INTEREST") in the rights and obligations of the Assignor under the Facilities Papers, with the effect that the Assignee will have a funding share for each Facility in the amount indicated next to the Assignee's signature block below.

Agreements, Assignment and Assumption:

         In consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1. Definitions. Any term defined in the Credit Agreement and used in this A&A Agreement shall have the same meaning here as there.

         2. Assignments. The Assignor hereby assigns and sells, without recourse or warranty except as specifically set forth herein, to the Assignee the Assigned Interest in the rights and obligations of the Assignor under the Facilities Papers. The Assignee hereby purchases and accepts, without recourse or warranty except as specifically set forth herein, from the Assignor all of such rights and obligations of the Assignor, including the corresponding portion of the principal amount of the Advances made by the Assignor outstanding on the date of this A&A Agreement. The total so lent by Assignor and outstanding immediately before this A&A Agreement becomes effective is:

                                          Assignor's principal advances
Facility                                         now outstanding
Subprime Single-family Warehouse Subline        $_________________
P&I Advances Subline                            $_________________
Servicing Advances Subline                      $_________________
Recoveries Subline                              $_________________

Subject to the execution and delivery of this A&A Agreement by the Assignor, the Assignee, the Company and the Agent, effective as of its date, (a) the Assignee shall succeed to the rights and be obligated to perform the obligations of a Lender under the Facilities Papers with a funding share for each Facility in the amount shown for it by the Assignee's signature block below and shall be considered a Lender for all purposes under the Facilities Papers; (b) the Assignee shall deliver to the Assignor, in immediately available funds, an amount equal to the sum of the portions of the Assignor's principal Advances outstanding under each Facility proportionate to the interest in that Facility hereby assigned and (c) the Assignor's funding share for each Facility and its share of outstanding Advances under each Facility shall each be reduced by the funding share and share of outstanding Advances, respectively, acquired by the Assignee and the Assignor shall be released from its obligations under the Facilities Papers to the extent that they have been so assigned to and accepted by the Assignor.

         3. Payments. Commitment Fees accrued to the date of this A&A Agreement with respect to the Assignor's funding share for each Facility affected by this A&A Agreement are for the account of the Assignor and such fees accruing from and including the date hereof with respect to the Assigned Interest are for the account of the Assignee. All payments of principal of and accrued interest on the Advances allocable to the Assigned Interest shall be divided between the Assignor and the Assignee as their interests may appear, with all interest accruing on the Advances of the Assignor before the date of this A&A Agreement to belong to the Assignor. Each of the Assignor and the Assignee hereby agrees that if it receives any amount from the Company or the Agent under the Facilities Papers which is for the account of the other of them, it shall receive such sum for the account of such other party to the extent of such other party's interest therein and shall promptly pay such sum to such other party. The rights of the Assignor and the Assignee under this Section are in addition to other rights and remedies which the Assignor, the Assignee or any other Lender may have.

         4. Consent of the Company and the Agent. This A&A Agreement is conditioned upon the consent of the Company and the Agent pursuant to SECTION 13.17 of the Credit Agreement. The execution of this A&A Agreement by the Company and the Agent evidences such consent. Pursuant to the cited Section of the Credit Agreement,
(a) the Assignor agrees to deliver its current Senior Credit Note(s) to the Company, marked "Renewed" or its equivalent, and (b) the Company agrees to execute and deliver new Senior Credit Notes payable to the order of the Assignee and to the Assignor to evidence the assignment and acceptance provided for herein.

         5. The Assignor. The Assignor (a) represents and warrants to the Assignee that it is the legal and beneficial owner of the interest being assigned by the Assignor to the Assignee hereunder and that such interest is free and clear of any Lien and (b) makes no representation or warranty and assumes no responsibility with respect to (1) any statements, warranties or representations made in or in connection with the Facilities Papers or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Facilities Papers or any document furnished pursuant to them and (2) the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Facilities Papers.

         6. The Assignee. The Assignee (a) confirms that it has received a copy of the Facilities Papers, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this A&A Agreement; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Facilities Papers; (c) appoints and authorizes the Agent to take such action as Agent on behalf of the Assignee and to exercise such powers under the Facilities Papers as are delegated to the Agent by its terms, together with such powers as are reasonably incidental thereto; (d) represents and warrants that it is an Eligible Assignee and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Facilities Papers are required to be performed by it as a Lender.

         7. Notices and Payment Instructions. All notices in connection herewith shall be given in accordance with SECTION 13.17 of the Credit Agreement. The address of the Assignee for notices hereunder and thereunder, together with payment instructions for amounts to be paid to the Assignee under the Credit Agreement, shall be initially as set forth on the signature pages hereof.

         8. Miscellaneous. This A&A Agreement, when executed by the Assignor, the Assignee, the Agent and the Company, (a) shall bind and benefit the Assignor, the Assignee, all of the Lenders (whether now or hereafter party to the Credit Agreement), the Company, the Agent and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only by a writing signed by each of the parties hereto; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; (e) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter and (f) is one of the Facilities Papers. The headings herein shall be accorded no significance in interpreting this A&A Agreement.

         IN WITNESS WHEREOF, the parties have caused this A&A Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                       _________________________________
                                       ("Assignor")


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________


Funding Shares Assumed:


         Subprime Single-family Warehouse Subline        $_________________
         P&I Advances Subline                            $_________________
         P&I Advances Subline                            $_________________
         Recoveries Subline                              $_________________

                                          __________________________________
                                          ("Assignee")


                                          By:_______________________________
                                          Name:_____________________________
                                          Title:____________________________


                                          __________________________________
                                          __________________________________
                                          Attention:________________________
                                          Telecopy No.: (___)_______________

                                               Send payments to:


                                          __________________________________
                                          __________________________________

                                          Reference: Long Beach Mortgage Company


                                          LONG BEACH MORTGAGE COMPANY



                                          By:_______________________________
                                          Name:_____________________________
                                          Title:____________________________


                                          TEXAS COMMERCE BANK NATIONAL
                                            ASSOCIATION, as the Agent


                                          By:_______________________________
                                          Name:_____________________________
                                          Title:____________________________

                                    EXHIBIT G
                            TO 4/97 CREDIT AGREEMENT

                 (Form of Interest Rate Selection Confirmation)

                   [Letterhead of Long Beach Mortgage Company]

                                     [date]


Texas Commerce Bank National Association
712 Main Street
Houston, Texas  77002

Attention:  Manager, Corporate Mortgage Finance Group

Ladies and Gentlemen:

     Long Beach Mortgage Company (the "COMPANY", which was then named Ameriquest Mortgage Corporation) and Texas Commerce Bank National Association, as Agent (the "AGENT") for itself as a Lender and for the other Lenders named or referred to therein, and such other Lenders together executed a 4/97 Senior Secured Credit Agreement dated April 14, 1997 (which, as it may have been or may hereafter be amended, supplemented and restated, is called the "CREDIT AGREEMENT"). Any term defined in the Credit Agreement and used in this Interest Rate Selection Confirmation shall have the meaning given to it in the Credit Agreement.

         This is an Interest Rate Selection Confirmation, and confirms the Company's telephonic notice of Interest Rate Option(s) selected on ___________________________, 19___ by ______________________________ of the
Company to ________________________________ of the Agent at approximately ______
__.m., Houston (i.e., Central) time.

         In that telephonic notice, the Company selected the following Interest Rate Option(s):

Texas Commerce Bank National Association
__________, 199__
Page 2


==================================================================================================
                       PRINCIPAL AMOUNT
                    AFFECTED (NOT REQUIRED                                     FIXED RATE INTEREST
EFFECTIVE DATE       FOR BALANCE ADJUSTED          RATE OPTION SELECTED          PERIOD SELECTED
OF SELECTION         RATE OPTION; MINIMUM                                      (REQUIRED ONLY FOR
                    $10 MILLION FOR FIXED                                        ADJUSTED LIBOR
                       RATE TRANCHES)                                          FIXED RATE OPTIONS
==================================================================================================
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

==================================================================================================

         The Company hereby warrants and represents to the Agent and the Lenders that:

         (a) no Fixed Rate Option elected (if any) will result in a Fixed Rate Borrowing with a maturity (i) longer than 60 days or (ii) later than the Maturity Date;

         (b) no Default has occurred that has not been cured;

         (c) no Event of Default has occurred that has not been declared in writing by the Agent to have been cured or waived; and

         (d) the Company is currently allowed to make the selection(s) described above under the terms of the Credit Agreement.

                                        [AMERIQUEST MORTGAGE CORPORATION]
                                        [LONG BEACH MORTGAGE COMPANY]


                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                    EXHIBIT H
                            TO 4/97 CREDIT AGREEMENT

                       (Basic Form of Opinion of Counsel)

                                     [Date]


Texas Commerce Bank
  National Association,
As Agent for the Lenders
712 Main Street
Houston, Texas  77002

      Re: 4/97 Senior Secured Credit Agreement dated as of April 14, 1997 among Ameriquest Mortgage Corporation (the "COMPANY", to be renamed Long Beach Mortgage Company) and Texas Commerce Bank National Association, as agent (the "AGENT") and a Lender, and the other Lenders party thereto (collectively, the "LENDERS")

Gentlemen:

      We have acted as special counsel for the Company and Long Beach Financial Corporation (the "GUARANTOR") in connection with the 4/97 Senior Secured Credit Agreement dated as of (the "CREDIT AGREEMENT") among the Company, the Agent and the Lenders and the Guarantor's Continuing Guaranty of the Company's Obligations (the "GUARANTY"). This opinion is rendered to you in compliance with SECTION 7.1(a)(9) of the Credit Agreement.

      Unless otherwise defined herein or the context otherwise requires, each capitalized term used herein shall have the meaning ascribed to it in the Credit Agreement.

      In our capacity as such counsel, we have examined the Credit Agreement, the Custody Agreement and the Senior Credit Notes (collectively, the "PRINCIPAL FACILITIES PAPERS"), the Guaranty and such other documents and matters as we have deemed necessary in rendering the opinions hereinafter set forth. We have been furnished with, and with the Agent's and the Lenders' consent have relied upon, certificates of and other information supplied by officers of the Company and the Guarantor with respect to certain factual matters and we have assumed the accuracy of all representations of fact set forth in the Principal Facilities Papers and the Guaranty. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have also assumed the genuineness of signatures on (other than those of the Company's representatives on the Facilities Papers and the Guarantor's representative on the Guaranty), and the authenticity of, all materials so examined; and we have

Texas Commerce Bank
  National Association
[Date]
Page 2



assumed the conformity with originals of all documents submitted to us as copies. For purposes of our opinions we have assumed the due authorization, execution, delivery, and performance of the Credit Agreement and the Custody Agreement by the Agent and the Lenders.

      Based upon the foregoing, and subject to the qualifications herein set forth, it is our opinion that:

      1. The Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, (b) has the full legal power and authority to own its property and carry on its business as currently conducted, and (c) is, to the best of our knowledge, duly qualified to transact business as a foreign corporation in each jurisdiction where the nature of the business transacted or property owned by the Company requires such qualification, except in such jurisdictions where the failure to be in good standing has no material adverse effect on the Central Elements relating to the Company.

      2. The Company has the requisite corporate power and authority to execute, deliver and comply with the terms of the Facilities Papers.

      3. The execution, delivery and performance by the Company of the Facilities Papers (a) have been duly authorized by all necessary corporate action on the part of the Company, (b) do not conflict with the articles of incorporation or bylaws of the Company and (c) do not (i) conflict with any laws, ordinances, regulations or orders of competent governmental authority or
(ii) to the best of our knowledge, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any lien upon any property or assets of the Company (except for the liens and security interests created by the Facilities Papers), or result in or require the acceleration of any debt of the Company, pursuant to any agreement or instrument to which the Company is a party or by which the Company or its property may be bound or affected.

      4. The Facilities Papers constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      5. The Guarantor (a) is a corporation duly organized, validly existing, and in good

Texas Commerce Bank
  National Association
[Date]
Page 3



standing under the laws of the State of Delaware, (b) has the full legal power and authority to own its property and carry on its business as currently conducted, and (c) is, to the best of our knowledge, duly qualified to transact business as a foreign corporation in each jurisdiction where the nature of the business transacted or property owned by the Guarantor requires such qualification, except in such jurisdictions where the failure to be in good standing has no material adverse effect on the Central Elements relating to the Guarantor.

      6. The Guarantor has the requisite corporate power and authority to execute, deliver and comply with the terms of the Guaranty.

      7. The execution, delivery and performance by the Guarantor of the Guaranty (a) have been duly authorized by all necessary corporate action on the part of the Guarantor, (b) do not conflict with the articles of incorporation or bylaws of the Guarantor and (c) do not (i) conflict with any laws, ordinances, regulations or orders of competent governmental authority or (ii) to the best of our knowledge, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any lien upon any property or assets of any of the Companies (except for the liens and security interests created by the Facilities Papers), or result in or require the acceleration of any debt of the Guarantor, pursuant to any agreement or instrument to which the Guarantor is a party or by which the Guarantor or its property may be bound or affected.

      8. The Guaranty constitutes the legal, valid and binding obligations of the Guarantor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      9. To the best of our knowledge and except as disclosed in the most recent Financial Statements furnished to the Agent, there is no action, claim, suit or proceeding pending or threatened or reasonably anticipated against or affecting the Company, any of its Subsidiaries or the Guarantor in any court, before any other Governmental Authority or before any arbitrator or in any other dispute resolution forum which, if adversely determined, could reasonably be expected to result in a material and adverse effect on any of the Central Elements relative to the Company or the Guarantor (as the case may be).

      10. The Company and the Servicers of its Mortgage Loans or the Mortgage Loans

Texas Commerce Bank
  National Association
[Date]
Page 4




owned by others for which the Company serves as Servicer are duly registered as mortgage lenders and servicers in each state in which such Mortgage Loans have been or are from time to time originated, to the extent such registration is required by any applicable Legal Requirement, except where the failure to register could not reasonably be expected to result in any material and adverse effect on any of the Central Elements in respect of the Company.

      11. Neither the Company nor the Guarantor is subject to the rules governing an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      12. Neither the Company, any of its Subsidiaries nor the Guarantor is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the PUHC Act.

      13. None of the transactions contemplated under the Facilities Papers shall cause or constitute a violation by the Company or the Guarantor of any of the provisions, rules, regulations or order of or under the PUHC Act, and the PUHC Act does not in any manner impair the legality, validity or enforceability of the Facilities Papers or any of the Agent's Liens.

      14. The Credit Agreement creates a security interest in the Collateral described therein.

      15. The form of the Financing Statement and the description of the Collateral contained therein comply with all applicable Legal Requirements, including, without limitation, all applicable filing laws and regulations, and are adequate and legally sufficient for the purpose of perfecting and maintaining a Lien on the Collateral.

      16. A fully executed counterpart of the Financing Statement should be filed under the Uniform Commercial Code and all applicable fees paid in California. Possession by the Agent or its duly designated bailee (other than the Company) of the Mortgage Notes evidencing the Pledged Loans and such filing of the Financing Statement will result in a legally valid perfected Lien in the Collateral (other than any Collateral consisting of real estate) as security of the Obligations. Except as set forth in the immediately following paragraph, no other or further action or filing is necessary or appropriate for the purposes intended to be accomplished by the Financing Statement.

      17. After the actions described in the immediately preceding paragraph have been

Texas Commerce Bank
  National Association
[Date]
Page 5



accomplished, no further or subsequent filing, refiling, recording, re-recording, registration or registration of the Financing Statement or any other instrument will be necessary in order to perfect and continue the Liens created by the Credit Agreement in the Collateral, except that a continuation statement signed by the secured party of record, identifying the original Financing Statement by file number and date of filing, and stating that the original Financing Statement remains effective, must be filed under the Uniform Commercial Code in each office where such Financing Statement was filed before the expiration of five (5) years from the date of such filing and subsequent such continuation statements must be filed within six (6) months before the end of each subsequent five-year period, and amendments or supplements to the Financing Statement and/or additional financing statements may be required to be filed in the event of a change in the name, identity or structure of the debtor described therein within four (4) months after each such change or in the event the Financing Statement otherwise becomes inaccurate or incomplete.

      18. No state or local registration tax, transfer tax, stamp tax or other fee, tax or governmental charge is required to be paid in connection with the execution and delivery of the Facilities Papers or the filing of the Financing Statement, or any of the transactions contemplated thereby, other than nominal statutory filing fees which are to be paid upon the filing of the Financing Statement.

      19. The proper foreclosure of part of the Collateral in and of itself will not restrict, affect or impair the liabilities of the Company and the Guarantor with respect to the Obligations or the Agent's rights or remedies with respect to the foreclosure or enforcement of any other Liens securing the Obligations, to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure.

      20. No franchise, income, sales, gross receipts, profits or other like taxes are payable in the State of California by the Agent or any Lender solely by reason of the transactions described in the Facilities Papers or the interest conveyed or assigned by the Facilities Papers.

      21. Neither the Agent or any Lender is required to qualify as a foreign entity in the State of California or to register or make any filing with or to obtain the consent of any federal or California Governmental Authority in order to make the Loan or to exercise its rights under the Facilities Papers.

      22. The execution and delivery of the Facility Papers, and the performance of the

Company's obligations thereunder, do not require any license, consent, approval, or other action of any court or other governmental authority other than those which have been obtained and remain in full force and effect.

      Please also be advised that the foregoing opinions relate only to the laws of the States of Texas, California and Delaware and applicable federal law and no opinion is to be inferred beyond that stated herein.

      This opinion is rendered to you for your benefit in your capacity as Agent and Custodian, the benefit of you and the other Lenders, participants and Eligible Assignees of any of the Senior Credit Notes and your and their legal counsel in connection with the above transaction and may not be relied upon by any other Person or for any other purpose without our prior written consent. This opinion is rendered as of the date hereof and we hereby disclaim any obligation to advise you or any other party entitled to rely hereon of any change in any matter set forth herein.

                                       Very truly yours,

                                   SCHEDULE LC
                            TO 4/97 CREDIT AGREEMENT

                         The Lenders' Committed Sums and
                             Subline Funding Limits,
                            (in millions of dollars)



====================================================================================================
                                     Subprime
Lender             Committed Sum   Single-family                       Servicing       Recoveries
                                     Warehouse     P&I Advances        Advances         Advances
                                      Subline      Subline Funding      Subline      Subline Funding
                                   Funding Limit       Limit         Funding Limit        Limit
====================================================================================================

 Texas                  45              45             3.375             2.250            1.125
Commerce
----------------------------------------------------------------------------------------------------
  Guaranty              40              40             3.000             2.000            1.000
Federal Bank,
   F.S.B,
----------------------------------------------------------------------------------------------------
 Bank United            35              35             2.625             1.750            0.875
----------------------------------------------------------------------------------------------------
   The First            30              30             2.250             1.500            0.750
National Bank of
    Boston
----------------------------------------------------------------------------------------------------
 Comerica Bank-         25              25             1.875             1.250            0.625
  California
----------------------------------------------------------------------------------------------------
  The Bank of           25              25             1.875             1.250            0.625
    New York
----------------------------------------------------------------------------------------------------
   Aggregate
 Committed Sum         200
----------------------------------------------------------------------------------------------------
   Sublimit                            200            15.000            10.000            5.000
====================================================================================================

                                 SCHEDULE UG-SSF
                            TO 4/97 CREDIT AGREEMENT

             (Summary description of Company Underwriting Guidelines
                   for Subprime Single-family Mortgage Loans)

                                   SCHEDULE QI
                            TO 4/97 CREDIT AGREEMENT

                               APPROVED INVESTORS

Salomon Brothers, Inc.
First Boston
Greenwich Capital Acceptance, Inc.
Greenwich Capital Markets
Prudential
Donaldson Lufkin & Jenrette
Merrill Lynch
Lehman Brothers
AMRESCO Residential Credit Corporation
Fremont Investment & Loan
Household Financial Services, Inc.
ICI Funding Corporation
The CIT Group/Consumer Finance, Inc.
Saxon Mortgage Funding Corp.
Southern Pacific Thrift & Loan Association

                                   SCHEDULE FS
                            TO 4/97 CREDIT AGREEMENT


==========================================================================================
                            Subprime
                          Single-family    P&I Advances      Servicing      Recoveries
                           Warehouse         Subline         Advances     Advances Subline
                            Subline        Funding Share      Subline      Funding Share
Lender                      Funding          fraction         Funding        fraction
                             Share                             Share
                            fraction                         fraction
------------------------------------------------------------------------------------------
Texas Commerce               45/200          3.375/15         2.25/10         1.125/5
------------------------------------------------------------------------------------------
Guaranty Federal Bank,       40/200            3/15            2/10           1.000/5
F.S.B.
------------------------------------------------------------------------------------------
Bank United                  35/200          2.625/15         1.75/10         0.875/5
------------------------------------------------------------------------------------------
The First National           30/200          2.25/15          1.5/10          0.750/5
Bank of Boston
------------------------------------------------------------------------------------------
Comerica Bank-               25/200          1.875/15         1.25/10         0.625/5
California
------------------------------------------------------------------------------------------
The Bank of New York         25/200          1.875/15         1.25/10         0.625/5
------------------------------------------------------------------------------------------
Totals                      200/200           15/15           10/10             5/5
==========================================================================================

                                 SCHEDULE 7.1(b)
                            TO 4/97 CREDIT AGREEMENT


                      List of debts to be excluded from the
                    subordination required by SECTION 7.1(b)



[to be completed by the Company - blank attached to 4/97 Senior Secured Credit Agreement]

                                  SCHEDULE 8.4
                            TO 4/97 CREDIT AGREEMENT


    Summary of material adverse changes and material unrealized losses since the Statement Date, as referred to in SECTION 8.4



[to be completed by the Company - blank attached to 4/97 Senior Secured Credit Agreement]

                                  SCHEDULE 10.1
                            TO 4/97 CREDIT AGREEMENT


                             Contingent Liabilities
                          as of ___________ ___ , 199__


Ameriquest Financial Corporation's (to be renamed Long Beach Mortgage Company) contingent liabilities:

                              SCHEDULE 10.10(c)(3)
                             TO 4/97CREDIT AGREEMENT

Unsecured Debt referred to in SECTION 10.10(c)(3):